AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2005

                      REGISTRATION STATEMENT NO. 333-115548

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 7 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            NOVINT TECHNOLOGIES, INC.

                 (Name of Small Business Issuer in Its Charter)

           Delaware                        3577                  85-0461778
------------------------------- ---------------------------- ------------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                                4109 Bryan Ave NW
                          Albuquerque, New Mexico 87114
                                 (866) 298-4420
        (Address and telephone number of principal executive offices and principal place of business)

                                  Tom Anderson,
                             Chief Executive Officer
                            Novint Technologies, Inc.
                            9620 San Mateo Blvd., NE
                        Albuquerque, New Mexico 87113 USA

                                 (866) 298-4420
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                              Nimish P. Patel, Esq.
                             RICHARDSON & PATEL LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182

              Approximate date of proposed sale to the public: From
                    time to time after the effective date of
                          this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Title of each class of securities       Amount to be             Proposed maximum            Amount of
         to be registered                Registered         aggregate offering price(1)    registration fee
-----------------------------------------------------------------------------------------------------------
Common Stock                             4,794,455             $1.00       $4,794,455          $  607.46
-----------------------------------------------------------------------------------------------------------
Common Stock to be issued upon
exercise of warrants and options         4,330,200             $2.00       $8,660,400          $1,095.47(2)
-----------------------------------------------------------------------------------------------------------
Total                                    9,124,655                                             $1,702.93
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) The Registrant has increased the registration fee in the amount of $23.54 to reflect the registration of an additional 100,000 shares of Common Stock underlying warrants, at a proposed offering price of $2.00 per share, on April 8, 2005.

The registrant hereby amends this registration statement on such date or dates s may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                               DATED ______, 2005

                                   PROSPECTUS

                                [GRAPHIC OMITTED]

                            NOVINT TECHNOLOGIES, INC.

                        9,124,655 shares of Common Stock

This prospectus covers the resale by selling stockholders of up to 9,124,655 shares of our common stock, $0.01 par value. These securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

This is our initial registration of common stock. Our securities are not currently listed on any securities exchange, nor are they quoted on the Over-the-Counter Electronic Bulletin Board.

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD LOSING YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

Prospectus Summary...........................................................  6

Risk Factors.................................................................  7

Use of Proceeds.............................................................. 16

Selling Security Holders..................................................... 16

Plan of Distribution......................................................... 19

Legal Proceedings............................................................ 20

Directors, Executive Officers, Promoters and Control Persons................. 21

Security Ownership of Certain Beneficial Owners and Management............... 22

Description of Securities.................................................... 23

Interest of Named Experts and Counsel........................................ 27

Disclosure of Commission Position of Indemnification for Securities
  Act Liabilities ........................................................... 27

Description of Business...................................................... 27

Management's Discussion and Analysis of Financial Condition and Results of
  Operations................................................................. 36

Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure ...................................................... 39

Description of Property...................................................... 41

Certain Relationships and Related Transactions............................... 41

Market For Common Equity and Related Stockholder Matters..................... 41

Executive Compensation....................................................... 43

Summary Compensation Table................................................... 43

Financial Statements ........................................................ 45

Reports to Security Holders ................................................. 46

Where You Can Find More Information ......................................... 47


                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section. Some of the statements contained in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. The safe harbor provided to companies for forward looking statements by the Private Securities Litigation Reform Act of 1995 does not apply to Novint.

In this prospectus, we refer to Novint Technologies, Inc. as "we," "our," or the "Novint."

OUR COMPANY

We develop, market, and sell applications and technologies that allow people to use their sense of touch to interact with computers. To date, we have not sold any consumer products, but do derive revenue from professional services related to the customized development of "haptics" technologies for commercial applications. The term "haptics" which refers to a person's sense of touch is used to describe this field. Our computer touch technology, which is based on intellectual properties licensed from Sandia National Laboratories, a shareholder of Novint, allows computer users to realistically feel objects displayed by a computer on a monitor in the same way the monitor allows people to see what a computer is displaying. We have released a product, e-Touch sono, for exploring 3D ultrasounds, which allows a parent to actually touch their baby before he/she is even born. This product was chosen by Time Magazine as one of the coolest technologies of 2002. We have sold one e-Touch sono system. To date, we have derived the majority of our revenue developing professional applications for customers such as Aramco, Lockheed Martin, Chevron, Chrysler and Sandia National Laboratories. We are preparing to leverage our computer touch technology to exploit opportunities in the consumer console and PC interactive computer gaming industry. We have not sold any products in either the consumer console or PC interactive computer gaming industry market and we may never do so. We have accumulated deficits of $2,211,586 through December 31, 2003, $4,752,221 through December 31, 2004 and $5,696,331 through March 31, 2005. We have sustained net losses of $990,550 for fiscal year ended December 31, 2003, $2,439,303 for the year ended December 31, 2004 and $937,020 for the quarter ended March 31, 2005.

We maintain our principal offices at 4109 Bryan Ave NW, Albuquerque, New Mexico 87114. Our telephone number at that address is (866) 298-4420. Our website address is www.novint.com. Information provided on our website, however, is not part of this prospectus.

STRATEGIC FINANCING

In February and May 2004, we sold 3,049,000 shares of our Company's common stock for $1.00 per share pursuant to Subscription Applications with accredited investors (the "Investors"). The net proceeds from the sale of the common stock have been used for working capital. In connection with this transaction, we issued to the Investors, warrants to purchase up to 1,524,500 shares of our common stock at any time or from time to time on or before May 5, 2009, as discussed further below. In this prospectus, we refer to the warrants as the Warrants. Hunter World Markets ("Hunter") served as placement agent for the transaction and provided a bridge loan. In consideration for Hunter's services, Hunter received a fee of $304,680 and warrants to purchase 263,500 shares of our common stock with an exercise price of $1.00 per share. Additionally, in consideration for providing the bridge loan, Hunter received interest in the amount of $60,000 and warrants to purchase 500,000 shares of our common stock with an exercise price of $0.50 per share.

The five-year Warrants permit the Investors to purchase up to 1,524,500 shares of our common stock, at any time or from time to time, at an exercise price of $2.00 per share. We may call the Warrants if the closing price for 10 consecutive trading days exceeds 150% of the exercise price.

The Investors have contractually agreed that the Warrants shall not be exercised to the extent such exercise would result in any of the Investors, together with its affiliates, beneficially owning in excess of 4.99% of the number of shares of our common stock outstanding at that time. The Investors may cause this 4.99% limitation to expire by providing us 60 days advance notice of its intention to do so. This 4.99% limitation does not preclude exercise of the Warrants over time, so long as each Investors' beneficial ownership of our common stock, together with its affiliates, does not exceed the limitation amount.

In connection with this financing, we are registering 3,049,000 shares of common stock sold in this financing and 1,524,500 Warrant Shares.

We are also registering 1,745,455 shares of common stock issued and 2,400,800 shares of common stock issuable pursuant to options and warrants issued by us to various employees, investors and service providers of our company in the past 5 years.

In connection with this financing, Mr. Anderson, Mr. Aviles, Mr. Maslow and Manhattan Scientifics agreed to not sell their shares of Novint stock for a period of 1 year after the first day on which shares of Novint common stock is quoted or listed on a trading market. The lock up, however, does not apply to 300,000 shares of Novint stock held by Manhattan Scientifics. Further Manhattan Scientifics may sell up to an additional 200,000 shares subject to share price and volume limitations. As of May 31, 2005, Manhattan Scientifics owns 2,358,110 shares of common stock, Mr. Anderson owns 3,290,118 shares of our common stock and options to purchase 3,500,000 shares of our common stock, Mr. Aviles owns options to purchase 2,182,220 shares of common stock, and Mr. Maslow owns options to purchase 250,000 shares of common stock. All of such shares (and options) are subject to the lock up agreement except for 500,000 shares owned by Manhattan Scientifics, as described above.

THE OFFERING

We are registering 9,124,655 shares of our common stock for sale by the selling security holders identified in this prospectus. The shares included in the table identifying the selling security holders include 4,794,455 shares of our issued common stock plus an additional 4,330,200 shares of common stock that have not yet been, but that may be, issued to designated selling security holders should they exercise their options or warrants. Such shares and options and warrants are comprised of: 3,049,000 shares of our common stock issued to the Investors in the strategic financing, 1,524,500 shares of common stock issuable pursuant to warrants exercisable by the Investors who purchased our common stock in the strategic financing, 1,745,455 shares of common stock issued and 2,400,800 shares of common stock issuable pursuant to options and warrants that were issued to various investors, employees and service providers, and 304,900 shares of common stock underlying an over allotment option granted to the placement agent in connection with the strategic financing.


SUMMARY FINANCIAL & OPERATING INFORMATION

                                                3 MONTHS          12 MONTHS         3 MONTHS          12 MONTHS
                                                  ENDED             ENDED             ENDED             ENDED
                                              MARCH 31, 2005   DECEMBER 31, 2004  MARCH 31, 2004   DECEMBER 31, 2003
                                               (UNAUDITED)        (AUDITED)        (UNAUDITED)        (AUDITED)
                                               -----------        ---------        -----------        ---------
Gross Revenues                                     115,211           312,129            12,856           497,067
Cost of Goods Sold                                  59,411           253,414            16,437           383,701

Gross Profit (Loss)                                 55,800            58,715            (3,581)          113,366

Operating Expenses                               1,008,429         2,309,003           414,212           772,222

Loss From Operations                              (952,629)       (2,250,288)         (417,793)         (658,856)
Other Expenses                                          58           189,015           189,008           331,694

Loss Before Income Tax                            (952,687)       (2,439,303)         (606,801)         (990,550)
Net Loss                                          (952,687)       (2,439,303)         (606,801)         (990,550)
Net Loss available to Common stockholders         (959,777)       (2,540,635)         (688,029)       (1,006,127)
Net Loss Per Share available to common
stockholders                                    $    (0.07)       $    (0.19)       $    (0.06)       $    (0.11)

Selected Balance Sheet Data
Cash and Cash Equivalents                          622,028         1,329,428         1,311,769            32,119
Total Assets                                       993,409         1,696,348         1,568,837           972,376
Current Liabilities                                997,921           872,501           174,580           800,821
Stockholder's Equity                              (258,322)          577,127        (1,394,257)           26,167


                                  RISK FACTORS

An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating we and its business. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Novint. Do not place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this prospectus, including the matters set below. All material risks regarding Novint and an investment in Novint's common stock are disclosed in this Risk Factors section. These risks and uncertainties could cause our actual results to differ materially from those indicated in the forward-looking statements. The safe harbor provided to certain companies by the Private Securities Litigation Reform Act of 1995 for forward looking statements does not apply to Novint.

THE MARKET FOR HAPTICS-ENABLING TECHNOLOGIES AND HAPTICS-ENABLED PRODUCTS IS AT AN EARLY STAGE AND IF MARKET DEMAND DOES NOT DEVELOP, NOVINT MAY NOT ACHIEVE OR SUSTAIN REVENUE GROWTH.

The market for our haptics-enabling technologies, and our licensees' haptics-enabled products is at an early stage. If Novint and its licensees are unable to develop demand for haptics-enabling technologies and haptics-enabled products, we may not achieve or sustain revenue growth. We cannot accurately predict the growth of the markets for these technologies and products, the timing of product introductions or the timing of commercial acceptance of these products.

Even if our haptics-enabling technologies and our licensees' haptics-enabled products are ultimately widely adopted, widespread adoption may take a long time to occur. The timing and amount of royalties and product sales that we receive will depend on whether the products marketed achieve widespread adoption and, if so, how rapidly that adoption occurs. We expect that we will need to pursue extensive and expensive marketing and sales efforts to educate prospective licensees and end users about the uses and benefits of our technologies and to persuade software developers to create software that utilizes our technologies.

CURRENTLY 100% OF OUR REVENUE IS DERIVED FROM A FEW CUSTOMERS AND WE COULD EXPERIENCE SUBSTANTIAL LOSSES IF A SINGLE CUSTOMER STOPS CONDUCTING BUSINESS WITH US.

Currently, 100% of our revenues are derived from a few customers. Until and unless we secure customer relationships with substantially more customers, it is likely that we will experience periods during which we will be highly dependent on a limited number of customers. Dependence on a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. During the year ended December 31, 2003, our revenues were derived from five key customers. During the years ended December 31, 2004 and 2003, our revenues were derived principally from four key customers. The following is a list of customers representing 10% or more of our revenues for the years ended December 31, 2003 and 2004:

                               12/31/03             12/31/04
                               --------             --------
Aramco                         $ 73,552    15%      $ 63,690    20%
Sandia National Laboratories   $149,808    30%      $ 81,145    26%
Lockheed Martin Perry          $ 47,851    10%            --
Deakin University              $133,196    27%            --
Robarts Research                     --             $ 49,625    16%
University of New Mexico             --             $ 47,176    15%

For the quarters ended March 31, 2005 and 2004, Novint's revenues were substantially attributable to a government agency headquartered in New Mexico and several government contractors located in the United States. Following is a summary of Novint's customers with sales over 10%, and the percentage of these sales to total sales for the quarters ended March 31, 2005 and 2004:

                                 March 31, 2005     %    March 31, 2004     %
                                 --------------     --   --------------     --
Sandia National Laboratories         $48,545        42     $    --          --
Lockheed Martin Perry                 32,495        28          --          --
Asylum Research                       27,200        24          --          --
Aramco                                    --        --      12,856         100


WE ANTICIPATE THAT OUR EXPENSES WILL DRAMATICALLY INCREASE TO EXECUTE OUR BUSINESS PLAN. THUS WE MAY EXPERIENCE LOSSES IN THE NEAR FUTURE AND MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY.

Our operating losses were $658,856, $2,250,288 and $936,962, respectively, for the 12 month periods ended December 31, 2003 and 2004, and for the three months ended March 31, 2005. Our accumulated deficit as of December 31, 2003, December 31, 2004 and March 31, 2005 was $2,211,586, $4,752,221 and $5,711,998,
respectively. Our operating expenses totaled $2,309,003 for the 12 month period ended December 31, 2004 and $1,008,429 for the 3 month period ended March 31, 2005, compared to $772,222 for the 12 month period ended December 31, 2003, and $414,212 for the 3 month period ended March 31, 2004. We anticipate that our expenses will dramatically increase as we continue to leverage our computer touch technology and to acquire rights to a new 3D haptics interaction device to exploit opportunities in the consumer console and PC interactive computer gaming industry. If our revenues do not grow significantly or if our operating expenses exceed expectations, we may not achieve or maintain profitability.

OUR HISTORICAL FINANCIAL INFORMATION DOES NOT REFLECT OUR CURRENT PRIMARY BUSINESS STRATEGY FOR ACHIEVING REVENUE GROWTH. HISTORICALLY, OUR PRIMARY BUSINESS IS CONTRACTING FOR THE DEVELOPMENT OF PROFESSIONAL APPLICATIONS OF OUR TECHNOLOGIES FOR OUR CUSTOMERS. HOWEVER, OUR PRIMARY STRATEGY FOR ACHIEVING GROWTH IS DEVELOPMENT OF OUR TECHNOLOGIES FOR COMPUTER GAMING USE.

Historically, we have derived the substantial majority of our revenue from development contracts. For the 3 month periods ended March 31, 2005 and March 31, 2004, 94% and 100%, respectively, of our revenues were from development contracts. For the 12 month periods ended December 31, 2004 and December 31, 2003, 77% and 82%, respectively, of our revenues were from development contracts. While we anticipate that royalty revenue from licensing our technologies and sales of products that we plan to develop will constitute an increasing portion of our revenue, such royalty and sales revenue may not increase and may decrease in the future. Accordingly, we cannot predict our future revenues based on historical financial information.

OUR INDEPENDENT AUDITORS HAVE ISSUED A QUALIFIED REPORT WITH RESPECT TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our accountants have issued a report relating to our audited financial statements which contains a qualification with respect to our ability to continue as a going concern because, among other things, our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities from normal business operations when they come due. For the quarter ended March 31, 2005 and 2004, we had a net loss of $952,687 and $606,801, respectively. For the same periods, we had negative cash flows from operations of $704,046 and $195,698. For the fiscal year ended December 31, 2004 and 2003, we had a net loss of $2,439,303 and $990,550, respectively. For the same periods, we had negative cash flows from operations of $1,020,834 and $208,671, respectively. As of March 31, 2005, our accumulated deficit was $5,711,998. Without additional equity infusion or long term borrowings, there is substantial doubt as to the Company's ability to continue as a going concern.

WE WILL DEPEND ON OUR LICENSEES TO GENERATE ROYALTY REVENUE AND WE MAY NOT BE ABLE TO ATTRACT ANY OR A SUFFICIENT NUMBER OF LICENSEES. WE CURRENTLY DO NOT HAVE ANY LICENSEES.

Our primary business strategy with respect to leveraging our computer touch technology to exploit opportunities in the consumer console and PC interactive computer gaming industry is to license our intellectual property to companies that manufacture and sell haptics-enabled products (both hardware and software). The sale of those products generates royalty revenue for us. For us to be successful, we will have to attract licensees and our licensees must manufacture and distribute haptics-enabled products in a timely fashion and generate consumer demand through marketing and other promotional activities. We many not be able to attract any or a sufficient number of licensees to generate a significant amount of royalty revenue. If we are not able to attract any or a sufficient number of licensees or our licensees fail to stimulate and capitalize upon market demand for products that generate royalties for us, our revenue with respect to that business segment will not grow.

DEMAND FOR PRODUCTS THAT INCORPORATE OUR TECHNOLOGIES ARE GENERALLY SEASONAL AND FAILURE TO DELIVER PRODUCTS TO TAKE ADVANTAGE OF YEAR END HOLIDAY SEASON DEMAND COULD SUBSTANTIALLY IMPACT ROYALTY REVENUE GENERATED, IF ANY, FROM PRODUCTS THAT INCORPORATE OUR TECHNOLOGIES.

Peak demand for products that incorporate our technologies, especially in the gaming market, typically occurs in the third and fourth calendar quarters as a result of increased demand during the year-end holiday season. If our licensees do not succeed in shipping licensed products in a timely fashion or fail to achieve strong sales in the second half of the calendar year, we would not receive related royalty revenue. We do not control or influence the degree to which our licensees promote our technologies or the prices at which they sell products incorporating our technologies. As a result, products incorporating our technologies may not be brought to market, achieve commercial acceptance or generate meaningful royalty revenue for us.

IF INDUSTRY LEADERS DO NOT ADOPT OUR TECHNOLOGIES, IT MAY BE DIFFICULT FOR US TO EXECUTE OUR BUSINESS STRATEGIES AND WE MAY NOT ACHIEVE REVENUE GROWTH.

An important part of our strategy is to penetrate new markets by targeting licensees that are leaders in those markets. This strategy is designed to encourage other participants in those markets to also adopt our technologies. If a high profile industry participant adopts our technologies for one or more of their products but fails to achieve success with those products, other industry participants' perception of our technologies could be adversely affected. Likewise, if a market leader adopts and achieves success with a competing technology, our revenue growth could be limited and other potential licensees may not license our technologies. Finally, if no industry participant adopts our technologies at all, we may not be able to achieve any revenue growth from licensing our technologies.

A SIGNIFICANT PORTION OF OUR INTELLECTUAL PROPERTY RIGHTS IS BASED ON OUR LICENSE FROM SANDIA. FAILURE TO COMPLY WITH THE TERMS OF THE SANDIA LICENSE MAY TERMINATE OR MAKE SUCH LICENSE NONEXCLUSIVE WHICH MAY RESULT IN A MATERIAL NEGATIVE IMPACT ON OUR BUSINESS AND REVENUES.

A significant portion of our intellectual property rights are based on our license from Sandia National Laboratories ("Sandia") which is the holder of our preferred stock. The Sandia license is a 12 year exclusive license for human-computer haptics interfaces. Sandia has the right to reduce our rights granted pursuant to the Sandia license (e.g., make rights non-exclusive) if we breach the provisions of the Sandia license or fail to meet the $30,000 per year minimum royalties set forth in the Sandia license. Failure to comply with such terms of the Sandia license may result in a material negative impact on our business and revenues.

IF WE FAIL TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS OR IF LICENSORS WHO LICENSE INTELLECTUAL PROPERTY RIGHTS TO US FAILS TO PROTECT AND ENFORCE SUCH LICENSORS' INTELLECTUAL PROPERTY RIGHTS, OUR ABILITY TO LICENSE OUR TECHNOLOGIES AND TO GENERATE REVENUES WOULD BE IMPAIRED.

Our business depends on generating revenues by licensing our intellectual property rights and by selling products that incorporate our technologies. In addition, a substantial portion of our intellectual properties are licensed from Sandia, one of our stockholders. If our company or Sandia is not successful in protecting and enforcing their respective intellectual property rights, our ability to obtain future licenses and royalty revenue could be impaired. In addition, if a court limits the scope, declares unenforceable or invalidates any of our or Sandia's intellectual properties, current licensees may refuse to make royalty payments or may themselves choose to challenge one or more of our intellectual property rights. Also it is possible that:

- Sandia's or our patents may not be broad enough to protect our proprietary rights;

- Sandia's or our patents could successfully be challenged by one or more third parties, which could result in our or Sandia's loss of the right to prevent others from exploiting the inventions claimed in those patents;

- current and future competitors may develop alternative technologies that are not covered by Sandia's patents; and

- effective patent protection may not be available in every country in which our licensees do business.

Our company and Sandia also rely on licenses, confidentiality agreements and copyright, trademark and trade secret laws to establish and protect their proprietary rights. It is possible that:

- laws and contractual restrictions may not be sufficient to prevent misappropriation of our or Sandia's technologies or deter others from developing similar technologies;

- "shrinkwrap" and "clickwrap" license agreements upon which we will rely to protect some of our software will not be signed by the user and may not be enforceable under the laws of all jurisdictions;

- other companies may claim common law trademark rights based upon state or foreign laws that precede federal registration of our trademarks;

- current federal laws that prohibit software copying provide only limited protection from software pirates, and effective trademark, copyright and trade secret protection may be unavailable or limited in some foreign countries; and

- policing unauthorized use of our products and trademarks is difficult, expensive and time-consuming, particularly overseas.

IF WE ARE UNABLE TO DEVELOP NEW LICENSE RELATIONSHIPS, OUR REVENUE GROWTH MAY BE LIMITED.

A big part of our projected revenue growth depends on our ability to enter into license arrangements. Particularly with respect to those licenses which involve the implementation of our hardware components or software games, we face numerous risks in obtaining new licenses on terms consistent with our business objectives and in maintaining, expanding and supporting our relationships with our current licensees. These risks include:

- the lengthy and expensive process of building a relationship with potential licensees;

- the fact that we may compete with the internal design teams of potential licensees;

- difficulties in persuading consumer product manufacturers to work with us, to rely on us for critical technology and to disclose to us proprietary product development and other strategies; and

- difficulties in persuading potential licensees to bear development costs to incorporate our technologies into their products.

THE POTENTIAL HIGHER COST OF HAPTICS-ENABLED PRODUCTS MAY INHIBIT OR PREVENT OUR TECHNOLOGIES FROM ACHIEVING MARKET ACCEPTANCE. FAILURE TO ACHIEVE MARKET ACCEPTANCE WILL SIGNIFICANTLY LIMIT OUR REVENUE GROWTH IN OUR COMPUTER GAMING BUSINESS.

Haptics-enabled products are likely to be more expensive to consumers than products that are not Haptic-enabled. The greater expense of products containing our technologies may be a significant barrier to their widespread adoption and success in consumer markets.

COMPETITION IN THE COMPUTER PERIPHERALS MARKET COULD LEAD TO REDUCTIONS IN THE SELLING PRICE OF LICENSED PRODUCTS, WHICH WOULD REDUCE OUR ROYALTY REVENUE.

The computer peripherals market in which some of our licensees may compete is highly competitive and is characterized by rapid technological change, short product life cycles, cyclical market patterns, a trend of declining average selling prices and increasing foreign and domestic competition. We believe that competition among computer peripheral manufacturers will continue to be intense, and that competitive pressures will drive the price of our licensees' products downward. Any reduction in our royalties per unit might not be offset by corresponding increases in unit sales, and our revenue might then decline.

WHILE WE HAVE NOT ENTERED INTO ANY LICENSES THAT GENERATE ROYALTY REVENUE, IF AND WHEN WE DO ENTER INTO SUCH LICENSES, A SMALL NUMBER OF LICENSEES MAY ACCOUNT FOR A LARGE PORTION OF OUR ROYALTY REVENUE.

While we have not entered into any licenses that generate royalty revenue, a significant portion of our royalty revenue may be derived from a small number of licensees. If any of such limited group of licensees fails to achieve anticipated sales volumes, our results of operations may be adversely affected.

OUR TECHNOLOGIES MUST WORK WITH MICROSOFT'S OR OTHER COMPANY'S OPERATING SYSTEM SOFTWARE, THUS OUR COSTS COULD INCREASE AND OUR REVENUES COULD DECLINE IF MICROSOFT OR SUCH OTHER COMPANY MODIFIES THEIR OPERATING SYSTEM SOFTWARE.

Our hardware and software technology must be compatible with operating system software, including Microsoft's or their similar company's entertainment applications programming interface. Any modifications, additions or deletions by Microsoft or another company's operating system could require us to modify our technologies and could cause delays in the release of products by our licensees. If Microsoft or another company modifies their software products in ways that limit the use of our other licensees' products, our costs could be increased and our revenues could decline.

WE WILL DEPEND ON THIRD PARTY MANUFACTURERS TO PRODUCE AND DISTRIBUTE HAPTICS INTERFACE HARDWARE DEVICES. ANY DELAYS IN DELIVERY OF THE HAPTICS INTERFACE HARDWARE DEVICES, QUALITY PROBLEMS OR COST INCREASES WITH RESPECT TO SUCH MANUFACTURERS COULD CAUSE US TO LOSE CUSTOMERS AND COULD ADVERSELY AFFECT OUR REVENUE FROM OUR GAMING BUSINESS.

We will depend on third party manufacturers to produce and distribute haptics interface hardware devices such as game controllers. We will have limited control over delivery schedules, quality assurance, manufacturing capacity, yields, costs and misappropriation of our intellectual property. Any delays in delivery of the haptics interface hardware devices, quality problems or cost increases could cause us to lose customers and could adversely affect our relationships with our licensees.

IF WE ARE UNABLE TO IMPROVE, AND REDUCE THE COST OF, OUR TECHNOLOGIES, COMPANIES MAY NOT INCORPORATE OUR TECHNOLOGIES INTO THEIR PRODUCTS AND OUR REVENUE GROWTH MAY BE IMPAIRED.

Our success will depend on our ability to improve, and reduce the cost of, our technologies and to introduce these technologies to the marketplace in a timely and cost effective manner. If our development efforts are not successful or are significantly delayed, companies may not incorporate our technologies into their products and our revenue growth may be impaired.

WE MAY BECOME INVOLVED IN COSTLY AND TIME CONSUMING LITIGATION OVER PROPRIETARY RIGHTS WHICH MAY DELAY BRINGING PRODUCTS INCORPORATING OUR TECHNOLOGIES TO MARKET AND ADVERSELY AFFECTING OUR REVENUE FROM OUR GAMING BUSINESS.

We attempt to avoid infringing known proprietary rights of third parties. We have not, however, conducted and do not conduct comprehensive patent searches to determine whether aspects of our technology infringe patents held by third parties. Third parties may hold, or may in the future be issued, patents that could be infringed by our products or technologies. Any of these third parties might make a claim of infringement against us with respect to our products and technologies. In November 2000, we received a letter from Immersion Corporation, a competitor public company which has significantly greater financial resources than we do, asserting that some of our technologies, or those of our licensees, may infringe their intellectual property rights. Although this matter has not resulted in litigation to date, any of these notices, or additional notices that we could receive in the future from this or other companies, could lead to litigation. We might also elect to enforce our intellectual property rights against third parties, which could result in litigation.

Any intellectual property litigation, whether brought by us or by others, could result in the expenditure of significant financial resources and the diversion of management's time and efforts. In addition, litigation in which we are accused of infringement may cause product shipment delays, require us to develop non-infringing technology or require us to enter into royalty or license agreements even before the issue of infringement has been decided on the merits. If any litigation were not resolved in our favor, we could become subject to substantial damage claims from third parties and indemnification claims from our licensees. Our company and/or our licensee could be enjoined from the continued use of the technology at issue without a royalty or license agreement. Royalty or license agreements, if required, might not be available on acceptable terms, or at all. If a successful claim of infringement were made against us and we could not develop non-infringing technology or license the infringed or similar technology on a timely and cost-effective basis, our expenses would increase and our revenues could decrease.

COMPETITION FROM PRODUCTS THAT DO NOT INCORPORATE OUR TECHNOLOGIES COULD LIMIT OUR REVENUES OR CAUSE OUR REVENUES TO DECLINE.

Our licensees may seek to develop products that are based on alternative technologies that do not require a license under our intellectual property. The haptics field was not invented by us and has a substantial history of prior art. Several companies currently market haptics enabled products. These or other potential competitors may have significantly greater financial, technical and marketing resources. If existing or potential licensees do not license technology or intellectual property from us, our revenue growth could be limited or revenues could decline.

WE MIGHT BE UNABLE TO RECRUIT OR RETAIN NECESSARY PERSONNEL, WHICH COULD SLOW THE DEVELOPMENT AND DEPLOYMENT OF OUR TECHNOLOGIES.

Our future success and ability to sustain our revenue growth depend upon the continued service of our executive officers and other key personnel and upon hiring additional key personnel. We intend to hire additional sales, support, marketing and research and development personnel in calendar year 2004 and 2005. Competition for these individuals are intense, and we may not be able to attract, assimilate or retain additional highly qualified personnel in the future. In addition, our technologies are complex and we rely upon the continued service of our existing engineering personnel to support licensees, enhance existing technology and develop new technologies.

WE PROJECT RAPID GROWTH AND CHANGE IN OUR BUSINESS, AND OUR FAILURE TO MANAGE THIS COULD HARM OUR BUSINESS AND NEGATIVELY AFFECT OUR STRATEGY OF STARTING AND GROWING OUR GAMING BUSINESS.

Any future periods of rapid growth may place significant strains on our managerial, financial, engineering and other resources. The rate of any future expansion, in combination with our complex technologies, may demand an unusually high level of managerial effectiveness in anticipating, planning, coordinating and meeting our operational needs as well as the needs of our licensees.

PRODUCT LIABILITY CLAIMS, INCLUDING CLAIMS RELATING TO ALLEGED REPETITIVE STRESS INJURIES, COULD BE TIME-CONSUMING AND COSTLY TO DEFEND, AND COULD EXPOSE US TO LOSS.

Claims that consumer products have flaws or other defects that lead to personal or other injury are common in the computer peripherals industry. In particular, manufacturers of peripheral products, such as computer mice, have in the past been subject to claims alleging that use of their products has caused or contributed to various types of repetitive stress injuries, including carpal tunnel syndrome. We have not experienced any product liability claims to date. Although we seek to limit our exposure to product liability claims by using certain provisions in licensing agreements, existing or future laws or unfavorable judicial decisions could limit or invalidate such provisions. If products sold by us or by our licensees cause personal injury, financial loss or other injury to us or our licensees' customers, the customers, or our licensees, may seek damages or other recovery from us. These claims would be time-consuming and expensive to defend, distracting to management and could result in substantial damages. In addition, the assertion of these claims, even if unsuccessful, could damage our reputation or that of our licensees or their products. This damage could limit the market for our licensees' haptics-enabled products and harm our results of operations.

IF WE FAIL TO DEVELOP NEW OR ENHANCED TECHNOLOGIES FOR NEW COMPUTER APPLICATIONS AND PLATFORMS, PRODUCTS THAT USE OUR TECHNOLOGIES MAY BE ACCEPTED BY CONSUMERS OR OUR CUSTOMERS AND OUR RESULTS OF OPERATIONS MIGHT BE HARMED.

We expect to develop new or enhanced technologies and to license technologies for new applications and new platforms. These initiatives may not be favorably received by consumers and could damage our reputation or our brand. Expanding our technology could also require significant additional expenses and strain our management, financial and operational resources. The lack of market acceptance of these efforts or our inability to generate additional revenues sufficient to offset the associated costs could harm our results of operations.

FUTURE ACQUISITIONS MIGHT DILUTE STOCKHOLDER VALUE, DIVERT MANAGEMENT ATTENTION OR CAUSE INTEGRATION PROBLEMS.

As part of our business strategy, we have in the past acquired, and might in the future acquire, businesses or intellectual property that we feel could complement our business, enhance our technical capabilities or increase our intellectual property portfolio. If we consummate acquisitions through an exchange of our securities, our stockholders could suffer significant dilution. Acquisitions could create risks for us, including:

- unanticipated costs associated with the acquisitions;

- use of substantial portions of our available cash, including the proceeds of this Offering, to consummate the acquisitions;

- diversion of management's attention from other business concerns; and

- difficulties in assimilation of acquired personnel or operations.

Any future acquisitions, even if successfully completed, might not generate any additional revenue or provide any benefit to our business.

WE ANTICIPATE RAISING ADDITIONAL CAPITAL IN THE FUTURE. FAILURE TO RAISE SUFFICIENT CAPITAL WILL LIMIT OUR ABILITY TO OPERATE AND EXPAND OUR BUSINESS.

We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to carry out our business strategy. We cannot be certain that any financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to expand our business. Additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants. Moreover, strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

OUR EXECUTIVE OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS HAVE SIGNIFICANT CONTROL OVER US, WHICH MAY LEAD TO CONFLICTS WITH OTHER STOCKHOLDERS OVER CORPORATE GOVERNANCE MATTERS.

Our current directors, officers and more than 10% stockholders will, as a group, beneficially own approximately 68.20% of our outstanding common stock. Acting together, these stockholders would be able to significantly influence all matters that our stockholders vote upon, including the election of directors and mergers or other business combinations.

In addition, two major shareholders of Novint, Manhattan Scientifics and Tom Anderson, are both contractually obligated pursuant to a shareholder's agreement to vote their shares to retain Novint's current board members as Novint's board of directors and such directors may elect another director without stockholder approval. Tom Anderson is also the CEO of Novint and Marvin Maslow, a director of Novint, is the CEO of Manhattan Scientifics. As a result, these controlling shareholders will be able to significantly influence decisions affecting Novint's operations and capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of Novint's other stockholders to approve transactions that they may deem to be in their best interest such as the sale or other disposition of Novint's products or businesses to another entity.

Provisions in our Delaware certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

A SUBSTANTIAL PORTION OF OUR BUSINESS STRATEGY IS TO DEVELOP HAPTICS ENABLED DEVICES FOR USE IN THE COMPUTING GAMING INDUSTRY AND TO DEVELOP OUR OWN INTERACTIVE COMPUTER GAMING PRODUCTS WHICH INCORPORATES OUR TECHNOLOGIES. SUCH INDUSTRY IS HIGHLY VOLATILE AND COMPETITIVE.

The interactive computer gaming industry has historically been a volatile and highly dynamic industry affected by changing technology, limited hardware platform life cycles, hit products, competition, component supplies, seasonality, consumer spending and other economic trends. Such industry is also intensely competitive. Interactive computer gaming products typically have life spans of only 3 to 12 months. In addition, the market is crowded with a large number of titles competing for limited shelf space at retail. Our future success will depend in large part on companies that will develop games requiring the use of our technologies to develop and introduce new competitive products on a timely basis and to get those products distributed widely at retail. To compete successfully, new products must adapt to new hardware platforms and emerging industry standards, provide additional functionality and be successfully distributed in numerous changing worldwide markets. If our company or companies that will develop games requiring the use of our technologies were unable, due to resource constraints or technological or other reasons, to successfully develop and distribute such products in a timely manner, this inability would have a material adverse effect on our operating results and our financial condition.

DEVELOPMENT OF SUCCESSFUL INTERACTIVE COMPUTER GAMING PRODUCTS IS HIGHLY UNPREDICTABLE AND COMPLEX AND IS SUBJECT TO PLATFORM CHANGES. FAILURE TO MANAGE THE DEVELOPMENT OF SUCH GAMING PRODUCTS OR TO ANTICIPATE SUCH PLATFORM CHANGES MAY SIGNIFICANTLY IMPACT OUR REVENUE GROWTH FROM OUR GAMING BUSINESS.

Product development schedules are difficult to predict because they involve creative processes, use of new development tools for new platforms and the learning process, research and experimentation associated with development for new technologies. Products frequently include a large amount of content and are complex, time-consuming and costly to develop. A large portion of the interactive computer games that we will produce or that will use our technologies are designed to be played on proprietary video game platforms such as the PlayStation2, Nintendo Gamecube and Microsoft's Xbox. The success of our products is significantly affected by market acceptance of the new video game hardware systems and the life span of older hardware platforms, and our ability to accurately predict these factors with respect to each platform. In many cases, we will have expended a large amount of development and marketing resources on products designed for new video game systems that have not yet achieved large installed bases or will have continued product development for older hardware platforms that may have shorter life cycles than we expected. Conversely, if we did not choose to develop for a platform that achieves significant market acceptance, or discontinues development for a platform that has a longer life cycle than expected, our revenue growth may be adversely affected.

SUCCESS OF INTERACTIVE COMPUTER GAMES ARE INCREASINGLY HITS DRIVEN, THE MARKET FOR SUCH GAMES IS HIGHLY UNPREDICTABLE AND DEVELOPMENT OF NEW CONTENT IS INHERENTLY RISKY AND EXPENSIVE.

Interactive computer games have become increasingly "hits" driven. Additional marketing and advertising funds are required to drive and support "hit" products, particularly television advertising. There can be no assurance that we will be able to produce "hit" titles, or that advertising for any product will increase sales sufficiently to recoup those advertising expenses. Whether games will become hits are highly dependent on consumer tastes and moods and are highly unpredictable. Development of new content is inherently risky and expensive. We cannot assure that products will be developed on time, in a cost effective manner, or that they will be commercially successful.

THE INTERACTIVE COMPUTER GAMING INDUSTRY IS CYCLICAL, AND WE MAY FAIL TO ANTICIPATE CHANGING CONSUMER PREFERENCES.

A substantial portion of our business will depend on our success in the interactive computer gaming industry which is cyclical and our ability to anticipate changing consumer preferences. The interactive computer gaming industry has historically been cyclical in nature and has been characterized by periods of significant growth followed by rapid declines. Our success will depend on numerous factors beyond our control, including:

- the popularity, price and timing of new software and hardware platforms being released and distributed by us and our competitors;

- international, national and regional economic conditions, particularly economic conditions adversely affecting discretionary consumer spending;

- changes in consumer demographics;

- the availability of other forms of entertainment; and

- critical reviews and public tastes and preferences, all of which change rapidly and cannot be predicted.

In order to plan for acquisition and promotional activities, we will be required to anticipate and respond to rapid changes in consumer tastes and preferences. A decline in the popularity of interactive computer games or particular platforms could cause potential sales to be very low. The period of time necessary to develop new game titles, obtain approvals of manufacturers and produce CD-ROMs or game cartridges is unpredictable. During this period, consumer appeal of a particular title may decrease, causing projected sales to decline.

OBTAINING A LICENSE FROM HARDWARE MANUFACTURERS WILL BE REQUIRED TO PUBLISH ANY INTERACTIVE COMPUTER GAME TITLES. WE HAVE NOT OBTAINED SUCH LICENSE AND MAY NOT BE ABLE TO OBTAIN SUCH LICENSE ON ACCEPTABLE TERMS, OR AT ALL.

We will be required to obtain a license to develop and publish titles for each hardware platform for which we will develop and publish titles. Hardware manufacturers, including Sony (PlayStation and PlayStation2), Nintendo (Game Boy Color, Game Boy Advance and GameCube) and Microsoft (Xbox) require that we obtain approval for the publication of new games. Such manufactures are large companies with substantial financial resources and will be able to impose a very manufacturer favored agreement. We cannot assure that we will be able to obtain such licenses on acceptable terms, or at all.

OUR OFFICERS, DIRECTORS AND EMPLOYEES HAVE NO EXPERIENCE IN THE INTERACTIVE COMPUTER GAMING INDUSTRY AND MAY NOT BE ABLE TO OPERATE THIS BUSINESS EFFECTIVELY. FAILURE TO OPERATE OUR COMPUTER GAMING BUSINESS WILL SIGNIFICANTLY EFFECT OUR REVENUE GROWTH AND RESULTS OF OPERATIONS.

Offering and developing interactive computer games is a substantial departure from our current business of offering product development services and limited sales of haptics devices. Our officers, directors and employees have no experience in developing, producing, pricing, marketing, selling, or distributing interactive computer games and will rely on its ability to employ persons that have such experience to carry out its business strategy with respect to developing interactive computer games. Because of our inexperience in this area, we may not be effective in achieving success that may otherwise be attainable by more experience.

WE MAY BE UNABLE TO INCREASE SALES OF OUR E-TOUCH SONO PRODUCT IF, AS A RESULT OF THE CURRENT ECONOMIC SLOWDOWN OR OTHER FACTORS, MEDICAL INSTITUTIONS DO NOT BUDGET FOR SUCH DEVICES.

Our e-Touch sono product is new and, as a result, many medical institutions do not budget for such devices. To increase sales of our e-Touch sono, we must, in addition to convincing medical institution personnel of the utility of the devices, persuade them to include a significant expenditure for the devices in their budgets. If these medical institutions are unwilling to budget for such devices or reduce their budgets as a result of the economic slowdown, cost-containment pressures or other factors, we may not be able to increase sales of its e-Touch sono product at a satisfactory rate. If we are unable to increase sales of our e-Touch sono product, our results of operations and financial condition may be adversely affected.

REDUCED SPENDING BY CORPORATE RESEARCH AND DEVELOPMENT DEPARTMENTS MAY ADVERSELY AFFECT SALES OF OUR PROFESSIONAL APPLICATIONS BUSINESS.

To date, we have derived the majority of our revenues developing professional applications for customers such as Aramco, Lockheed Martin, Chevron, Chrysler and Sandia. We believe that the current economic downturn has led to a reduction in such corporations' budgets for research and development in several sectors, including the automotive and aerospace sectors, which use our services and products. Sales of our services and products may be adversely affected by these cuts in corporate research and development budgets.

LEGISLATIVE ACTIONS, HIGHER INSURANCE COST AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs. In addition, insurers are likely to increase premiums as a result of high claims rates over the past year, which we expect will increase our premiums for insurance policies. Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

THE MARKET FOR OUR COMMON STOCK, EVEN IF REGISTERED UNDER THE SECURITIES ACT, MAY NOT BE LIQUID.

Even if our common stock is registered under the Securities Act, it may be thinly traded compared to larger more widely known companies. Thinly traded common stock can be more volatile than stock trading in an active public market. We cannot predict the extent to which an active public market for its common stock will develop or be sustained. Further, there is no assurance that our common stock may be listed on any stock exchange or even qualify to be quoted on the over-the-counter bulletin board. Failure to do so may make it very difficult to sell our common stock.

OUR EXTERNAL AUDITORS HAVE DETERMINED THAT A MATERIAL WEAKNESS RELATED TO OUR INTERNAL CONTROLS AND PROCEDURES EXISTS, WHICH COULD ADVERSELY IMPACT THE ACCURACY AND TIMELINESS OF OUR FUTURE REPORTS AND FILINGS AND COULD AFFECT THE CONCLUSIONS REACHED IN ASSESSMENTS CONDUCTED PURSUANT TO SECTION 404(A) OF THE SARBANES-OXLEY ACT OF 2002.

Our independent registered public accounting firm, Grant Thornton LLP, has determined that certain material weaknesses related to our internal controls and procedures exist related to the financial reporting process at December 31, 2004 and through the date of their opinion. The following matters led to a material weakness over the financial reporting process: (1) lack of information flow between the Company and its external controller (outside CPA) regarding complex contract and equity transactions, which led to a number of adjusting journal entries and additional disclosures to correct Novint's year-end financial statements; and (2) complexity of today's accounting and regulatory environment, which could impact the quality of the Company's financial statements under US GAAP given the number of accounting pronouncements issued and potentially impacting the Company, the number of equity transactions, the scrutiny of the SEC over public companies, the in-house bookkeeper and outside CPA having limited SEC experience and the lack of research tools for the in-house bookkeeper to stay informed of changes in the accounting and regulatory environment. Management's steps to remediate the reasons underlying the material weakness include: (1) management's review of its accounts monthly, to include review all financial transactions for appropriate classification within the Company's general ledger; (2) outside CPA analyzes the Company's accounts quarterly and is working more closely with the Company to facilitate financial reporting requirements and information flow; (3) quarterly interim financials are being reviewed by the outside CPA experienced in preparing financial statements in accordance with US GAAP; (4) outside CPA has provided training to the in-house bookkeeper regarding recording original entries in accordance with US GAAP; and (5) Novint continues to work with the outside CPA to address financial accounting and reporting issues as well as the development of formal policies and procedures. Management believes that these steps are appropriate to improve the design and operating effectiveness of the Company's internal controls due to the size of the Company and limited number of transactions. Management expects that these issues will be fully addressed by December 31, 2005. While we are taking immediate steps to remediate the identified material weaknesses, there can be no assurance that we will be able to do so in a timely manner, which could adversely impact the accuracy and timeliness of future reports and filings made by us pursuant to the Securities Exchange Act of 1934. In addition, for our fiscal year 2006 audit, we must comply with Section 404(a) of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and an attestation to and assessment of our internal controls over financial reporting by our independent registered public accounting firm. In light of the material weakness identified by management and our independent public accounting firm, there can be no assurance that we or our independent registered public accounting firm will conclude our internal controls over financial reporting are effective. While we are implementing steps to ensure the effectiveness of our internal controls over financial reporting, failure to achieve such effectiveness could have a material adverse effect on our business.

Any failure to remediate the material weaknesses reported by our independent registered public accounting firm or to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations, subject us to increased risk of errors and fraud related to our financial statements or result in material misstatements in our financial statements. Any such failure also could adversely affect the results of the periodic management evaluations and annual independent certified public accountant attestation reports regarding the effectiveness of our "internal control over financial reporting" that will be required when the Securities and Exchange Commission's rules under Section 404 of the Sarbanes-Oxley Act of 2002 become applicable to us. Inadequate internal controls could expose the officers and directors of Novint to securities laws violations and also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Details concerning weaknesses in our internal controls and procedures, as well as our efforts to remediate such weaknesses, are set forth under "CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE" in the Section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holders. Should the selling security holders holding warrants choose, in their sole discretion, to exercise any of their warrants, we would receive the proceeds from the exercise price. We intend to use the proceeds from the exercise of warrants by the selling security holders for working capital and general corporate purposes.

USE OF PROCEEDS FROM PRIVATE OFFERING AND WARRANT EXERCISE (IF ANY):

The use of the net proceeds from the private offering with respect to the shares to be sold by the selling security holders and the net proceeds from the exercise of the Warrants issued in the private offering (assuming all such Warrants will be exercised) are allocated as follows:

                                            Private Offering   Warrant Exercise
                                                Proceeds       Proceeds, if any
                                                --------       ----------------
Offering Expenses                             $   610,000
Compensation Expenses*                        $   550,000        $   500,000
Software Developer, Engineers
  & Game Development**                        $   940,000        $ 1,000,000
Marketing                                     $    50,000        $   750,000
Acquisition & Development of Hardware         $   500,000        $   500,000
Capital Expenditures                          $    50,000
General & Administrative Expenses***          $   349,000        $   299,000
                                              -----------        -----------
Total:                                        $ 3,049,000        $ 3,049,000


To the extent that less than 100% of the Warrants are exercised, we will allocate the use of exercise proceeds consistently with the above table, and on a percentage basis, as follows: Compensation Expenses, 16.4%; Software Developer, Engineers & game Development, 32.8%; Marketing, 24.6%; Acquisition & Development of Hardware, 16.4%; General & Administrative Expenses, 9.8%. This table reflects the exercise of the Warrants exercisable for $2.00 per share issued in connection with the financing transaction described under the "Offering" and issued to our investors. We may receive up to an additional $1,168,400 dollars if the other warrants included in this prospectus are all exercised for cash. The proceeds of any cash exercises of warrants will be applied in the same percentages, and to the same uses, as set forth in the above table. We do not anticipate receiving cash upon the exercise of any options included in this prospectus since such options contain a cashless exercise feature and we anticipate that all such options will be exercised on a cashless basis.

* $194,000 was allocated as compensation to the CEO, Tom Anderson, $194,000 was allocated as compensation to the CTO, $97,000 was allocated to Mr. Maslow, a director of the Novint for investors relations work and $65,000 was allocated as compensation to the head Novint's professional applications business. Note these amounts are for more than one year's compensation.

**$940,000 includes compensation for approximately 7 technical employees at a rate of $120,000 each, which accounts for $840,000, plus an additional $100,000 of game related expenses such as modeling, animation, music, sound, etc. all of which is related to the costs of Software Developer, Engineers & Game Development.

*** G&A includes approximately $75,000 for administrative staff, $170,000 for accounting/legal, $40,000 for travel and $64,000 office operations.

                            SELLING SECURITY HOLDERS

The following table provides certain information with respect to the selling security holders' beneficial ownership of our securities as of the date of this prospectus. The selling security holders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus. None of the selling security holders are or were affiliated with registered broker-dealers.

                                                                                       NUMBER OF SHARES BENEFICIALLY
                                                                                           OWNED AFTER OFFERING (2)
                                   NUMBER OF SHARES                                    -----------------------------
                              BENEFICIALLY OWNED BEFORE      NUMBER OF SHARES         NUMBER OF
         NAME                        OFFERING (1)             BEING OFFERED             SHARES         PERCENTAGE
         ----                        ------------             -------------             ------         ----------
Absolute Return Europe Fund           1,125,000 (3)              750,000               375,000             1.7
European Catalyst Fund Ltd.           1,125,000 (4)              375,000               750,000             3.4
RAB Special Situations L.P.           1,404,000 (5)            1,404,000                     0               0
Concorde Bank Limited                    75,000 (6)               75,000                     0               0
Motus Management S.A.                   150,000 (7)              150,000                     0               0
Alan Schram                              37,500 (8)               37,500                     0               0
Frederick Manlunas                       41,250 (9)               41,250                     0               0
Craig Noell                               7,500 (10)               7,500                     0               0
Duane Stullich                           11,250 (11)              11,250                     0               0


                                                                                     NUMBER OF SHARES BENEFICIALLY
                                                                                         OWNED AFTER OFFERING (2)
                                   NUMBER OF SHARES                                  -----------------------------
                              BENEFICIALLY OWNED BEFORE     NUMBER OF SHARES         NUMBER OF
         NAME                        OFFERING (1)            BEING OFFERED            SHARES         PERCENTAGE
         ----                        ------------            -------------            ------         ----------
Daniel S. Conway                       30,000 (12)              30,000                      0             0
Nishen Radia                            7,500 (13)               7,500                      0             0
Gayle C. Pomerantz                     37,500 (14)              37,500                      0             0
Spencer Stuart Management Ltd          75,000 (15)              75,000                      0             0
Victor Ho                              67,500 (16)              67,500                      0             0
Bennett Group Arizona LLC              45,152 (17)              30,000                 15,152             *
Rose M. and Joseph S. Bruglio          75,000 (18)              75,000                      0             0
Todd and Nancy Gillenwater             37,500 (19)              37,500                      0             0
Joseph W. and Corinne M. Kliegl       150,000 (20)             150,000                      0             0
Edward and Martin Santangelo          150,000 (21)             150,000                      0             0
Chad R. Worthington                     7,500 (22)               7,500                      0             0
Sandia Corporation                    517,300 (23)             487,300                 30,000             0
Bill Anderson                         176,440 (24)              15,000                161,440             *
Tom Anderson                        6,790,118 (25)             500,000              6,290,118         28.1%
Jan Arnett                            757,576                  757,576                      0             0
Richard Aviles                        380,365 (26)              15,000                365,365          1.6%
Walt Aviles                         2,182,220 (27)              15,000              2,167,220          9.7%
Scott L. Bach                          50,152 (42)              15,000                 35,152             *
Ed Barsis                             118,867 (28)              15,000                103,867             *
Nick Brown                            382,166 (29)              15,000                367,166             *
Corporate Advisors Group              300,000 (30)             300,000                      0             0
Gerald Grafe                           87,879                   15,000                 72,879              *
Jack Harrod                           250,000                  250,000                      0             0
Allan Hisey                            76,853                   15,000                 61,852             *
Hunter World Markets, Inc.            558,400 (31)             558,400                      0             0
Jake Jones                            102,225 (32)              15,000                 87,225             *
Loman International SA                100,000 (40)             100,000                      0             0
Manhattan Scientifics               2,358,110 (41)             500,000              1,858,110          11.0%
Sheila Pounds                          25,000 (33)              15,000                 10,000             *
Richardson & Patel LLP                437,879 (34)             437,879                      0             0
PFK Acquisition Co I, LLC             300,000 (35)             150,000                150,000             *
PFK Acquisition Co II LLC             300,000 (36)             150,000                150,000             *
Howard Zuker                           52,500 (37)              52,500                      0             0
Todd M. Ficeto                        250,000 (38)             250,000                      0             0
John M. Alderson                      250,000 (39)             250,000                      0             0
Chad Lupia                              5,000 (43)               5,000                      0             0
Jihyun Joe Kim                          5,000 (44)               5,000                      0             0
CFSB LLC                              702,000 (45)             702,000                      0             0


TOTAL:                             22,175,201                9,124,655
* Indicates less than 1%.

(1) The number and percentage of share beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2) Assumes that all shares registered will be resold by the Selling Security Holders after this offering.

(3) Includes up to 250,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. Also includes 375,000 owned by European Catalyst Fund Ltd. The individual person who has or share the power to vote and/or dispose of these securities is Darius Parsi.

(4) Includes up to 125,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. Also includes 750,000 owned by Absolute Return Europe Fund. The individual person who has or share the power to vote and/or dispose of these securities is Darius Parsi.

(5) The individual person who has or shares the power to vote and/or dispose of these securities is W.P.S. Richards.

(6) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is A. Marina Corbin.

(7) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is Robert Lucindni.

(8) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(9) Includes up to 13,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(10) Includes up to 2,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(11) Includes up to 3,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(12) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(13) Includes up to 2,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(14) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise prices of $2.00 per share of common stock.

(15) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is David Daniel, CEO of Spencer Stuart Management Ltd.

(16) Includes up to 22,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(17) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. The individual person who has or shares the power to vote and/or dispose of these securities is Richard Bennett.

(18) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(19) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(20) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(21) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(22) Includes up to 2,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(23) Includes up to 447,300 shares of common stock to be issued upon the conversion of 4,000 shares of preferred stock. The individual person who has or shares the power to vote and/or dispose of these securities is David Goldheim, Director of Corporate Business Development and Partnerships.

(24) Includes up to 101,440 shares of common stock to be issued upon the exercise of options at exercise prices of $0.01 per share of common stock and up to 75,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.66 per share of common stock.

(25) Includes up to 3,000,000 shares of common stock to be issued upon the exercise of options at an exercise price of $0.05 per share of common stock and up to 500,000 shares of common stock to be issued upon the exercise of options at an exercise price of $0.66 per share of common stock. Mr. Anderson is the CEO and director of Novint.

(26) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.05 per share of common stock.

(27) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.01 per share of common stock. Mr. Aviles is the Chief Technical Officer of Novint.

(28) Mr. Barsis is a director of Novint.

(29) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.05 per share of common stock.

(30) Includes up to 200,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.00 per share of common stock. The individual person who has or shares the power to vote and/or dispose of these securities is Raj Nair.

(31) Includes up to 253,500 shares of common stock to be issued upon the exercise of a warrant at exercise prices of $1.00 per share of common stock and up to 304,900 shares of common stock to be issued upon the exercise of an overallotment option at an exercise price of $1.00 per share of common stock. The individual person who has or shares the power to vote and/or dispose of these securities is Todd Ficeto. Hunter World Markets is a licensed broker-dealer and is an "underwriter" within the meaning of the Securities Act in connection with sales of Novint securities under this prospectus.

(32) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.01 per share of common stock.

(33) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.01 per share of common stock.

(34) Includes up to 300,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.00 per share. The individual person who has or shares the power to vote and/or dispose of these securities is Nimish Patel. Richardson & Patel LLP is Novint's general counsel. The warrant exercisable for 300,000 shares originally contained an exercise price of $.50 per share but was amended to reflect an exercise price of $.25 per share in connection with a fee agreement between the Company and Richardson & Patel LLP entered into on March 22, 2005. The warrant for 100,000 shares exercisable at $1.00 was also issued under the fee agreement.

(35) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. Includes 150,000 shares owned by PFK Acquisition Co. II LLC. The individual person who has or shares the power to vote and/or dispose of these securities is Paul Klapper.

(36) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. Includes 150,000 shares owned by PFK Acquisition Co. I LLC. The individual person who has or shares the power to vote and/or dispose of these securities is Paul Klapper.

(37) Includes up to 17,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(38) Includes up to 250,000 shares of common stock to be issued upon the exercise of a warrant. The warrant initially had an exercise price of $0.50 per share of common stock, but the warrant was amended in May 2005 to adjust the price to $0.25 per share in consideration of certain services provided by Mr, Ficeto. Todd Ficeto is the President of Hunter World Markets.

(39) Includes up to 250,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock.

(40) The individual person who has or shares the power to vote and/or dispose of these securities is Adam Kravitz.

(41) The individual person who has or shares the power to vote and/or dispose of these securities is Mr. Marvin Maslow. Mr. Maslow, a director of Novint is also the CEO of Manhattan Scientifics.

(42) Mr. Bach was a director of Novint.

(43) Includes up to 5,000 shares of common stock to be issued upon the exercise of a warrant at exercise prices of $1.00 per share of common stock.

(44) Includes up to 5,000 shares of common stock to be issued upon the exercise of a warrant at exercise prices of $1.00 per share of common stock.

(45) Includes 702,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. The warrant was transferred by RAB Special Situations LP, another selling shareholder in this offering, to CFSB LLC. CFSB LLC is the custodial bank of RAB Special Situations LP. There is no shared voting or dispositive power over the warrant. Mr. Joseph Jayraj exercises voting power and power to dispose the warrant held by CFSB LLC.

                              PLAN OF DISTRIBUTION

Each selling security holder is free to offer and sell his or her common stock at such times, in such manner and at such prices as he or she may determine. As used in this prospectus, "Selling Security Holders" includes the pledges, donees, transferees or others who may later hold the selling security holders' interests in our common stock. We will pay the costs and fees of registering the common stock, but each selling security holders will pay their own brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling security holders, except in the event that a selling security holder exercises any warrants. Although the selling security holders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

The selling security holders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of Novint common stock is not listed on any stock exchange or quoted on any quotation service, included, but not limited to NASDAQ or the Over the Counter Bulletin Board. There is no guarantee that the shares of Novint common stock will ever be listed or quoted on any stock exchange, market or trading facility. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately negotiated transactions;

o settlement of short sales

o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

o a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

o any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

In the event broker-dealers purchase shares offered as principal and resell those shares, Novint will file a prospectus supplement identifying these brokers-dealers as new selling stockholders and indemnifying them as underwriters.

We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                LEGAL PROCEEDINGS

Novint is not presently a party to any pending or threatened legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages, and positions of our directors and officers.

      Name      Age              Position Held            Officer/Director since
      ----      ---              -------------            ----------------------
Tom Anderson    30    Chief Executive Officer, President,          2000
                      Acting Chief Financial Officer,
                      Chairman of the Board and Director
Walter Aviles   44    Chief Technical Officer                      2001
Marvin Maslow   67    Director                                     2000
Ed Barsis       63    Director                                     2000


The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs other than a shareholders agreement between Manhattan Scientifics, Tom Anderson and Novint whereby the parties agree: (i) to elect Tom Anderson and Marvin Maslow as directors; (ii) that Manhattan Scientifics will have the right to elect 2 board members; (iii) the fifth director shall be selected by the other 4 directors; (iv) to vote their shares in Novint to maintain the ratio of ownership percentages in Novint owned by Anderson and Manhattan Scientifics; (v) to give Novint a right of first refusal on any sale of Novint shares of stock by Manhattan Scientifics; and (vi) when Novint becomes a public company, Manhattan Scientifics agrees not to sell more than 3,000 Novint shares per trade upon the open market, nor more than 15,000 Novint shares per day upon the open market, without the prior written consent of Novint.

There are no family relationships among the directors and executive officers. None of the directors or executive officers has, during the past five years:

(a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d) Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

BIOGRAPHICAL INFORMATION

TOM ANDERSON, CEO, PRESIDENT, ACTING CFO AND CHAIRMAN OF THE BOARD

Tom Anderson, our CEO, President and Chairman of the Board, is one of the earliest pioneers in 3D touch software. He has led Novint over the past five years and has been responsible for overseeing all aspects of its business development including leading Novint to a break-even point on cash flow. He began his work on computer touch more than eight years ago at Sandia National Laboratories using the first PHANTOM (the first haptics device of its kind) ever sold. Mr. Anderson was the inventor and principal investigator during the five-year computer touch project at Sandia responsible for developing the technology and applying it to important problems. Mr. Anderson then worked to obtain an exclusive license to the Sandia Technology for Novint Technologies. From 1998 to 2000 Mr. Anderson was a member of the technical staff at Sandia National Laboratories. His responsibilities included software programming and haptic project development. Sandia National Laboratories is a DOE National Research Laboratory. From 2000 to the present Mr. Anderson serves as the CEO of Novint Technologies, Inc., responsibilities include all aspects of running the company including overseeing product and project development, business development, legal, accounting, hiring, management of employees, and company operations. Mr. Anderson has a BS in Electrical Engineering, Magna Cum Laude, from the University of New Mexico, and an MS in Electrical Engineering from the University of Washington, where he studied both computer interface technology and business management.

WALT AVILES, CHIEF TECHNICAL OFFICER

Novint's Chief Technical Officer, Walter A. Aviles, has over 20 years of technical and managerial experience in commercial, government and academic environments in the design and development of advanced, first of a kind, human/machine interfaces, virtual environments and robotic systems. He holds undergraduate and graduate degrees in Electrical Engineering and Computer Science from Stanford University and The Massachusetts Institute of Technology. He is a founding member of the Virtual Environment and Teleoperator Research Consortium (VETREC), an Associate Editor of the MIT Press journal Presence and a member of the Tau Beta Pi and Sigma Chi engineering honor associations. From 1999 to 2000, Mr. Aviles founded and operated Teneo Computing, Inc., where he worked on projects including: a prototype dental cavity preparation simulator developed in collaboration with the Harvard University School of Dentistry; a three-dimensional data understanding and editing system for volumetric seismic data developed with Mobil Oil; and a computer interface for the blind research system developed with NHK Television of Japan. Prior to founding Teneo Computing, from 1996 to 1999, Mr. Aviles was a Vice President of product development at SensAble Technologies in Cambridge, Massachusetts, where he helped establish the corporation's software group and developed the world's first commercial haptics software toolkit. He also spearheaded the development of real-time techniques and commercial applications for interaction with volumetric models including the FreeForm application.

MARVIN MASLOW

Marvin Maslow is the first board member after Tom Anderson, and is the CEO of our principal investor, Manhattan Scientifics. Mr. Maslow has provided a strong guiding hand in our early growth. From June 1990 through September 1996, Mr. Maslow served as chief executive officer of Projectavision, Inc., a company he co-founded to develop and market video projection technology. Since November 1996, Mr. Maslow has served as chief executive officer and chairman of the board of Tamarack Storage Devices, Inc. From 1999 through 2002, Mr. Maslow served as a director of NMXS.com, Inc. For more than 20 years, Mr. Maslow has been President of Normandie Capital Corp., a private investment and consulting company. Mr. Maslow is credited with the starting up and financing of more than 20 enterprises during his career. Mr. Maslow received an A.A.S. degree from the Rochester Institute of Technology in 1957 and an honorable discharge from the U.S. Army Signal Corps in 1963. Mr. Maslow is the Chairman of the Board of Manhattan Scientifics, Inc., a publicly traded company which is also one of our shareholders.

ED BARSIS

Dr. Edwin H. Barsis is a partner in BMV Associates, a consulting firm he co-founded in 1995 that specializes in managerial consulting, technology assessment and business development. Clients include new business ventures, large and small commercial corporations and the US government. Previously, during a 26-year career at Sandia National Laboratories, Dr. Barsis held positions on the technical staff and in senior management where he was responsible for building and directing technical groups, managing the corporation's R&D investments and business development. He graduated from Cornell University with B.S., M.S., and Ph.D. degrees in Engineering Physics; and subsequently served as a Captain in the US Army from 1967 to 1969.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 31, 2005 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of our voting securities, (ii) each of our director and executive officer, and
(iii) all of our directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investing power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable community property laws, and, unless otherwise stated, their address is 4109 Bryan Ave NW, Albuquerque, New Mexico 87114.

                                                             Amount and Nature
                                                               of Beneficial        Percent
Title of Class     Name and Address of Beneficial Owner         Ownership(1)      of Class (7)
--------------     ------------------------------------         ------------      ------------
Common             Tom Anderson                                 6,790,118(2)         38.16%

Common             Walter Aviles                                2,182,220(3)         13.25%

Common             Ed Barsis                                      118,867(4)           ...*

Common             Marvin Maslow                                2,408,110(5)         16.79%

Common             Manhattan Scientifics, Inc.                  2,408,110            16.79%

Common             Jan Arnett                                     757,576              5.4%
                   7 Longwood Road
                   Sands Point, New York 11050

                   All officers and directors as a group (6)                         68.20%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of May, 31, 2005, are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.

(2) Mr. Anderson is the CEO and owns 3,290,118 shares of our common stock and an option to purchase 3,500,000 shares of our common stock, 3,000,000 of which at an exercise price of $0.05 per share and 500,000 of which at an exercise price of $0.66 per share.

(3) Mr. Aviles is the CTO and owns options to purchase 82,220 shares at an exercise price of $0.01 per share and 1,100,000 shares at an exercise price of $0.05 per share of our common stock and 1,000,000 shares at an exercise price of $0.66 per share.

(4) Mr. Barsis is a Director.

(5) Mr. Maslow is a Director of Novint and is the CEO of Manhattan Scientifics which owns 2,358,110 shares of common stock. Mr. Maslow disclaims beneficial ownership of the shares owned by Manhattan Scientifics. Includes an option to purchase 50,000 vested shares at an exercise price of $0.66 per share. Under this option up to the amount of 50,000 shares will vest annually on June 10 of each year until vested in full.

(6) Percentages are based on 14,285,214 shares of common stock issued and outstanding on May 31,2005 plus options, warrants or convertible securities exercisable or convertible by directors and executive officers in the group within 60 days of May 31, 2005.

* Less than one percent.

                            DESCRIPTION OF SECURITIES

We are currently authorized to issue 50,004,000 shares of capital stock, consisting of 50,000,000 shares of Common Stock with a par value of $0.01 per share and 4,000 shares of Preferred Stock with a par value of $0.01 per share.

COMMON STOCK

As of May 31, 2005, 14,285,214 shares of our Common Stock are issued and outstanding. Holders of our Common Stock are entitled to receive such dividends as may be declared by the Board of Directors, in their sole discretion, from funds legally available for such dividends. If the Board of Directors declared a dividend, all of the outstanding shares of common stock would be entitled to receive a pro rata share in any dividend available to holders of common stock. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights.

PREFERRED STOCK

As of May 31, 2005, 4,000 shares of our preferred stock (the "Preferred Stock") are issued and outstanding.

The following sets forth all of the material terms, preferences and rights contained in our Certificate of Incorporation with respect to the Preferred Stock.

DIVIDENDS

In all respects regarding dividends or distributions of any kind to holders of Common Stock, holders of the Preferred Stock shall have the rights, privileges, and share in all respects as if such holders had converted the Preferred Stock to the number of shares of Common Stock corresponding to the conversion provisions.

LIQUIDATION PREFERENCE

In the event of our voluntary or involuntary liquidation, dissolution or other winding up of our affairs, before any distribution or payment is made to the Common Stock, the holders of the Preferred Stock shall be entitled to be paid $100,000 in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Preferred Stock, the holders of the Preferred Stock shall be entitled to share ratably, treated as if such Preferred Stock had been converted to Common Stock according to the conversion provisions, with the holders of the Common Stock with respect to our remaining assets and funds. Neither the consolidation or merger of our company into or with another corporation or corporations, nor the sale of all or substantially all of the assets of our company to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of our company.

VOTING RIGHTS

The holders of the issued and outstanding shares of the Preferred Stock shall have no voting rights except, without the consent of the holders of at least a majority of the shares of the Preferred Stock then outstanding we will not: (i) increase the authorized amount of the Preferred Stock; (ii) issue any stock with rights on parity or senior to the Preferred Stock or increase the authorized amount of any such other class, except in exchange for consideration to us not substantially less than the fair market value of such parity or senior stock, as determined in good faith by the Board of Directors; or (iii) amend, alter or repeal any provision of the Certificate of Incorporation so as to adversely affect the rights, preferences or privileges of the Preferred Stock in a substantial way.

REDEMPTION

If there is no Initial Public Offering (defined as any transaction by which stock of Novint becomes publicly traded) or an Initial Sale (defined as the sale of Novint to an independent third party (whether by merger, statutory share exchange, consolidation, recapitalization, sale of all or substantially all of its assets or sale of all or not less than 85% of the equity and voting interests in Novint)) within 10 years from the issue date of the Preferred Stock, then we are required to repurchase the number of shares of the Preferred Stock as the holders thereof may from time to time request, but in any 12 month period not more than 10% of the largest number of shares of the Preferred Stock that have ever been outstanding, at an amount per share equal to the greater of
(a) $0.25/share, or (b) that portion of the fair market value of Novint, as determined in good faith by the Board of Directors, corresponding to the number of shares of Common Stock to which the shares of the Preferred Stock to be redeemed would convert according to the conversion provisions.

CONVERSION

Optional Conversion. Subject to and upon compliance with the conversion provisions, the holder of any shares of the Preferred Stock has the right at such holder's option, at any time or from time to time, to convert any of such shares of the Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price set forth below.

Automatic Conversion. Each outstanding share of the Preferred Stock shall automatically be converted, without any further act by us or our stockholders, into fully paid and nonassessable shares of Common Stock at the Conversion Price then in effect upon the closing of an Initial Public Offering (defined as any transaction by which stock of Novint becomes publicly traded) or an Initial Sale (defined as the sale of our Company to an independent third party (whether by merger, statutory share exchange, consolidation, recapitalization, sale of all or substantially all of its assets or sale of all or not less than 85% of the equity and voting interests in us)).

Conversion Price. Each share of the Preferred Stock shall be converted into a number of shares of the Common Stock determined by dividing (i) $0.25/share by
(ii) the Conversion Price in effect on the Conversion Date. The Conversion Price shall initially be equal to $0.25/share. Upon effectiveness of this Registration Statement and approval by the NASD of quotation of our Common Stock on the OTC Bulletin Board, the Preferred Stock will automatically convert into our Common Stock and there will be no Preferred Stock outstanding. The Conversion Price shall be subject to the following adjustments.

1. Automatic Conversion. In the event of an automatic conversion, before automatic conversion is triggered, the Conversion Price shall be adjusted to that price that will result in the total shares of the Preferred Stock to be convertible to 447,300 shares of Common Stock.

2. Common Stock Issued at Less Than the Conversion Price. If we issue any Common Stock other than Excluded Stock (defined as (A) shares of Common Stock issued or reserved for issuance by us as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock or the Preferred Stock, or upon conversion of shares of the Preferred Stock and (B) up to 20,000 shares of Common Stock to be issued to our key employees, consultants and advisors together with any such shares that are repurchased by us and reissued to any such employee, consultant or advisor) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance and (B) the consideration, if any, received by us upon such issuance, by (2) the total number of shares of Common Stock outstanding immediately after such issuance. In the case of the issuance of Common Stock for cash, the amount of the consideration received by us shall be deemed to be the amount of the cash proceeds received by us for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by us for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Common Stock (otherwise than upon the conversion of our shares of capital stock or other securities) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment.

3. Options and Convertible Securities. In the case of the issuance of

(i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

A. the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by us upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

B. the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by us for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by us upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

C. on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by us upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

D. on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

E. if the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

4. Stock Dividends, Subdivisions, Reclassifications or Combinations. If we (i) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (ii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of the Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

WARRANTS AND OPTIONS

We are registering 1,524,500 shares of common stock issuable pursuant to warrants that are exercisable for $2.00/share at any time for five years but we may force the exercise of the Warrant if the average closing bid price of our Common Stock as quoted on the OTC Bulletin Board or any other listed exchange exceeds 150% of $2.00 for any 10 consecutive trading days ending 1 month before the date of the mailing of a notice of forced exercise.

We are also registering shares of common stock issuable pursuant to: (i) warrants to purchase 300,000, 500,000 and 463,500 shares of common stock at exercise prices of $0.25/share, $0.50/share except as identified below and $1.00/share respectively; and (ii) options to purchase up to 590,000 shares of common stock at an exercise price of either $0.01 or $0.05. The warrants may be exercised at anytime for five years. We are also registering 304,900 shares issuable upon the exercise of an "over-allotment" warrant in favor of Hunter World Markets at an exercise price of $1.00. During May 2005, 250,000 warrants held by Hunter World Markets were transferred to Mr. Todd Ficeto and repriced from $.50 to $.25 per share.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Our audited financial statements at December 31, 2004 and 2003 appearing in the prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, as set forth on their report thereon appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered. Richardson & Patel LLP owns 37,879 shares of our Common Stock and warrants to purchase an additional 400,000 shares of our Common Stock with an exercise price of $0.25 per share with respect to 300,000 shares and $1.00 per share with respect to 100,000 shares. The 300,000 share warrant in favor of Richardson & Patel LLP was repriced to $0.25 per share from $0.50 per share and the 100,000 share warrant at $1.00 per share were adjusted and issued in settlement of outstanding fees and expenses.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Article Eight of our Certificate of Incorporation limits the liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174(b) of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit. Article Nine of our Certificate of Incorporation provides that we shall indemnify our officers, directors, employees and agents to the fullest extent allowed by the Delaware General Corporation Law.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of we to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

COMPANY OVERVIEW

We were initially incorporated in the State of New Mexico as Novint Technologies, Inc. in April 1999. On February 26, 2002, we changed our state of incorporation to Delaware by merging into Novint Technologies, Inc., a Delaware corporation ("Novint").

We are a haptics technology company (haptics refers to your sense of touch). We develop, market and sell applications and technologies that allow people to use their sense of touch to interact with computers. Our website address is www.novint.com. Information provided on our website, however, is not part of this prospectus and is not incorporated herein.

Our computer touch technology allows computer users to realistically feel objects displayed by a computer using a 3D haptics (or computer-touch) device in the same way that the monitor allows people to see what a computer is displaying. A computer user holds onto the handle of a haptics device which can be moved right-left and forwards-backwards like a mouse, but can also be moved up and down. As the haptics device is moved by the user, it controls three-dimensional cursor or other pointing icon displayed by the computer (much like a mouse controlling a two-dimensional cursor) and when such cursor makes contact with virtual objects displayed by the computer, the computer registers such contact and updates motors in the haptics device (approximately 1000 times a second) creating feedback to the handle of the haptics device and giving a realistic sense of touch in the user's hand.

For example, a user can hit a virtual golf ball, swing a sword at an ogre, throw a football, cast a spell by moving a wand, or generally interact with objects displayed by a computer in a more realistic manner by including a detailed and realistic sense of touch. We believe that haptics technology adds another sensory (the sense of touch) component to make games more realistic. While we hope to enter the gaming market that would take advantage of this additional sensory component, we have not sold any products to consumers with which consumers could play games utilizing any of the above discussed interactions with objects displayed by a computer. Further, such interactions currently only exist as part of demonstrations of our technologies and we have no products currently available commercially which a consumer could purchase with which they could engage in such computer interactions and there is no guarantee that these technologies will ever be available to the public.

We currently derive the majority of our revenue developing professional applications for our customers. We have completed and are currently working on a number of contracts with companies such as Aramco, Lockheed Martin, Chrysler, Chevron, Sandia National Laboratories, and Woods Hole Oceanographic Institute.

We are also preparing to leverage our computer touch technology to exploit opportunities in the consumer console and PC interactive computer games market. Using our haptics technology, games and applications will have the crucial missing "third sense" to human computer interaction. Users will be able to directly and intuitively feel the shape, texture, and physical properties of virtual objects using our computer touch software. We have not derived any revenue from the licensure of our technology for consumer console and PC interactive computer games.

In connection with our strategy to explore opportunities in the consumer console and PC interactive computer games market, we are developing a haptics device designed for game use. Initially, we anticipate the development of two iterations of haptics controller devices: the first-generation 3D version (with 3 degrees of movement) and the second-generation 6D version (with 6 degrees of movement, allowing users to move and rotate objects). We have acquired rights to hardware designs from Force Dimension for the first-generation haptics controller device. As part of the transaction with Force Dimension, Force Dimension is to deliver two concept models. Novint has received both concept model prototypes. Novint has contracted with a design firm, Lunar Designs, to take the Force Dimension concept models and to design prototypes that could be manufactured for mass sale and distribution. A working prototype from Lunar that can be manufactured for mass sale and distribution is due by the end of the 2nd Quarter of 2005. The work under the new Lunar Design agreement is estimated to take up to 9 months. Estimated costs will range between approximately $542,000 and $634,000, which will be billed on a time and materials basis. Lunar Design has agreed to accept payment in the form of cash, promissory note, or Novint common stock as we may determine. To date we have made payments to Lunar Design totaling $253,000 in cash.

COMPANY HISTORY & DEVELOPMENT OF HAPTICS TECHNOLOGY

Our technology originated at Sandia National Laboratories ("Sandia"), a multi-billion dollar government research laboratory, which is one of the earliest pioneers in the human-computer haptics interaction field. We were granted an exclusive license by Sandia that encompasses over five years of pioneering research and development in the field of human-computer haptics interfaces at Sandia. We were the first company in which Sandia received capital stock as part of a licensing agreement. Our CEO, Mr. Tom Anderson was an employee at Sandia and our management team has over 30 years of experience in the human-computer haptics interaction field, and includes some of the earliest researchers in the field of haptics.

We received a first round of funding of approximately $1,500,000 from Manhattan Scientifics, Inc., a publicly traded technology incubator company (OTCBB: MHTX).

In May 2001, Manhattan Scientifics acquired Teneo Computing, Inc. ("Teneo") and caused Teneo to grant to us an exclusive, worldwide license to all of Teneo's technology which we have accounted for as an intangible asset. The Teneo license brought a number of customers and added a suite of haptics applications and technology for Novint.

Our project revenues are currently $87,281 and $12,856 for the 3 months ended March 31, 2005 and 2004 , respectively. Our revenues have been from contracts to develop professional applications using our haptics technology, and related haptics devices, for a number of customers, including Chevron, ARAMCO, Woods Hole Oceanographic Institute, Lockheed Martin Perry Technologies, SensAble Technologies, Sandia National Laboratories, Deakin University and Daimler Chrysler Automotive Corporation. Further, we have sold 22 haptics interface systems (hardware) along with its software. We, however, had net losses of $2,439,303 and $990,550 for the years ended December 31, 2004 and 2003, and $952,687 and $606,801 for the quarters ended March 31, 2005 and 2004, due to our continued research and development activities related to development of the gaming technologies and related haptic devices.

OUR HAPTICS TECHNOLOGY

Our computer touch technology allows computer users to realistically feel objects displayed by a computer on a monitor in the same way that the monitor allows people to see what a computer is displaying. A computer user holds onto the handle of a haptics device which can be moved right-left and forwards-backwards like a mouse, but can also be moved up and down. As the haptics device is moved by the user, it controls a cursor or other pointing icon displayed by the computer (much like a mouse controlling a cursor) and when such cursor makes contact with virtual objects displayed by the computer, the computer registers such contact and updates motors in the haptics device (approximately 1000 times a second) creating feedback to the handle of the haptics device and giving a realistic sense of touch in the user's hand.

In connection with the development of our haptics device, we entered into an agreement on January 5, 2004 with Force Dimension, LLC ("Force Dimension"). The agreement consists of an exclusive Intellectual Property License Agreement ("Agreement") with Force Dimension, a company in the Haptics hardware technologies and products arena. The Agreement provides us with a sublicense to a hardware patent and an assignment of a pending patent from Force Dimension. The Agreement, in turn, provides Force Dimension a security interest and a general lien in the assigned patent, as well as an irrevocable, exclusive license in the patent that has been assigned to us. We are obligated to make certain milestone payments to Force Dimension as they complete certain milestones under the Agreement.

During 2004, Novint paid Force Dimension a license fee in the amount of $15,000. In addition, as of December 31, 2004, Novint has accrued liabilities for a milestone payment in the amount of $50,000 which was due upon or before Novint's receipt of the Second Deliverable. The Second Deliverable was received by Novint on December 30, 2004.Under the Agreement, as amended in May 2005, a payment of $50,000 was made by Novint on May 20, 2005, a license fee in the amount of $50,000 was paid by Novint, a license fee in the amount of $50,000 will become due within thirty days of the effectiveness of the registration statement of which this prospectus is a part, a support and license fee in the amount of $455,000 will become due no later than January 5, 2006 for all technical support services rendered to Novint by Force Dimension and Novint shall issue to Force Dimension 250,000 shares of its Common Stock on or about June 10, 2005. Novint has determined that the estimated life of the license associated with this agreement is 3 years. As of December 31, 2004, Novint had paid $15,000 to Force Dimension and had accrued $530,000 related to this agreement.

Until Novint has paid to Force Dimension a total of $15,000,000 (after which time no further payments shall be due), Novint shall pay to Force Dimension the greater of: $1.50 per unit (a single Haptics-hardware device) of Licensed Product sold by Novint; and any of the following when calculated on a per unit of Licensed Product basis:

o 50% of all license fees, milestone payments, royalties, equity purchases of Novint stock, purchase price or other type of consideration paid in cash to or for the benefit of Novint by any third party(ies) in exchange for a sublicense of any right or license/sublicense granted to Novint by Force Dimension under this Agreement or a license or other right under any of the Assigned Patents;

o 50% of the fair market value of any non-cash consideration paid to or for the benefit of Novint by any third party(ies) in exchange for a sublicense of any right or license/sublicense granted to Novint by Force Dimension under this Agreement or a license or other right under any of the Assigned Patents; and

o 50% of Net Profits.

Novint shall deposit $50,000 of the license fee in an escrow account for disbursement to Prodex as payment towards Force Dimension's minimum royalty payment under the Prodex License for 2005. Such disbursement to Prodex shall be considered payment of such amount to Force Dimension towards Novint's obligations.

For each year after 2005 for which a minimum advance is payable by Force Dimension to Prodex under the Prodex License, Novint will, at least 60 days before the beginning of the next calendar year, deposit $50,000 into an escrow account, for disbursement to Prodex as payment towards Force Dimension's minimum royalty payment under the Prodex License for such next calendar year. Such disbursement to Prodex shall be considered payment of such amount to Force Dimension and applied towards any of Novint's payment obligations.

Force Dimension shall pay to Novint:

o 5% of all license fees, milestone payments, royalties, equity purchases of Force Dimension stock, purchase price or other type consideration paid in cash to or for the benefit of Force Dimension by any third party(ies) in exchange for a sublicense of any right or license granted to Force Dimension by Novint under the Assigned Patents solely as such sublicense applies to Licensed Products;

o 5% of the fair market value of any non-cash consideration paid to or for the benefit of Force Dimension by any third party(ies)in exchange for a sublicense of any right or license granted to Force Dimension under the Assigned Patents solely as such sublicense applies to Licensed Products; and

o 5% of Net Profits solely as the same apply to Licensed Products.

In addition, we entered into a Purchase Order with Lunar Design, Inc.("Lunar Design") dated September 3, 2004. The Purchase Order related to our initial engagement of Lunar Design to develop cooperatively a prototype for a custom designed consumer oriented haptics device. The agreement was a highly technical development agreement that set forth initial guidelines for the development of a new consumer haptic device. Under that old agreement, we have been developing with Lunar Design an initial concept for the haptics device. We determined, however, to terminate the old agreement and on April 7, 2005 we entered into a new Purchase Order with Lunar Design for the continued development of the consumer haptics device according to final design specifications that we will develop together, going forward. The agreement provides for the ownership by our Company of the resulting work product and all intellectual property developed under the agreement and the fees and costs of development we must pay to Lunar Design. In the event we default on our payment obligations, we may be required to pay Lunar Design a portion of any proceeds we obtain from the commercialization of the product or intellectual property assets developed by Lunar Designs under the agreement. The work with Lunar Design under the agreement is estimated to take up to 4 months from the date of the new agreement. Total estimated costs will range between approximately $542,000 and $634,000, which will be billed on a time and materials basis. Lunar Design has agreed to accept payment in the form of cash, promissory note, or Novint common stock as we may determine. To date, we have made payments to Lunar Design in the amount of $253,000 in cash. To date, we have made payments to Lunar Design in the amount of $253,000 in cash and have an account payable to Lunar Design of approximately $176,000 at December 31, 2004.

Our computer touch technology encompasses both hardware and software. The hardware component includes designs and development of devices that users can hold or feel to receive the touch sensations. We had a reseller agreement with SensAble to sell a haptics device called the Phantom System. The software component includes software that interacts with the hardware component to update motors in the haptics device to create the touch sensations. SensAble owns all of the intellectual property rights with respect to the Phantom System. Our reseller agreement with SensAble expired in November 2004. We did not negotiate a renewal of our agreement, however we can continue to purchase the Phantom System directly and repackage it for our customers, according to their specifications. We believe that going forward we may rely less and less on this product as part of our overall sales generation. As such, we do not believe that the absence of a reseller agreement, or any discounts we previously enjoyed on the Phantom System, will affect our business operations or prospects. Historically we have not sold many of these devices and our profits on such sales are very minor relative to the total amount of our revenues.

To date, we have developed professional applications for customers such as Aramco, Lockheed Martin, Chevron, Chrysler and Sandia National Laboratories. These efforts have allowed us to build our intellectual property portfolio.

CURRENT PRODUCTS & SERVICES

To date, we have derived the majority of our revenue developing professional applications for our customers. We have completed and are currently working on a number of contracts with companies such as Aramco, Lockheed Martin, Chrysler, Chevron, Sandia National Laboratories, and Woods Hole Oceanographic Institute. In 2003 and 2004, no single customer accounted for more than 40% of our revenues and no single customer accounted for less than 1% of our revenues.

In February 2005, we announced the development of an initial prototype of a product to be known as the "Novint Falcon." We unveiled this prototype at an industry trade show. The product is still under development and final specifications do not exist. We anticipate the product will have three-dimensional force feedback capabilities. It will be a hardware device that we anticipate we can license for development by other manufacturers. Given that the product is still in development, along with our other development efforts, we do not anticipate that the announcement of the initial prototype will have any material effect on our operations, allocations of resources or employees, or overall business strategy from that described elsewhere in this prospectus.

ARAMCO CONTRACT

Novint was contracted by Aramco to develop an application to apply haptics interaction techniques in the interpretation and understanding of volumetric reservoir modeling for oil exploration. In this three-year effort, capabilities were added to support and enhance the oil reservoir and well path modeling process. The project is aimed at demonstrating and validating the use of haptics interaction techniques in the interpretation and understanding of volumetric reservoir modeling data.

During the first year of this contract, Aramco's volumetric modeling program was extended. Layer, time step and well-path data are now supported and can be seen and "felt" in real-time in a desktop environment. Our results during the first year led to the award of a yearly contract. For such contracts, we are further refining Aramco's modeling program to be able to handle full production level oil reservoir model data sets, adding additional visualization support to allow oil company personnel to focus on key areas of their models, developing larger data set visualization and multi-modal integration such as sound.

Description of the Aramco Contract Terms:

A Miscellaneous Technical Services Agreement dated April 10, 2001 was entered into between Novint and Aramco Services Corporation ("ASC"). This Agreement was terminable by each party upon breach of the other. It was also terminable at will by ASC. Under the contract, performance by Novint was made over a six month period to create haptics interactive software device for geologic volume modeling on a desk top environment. The contract provided for six months to deliver a working prototype. The contact provided for multiple delivery dates for alpha version, test versions, beta release and final functional prototype during the six-month performance period. ASC was provided an evaluation right before final payment was made. Payments were made as follows: 25% ($15,962.5) upon signing, 25% upon delivery of an alpha version, 25% upon delivery of a beta version and 25% (for a total of $63,850) upon final delivery and evaluation of the product by ASC. ASC was granted perpetual, nonexclusive license and rights to use the developed software internally. The license includes right to internally enhance software, but no rights to market or sell the software or grant rights to third parties. This contract is paid in full, the work is completed and no further payment or work is pending.

There was an Addendum to the contract dated July 10, 2002. The Addendum provided for six months for development by Novint of "Phase II" software for the vnp2 software enhancements (developed under the original contract) in the areas of graphics, sounds, and miscellaneous performance. The Addendum provided for delivery of a beta version in the first 12 weeks of performance. Final deliverables were due within 6 months. Payments were made as follows: $17,947 at signing, $17,947 on beta software delivery, and $18,490 on final delivery. ASC was granted perpetual, nonexclusive license and rights to use the developed software internally. The license includes right to internally enhance the software, but no rights to market or sell the software or grant rights to third parties. A total of $54,385 was paid to Novint under the Addendum. This Addendum is paid in full, the work is completed and no further payment or work is pending.

There was another Addendum to the contract dated August 22, 2003. Performance was due by Novint on December 31, 2003. Novint developed Phase III enhancements to vnp2 software together with select hardware upgrades and configurations. Payments were made under the Addendum as follows: $14,710 at signing, $14,710 at installation of initial workstation, $14,710 at delivery of version 1 of the software upgrades, $14, 710 upon version 2 of the upgrades, and $14,710 at final delivery and evaluation. ASC was granted perpetual, nonexclusive license and rights to use the developed software internally. The license includes right to internally enhance the software, but no rights to market or sell the software or grant rights to third parties. A total of $73,550 was paid to Novint under the Addendum. This Addendum is paid in full, the work is completed and no further payment or work is pending.

There was a further Addendum dated May 3, 2004. The Addendum provided for the development of improvements on haptics products previously delivered to ASC under the contract and prior Addendums. Novint's performance extended to January 1, 2005. Payment of $75,000 was made at completion. Improvements were made in the areas of global functionality, graphics, sound and miscellaneous performance of the software. ASC was granted perpetual, nonexclusive license and rights to use the developed software internally. The license includes right to internally enhance the software, but no rights to market or sell the software or grant rights to third parties. A total of $75,000 was paid to Novint under the Addendum. This Addendum is paid in full, the work is completed and no further payment or work is pending.

LOCKHEED MARTIN CONTRACT

Novint has an ongoing contract for the last three years with Lockheed Martin Perry to develop a mission planning system. This system will allow users to plan the overall mission for an unmanned underwater vehicle. Our mission planning systems, using our haptics technologies, allow the user to control the vehicle and understand its status in a straightforward, easy-to-use manner.

Description of Lockheed Martin Purchase Orders:

Novint had eight purchase orders and amendments thereto with Lockheed Martin dated June 11, 2002, November 27, 2002, February 7, 2003, June 28, 2004,
December 22, 2004, April 1, 2005, and April 4, 2005.

Development and delivery of software under the purchase orders was for AUV defense mission and planning under specifications agreed to between the parties. The Purchase Orders also provided for the further customization and upgrade of delivered AUV software. Over the course of the Purchase Orders an aggregate of $79,575 was paid by Lockheed Martin to Novint. Novint has fully performed the first six purchase orders and delivered the purchased software and upgrades required thereunder. Novint is finishing performance under the final two purchase orders dated April 1 and April 4, 2005. Upon completion, Novint will be due $6,704 and $13,000, respectively. Lockheed Martin is also required to pay $32,495 for work performed on the December 22, 2004 Purchase Order. No other payment is due or owing on the completed Purchase Orders. The Company is confident based on our working relationship and history of payments that all sums will be paid in full by Lockheed Martin.

A new Purchase Order has been entered into with Lockheed Martin for the development and delivery of a Data Manager and Review Software (DMRS) dated April 21, 2005. The application will be used to investigate the undersea hulls of naval ships to flag any anomalies. The project work has commenced and should be completed in approximately 17 weeks (on or about August 15, 2005). Novint has completed an early capabilities version of the code for a U.S. Navy test that will be scheduled July 2005. Lockheed Martin has not made any payments under the Purchase Order and is not required to do so until the work is completed and approved. The Purchase Order amount is $153,865.

CHRYSLER CONTRACT

Novint was contracted by DaimlerChrysler Corporation to develop a haptics interaction module for DaimlerChrysler Corporation's Conceptual Rendering System
(CRS). Utilizing a large-scale haptics device, the haptics interaction module adds touch feedback to DaimlerChrysler's virtual car prototyping capabilities and enables more cost effective and realistic design and evaluation of car ergonomics prior to the manufacture of physical models.

Description of the DaimlerChrysler Purchase Order:

Novint had a Purchase Order with DaimlerChrysler dated December 13, 2001. The Purchase Order relates to the development and delivery by Novint of a small car platform virtual reality software system. The Purchase Order has been fully performed by Novint and no further work is pending. DaimlerChrysler has paid an aggregate of $63,000, in full and no further payment or performance is due or owing.

CHEVRON CONTRACT

Novint was contracted by Chevron to apply haptics interaction to boundary models of important geophysical structures based on seismic and other empirical oil field data. The haptics interaction allows modelers to quickly and precisely designate the location of surfaces, feel as well as see their extent and shape, and directly modify them using their sense of touch.

Description of Chevron Statement of Work:

Novint had a Statement of Work with Chevron dated May 7, 2001. The contract concerned the development and installation of a haptics interface for the GOAD V2.0 software used to represent geological entities and formations. Deliverables were due under the contract as follows: (i) within one week of commencement specifications finalized; (ii) within two weeks of commencement final statement of work specifications delivered by Novint; (iii) technical implementation to commence within three weeks of commencement; (iv) initial prototypes for NT operating stations installed in June 2001; (v) within three months of commencement, beta type of software installed and performing; and (vi) within four months of commencement, delivery of final release to Chevron. The amount due from Chevron for completion of the work was $70,000 that was paid in full. The amount was paid in $25,000 installments upon the signing of the agreement and upon delivery of the intial prototype, beta type and then final delivery and completion. The Company retained all rights associated with the developed software. Chevron's sole right is a license to use the software internally at Chevron for evaluation and demonstration purposes. The agreement has been paid in full and no further performance is due from the Company or Chevron.

SANDIA NATIONAL LABORATORIES CONTACT

Novint was contracted by Sandia Laboratories to develop an architectural walkthrough application. This application allows users to load in large scale, detailed architectural models and to explore their design using our e-Touch technology. Haptics technology is used in both the user interface to this application and to allow the user to feel the digital models to get a more precise understanding of their nature and extent. In addition, various touch-enabled programs can be launched as the user navigates in the digital realm.

As a second phase to this contract, we have developed an application, known as Layout, which allows digital objects to be quickly, and unambiguously arranged and placed. Layout was developed for Sandia National Laboratories to aid in the interior layout of buildings. Architectural objects, such as chairs, can be picked up and placed in a touch-enabled manner. The user can feel the shape and weight of these objects and when they collide with other objects in the environment. Using our e-Touch technology for the placement of 3D digital objects means that objects can be organized much faster than when using a mouse and it also means that their placement in the environment can be much more precise. The user merely has to reach out, "grab" an object and place it to get the job done - just as in the physical world. For example, a user can pick up a virtual vase and place it on a virtual table and know that it is properly placed since he or she will feel the vase placement on the table.

In addition, Novint is developing applications for Sandia with which users can arrange all of their electronic components onto a virtual printed circuit board effectively using their sense of touch. Hundreds of electronic parts such as transistors and capacitors can be represented using this application, and each component displays physical properties that make its placement intuitive and realistic. Users will feel collisions between objects that are positioned too closely to one another, feedback that helps ensure proper circuit assembly. This application also allows users to conduct simulated voltage tests that verify the successful operation of their virtual design once completed.

Finally, Novint is developing applications for Sandia to help researchers perform tests, such as the detonation of test weaponry or the examination of the effects of a catastrophic fire. This application allows scientists to explore complex data sets--sometimes containing hundreds of variable--that are generated from experimental simulations. With this application, the user can represent data graphically with 3D surfaces, then use their sense of touch to "feel through" the data set. Because the program is touch-based, this application can represent variables such as temperature or pressure with physical phenomena like viscosity and vibration, allowing users to understand data using more than just their sight.

Description of the Sandia Purchase Orders:

Novint had a Purchase Order with Sandia National Laboratories ("Sandia") dated September 19, 2001 in the amount of $50,437. The Purchase Order related to the development of a multimodal layout and visualization prototype - a form of haptics desktop device with specified software features. The work was to be completed by December 15, 2001. The contract provided for periodic milestones and payments as follows: $10,000 upon project concept review, $17,500 upon demonstration of progress, $12,500 upon delivery of preliminary program executables, $1,470 upon delivery of user documents in "word" compatible format, $1058 upon delivery of course code, $3,890 upon demonstration of certain functionalities and $4,018 upon final report and delivery. The contract was timely performed in full by Novint and Sandia has paid in full. There is no further payment or performance due under the contract.

Novint had a second Purchase Order with Sandia dated February 7, 2002 in the amount of $44,237. Work under the Purchase Order was to be completed by May 2, 2002. The Purchase Order related to the enhancement and further development of the software developed under the September 19, 2001 Purchase Order, including continued development of a multimodal layout and visualization prototype, specifically a standard multimodal file format and refinements to Sandia's specified layout applications. The contract provided for periodic milestones and payments as follows: $6,635 on commencement and proposal review, $6,635 on delivery of preliminary draft concept papers, $13,271 on delivery of source code and build scripts, $2,211 on delivery of final version of file format, $15,040 upon delivery of refinements to layout application and source code and build scripts, and $442 on delivery of written summary of multimodal file format. The contract was timely performed in full by Novint and Sandia has paid in full. There is no further payment or performance due under the contract.

Novint had a third Purchase Order with Sandia dated February 18, 2003 in the amount of $149,808. The Purchase Order related to the development of a distributed component architecture ("DCA") to allow rapid development of design simulators for use by Sandia on a desktop environment. Work under the Purchase Order included DCA architecture as well as the 3D Electronic Component Layout ("ECL") application example. The work was to be completed by July 21, 2003. The contract provided for periodic milestones and payments as follows: $14,981 upon commencement, $22,471 upon agreement to specific layout task specifications, $29,962 upon layout software user interface and function verification, $22,417 upon DCA preliminary design delivery, $37,452 upon DCA and Layout software progress updates, $22,471 upon final delivery of DCA and layout software. The contract was timely performed in full by Novint and Sandia has paid in full. There is no further payment or performance due under the contract.

Novint had a fourth Purchase Order with Sandia dated March 12, 2004 in the amount of $132,890. The Purchase Order related to creating enhancements to the DCA software created under the third Purchase Order. Enhancements included refinements to the 3D ECL application and development of the Multivariate, Multimodal Data Visualization (MMDV) application. Work was to be completed by August 16, 2004. The contract provided for periodic milestones and payments as follows: $29,192 upon delivery of 3DECL applications, $13,269 upon delivery of "MMDV" project plan, $26,538 upon delivery of MMDV prototype, $37,153 upon delivery of MMDV revised prototype, and $26,538 upon delivery of final MMSV version. The contract was timely performed in full by Novint and Sandia has paid in full. There is no further payment or performance due under the contract.

In connection with each of the above Purchase Orders, Novint granted to Sandia the right to use the developed software and technology internally and to enhance and develop the software internally. It is a perpetual, royalty free right to use and develop the software. The license rights granted also include the right for Sandia to distribute the software, in executable form only, to third parties. Novint retains sole rights of ownership and commercial distribution for all software in source code form and its derivative works. Sandia cannot distribute the software in source code form outside of Sandia. Accordingly, Novint has no right to receive any royalties or other payments on any enhancement developed and used by Sandia.

WOODS HOLE OCEANOGRAPHIC INSTITUTE CONTRACT

Novint was contracted by Woods Hole Oceanographic Institute (WHOI) to integrate haptics interaction into undersea exploration systems (i.e., underwater vehicles). This three-year effort is funded by the Office of Naval Research grant and is collaboration with the JASON Project and the Institute for Exploration. We are developing a 3D touch-enabled mission rehearsal system (i.e., simulation) and real-time control system for underwater vehicle operations.

Several of the projects we have completed (such as those with Aramco, Lockheed Martin, and Sandia) may grow into other follow up projects. All of our ongoing work in this market will support itself, and much of the intellectual property and software development developed with respect to these contracts will be applicable towards other applications of our technology.

We have also recently released two products, an interface to an Atomic Force Microscope and our e-Touch sono system. Our e-Touch sono, which allows a parent to "virtually" touch their baby before he/she is even born was chosen as one of Time Magazine's Coolest Technologies of the Year in November of 2002. We have sold one e-Touch sono system.

We have sold products to Deakin University and University of New Mexico each for a collection of our applications for demonstration purposes as well as sales to various entities for Phantom Haptics devices. Other than that, our revenue is derived mainly from project contracts.

Description of the Deakin University Purchase Order:

Novint had a Purchase Order with Deakin University dated April 16, 2003 in the amount of $131,196. The Purchase Order concerned the delivery and installation of a phantom haptics interface and related software and drivers. Novint has completed delivery under this Purchase Order and Deakin University has paid in full. No further payment or performance is due or owing.

Description of University of New Mexico Purchase Order:

Novint had a Purchase Order with the University of New Mexico dated March 16, 2004 in the amount of $47,176. The Purchase Order concerned the delivery and installation of a phantom desktop with and related software, together with certain device drivers. Novint has completed delivery under this Purchase Order and University of New Mexico has paid in full. No further payment or performance is due or owing

Description of Robarts Research Purchase Order:

Novint had a Purchase Order with Robarts Research dated September 24, 2004 in the amount of $50,200. The Purchase Order relates to the delivery and installation of a phantom haptic interface and related software and device drivers. Novint has completed the delivery under this Purchase Order and Robarts Research has paid in full. No further payment or performance is due or owing.

SALES OF CURRENT PRODUCTS

We are actively marketing for other projects through interactions at trade shows, through our web site, our reputation as a leader in 3D haptics, and through leads generated from friends of Novint.

PRODUCTS AND SERVICES IN DEVELOPMENT: INTERACTIVE COMPUTER GAMING

We are currently preparing to leverage our computer touch technology to exploit opportunities in the consumer console and PC interactive computer games market. Using our haptics technology, games and applications will have the crucial missing "third sense" to human computer interaction. Users will be able to directly and intuitively feel the shape, texture, and physical properties of virtual objects using our computer touch software.

OPPORTUNITIES IN THE INTERACTIVE COMPUTER GAME MARKET

The interactive computer game market is a very large and rapidly growing market. According to sales figures from The NPD Group, total U.S. retail sales of video game hardware, software and accessories grew 10 percent in 2002 over 2001. The video game industry generated $10.3 billion in record-breaking sales, surpassing the previous record high of $9.4 billion in 2001. The category of video game software, consisting of both console and portable software, experienced sales gains of 21 percent in dollar volume and sold 15 percent more units in 2002 than in 2001. The three primary gaming console companies are Sony (Playstation 2), Microsoft (XBox), and Nintendo (Gamecube). Novint anticipates developing games for the Sony and Microsoft platforms.

The U.S. entertainment software industry (computer and video game software sales) grew 8% to a record-breaking $6.9 billion in 2002, according to the Interactive Digital Software Association (IDSA). 2002 U.S. sales of console games totaled $5.5 billion while computer games accounted for $1.4 billion in sales, including edutainment games (video games that are entertaining, but which also have the purpose of education and are often targeted at school age children to create a fun way to learn). Total game software sales in 2001 were $6.35 billion, with console games bringing in $4.6 billion in sales and computer games accounting for $1.75 billion. According to a poll by IDSA, 41% of all Americans, and almost two-thirds (63%) of parents, say that they plan to purchase at least one game this year.

OUR INTERACTIVE COMPUTER GAMING STRATEGY

Our interactive computer gaming strategy is based upon the creation of a fundamentally new way users interact when playing interactive computer games - adding the sense of touch. The introduction of games incorporating the sense of touch involves development of both hardware and software. We anticipate licensing our haptics enabled hardware designs to a number of hardware manufacturers to gain support for the technology. At the same time, we anticipate licensing our computer touch software to a number of game publishers to create many haptics enabled video games or licensing games developed by us to game publishers for distribution. We have not, however, entered into any such licenses at the present time.

HARDWARE

We are currently planning to exploit new opportunities in the consumer interactive computer game market. This opportunity is only recently possible because of the development of a new low-cost three-dimensional haptics interaction device that works with our existing computer touch software. Force Dimension, who is a hardware manufacturer expert, has represented to us that the hardware design that we acquired from them can be manufactured at a cost of $25-$35 at the 100,000 units volume level, based on the current design specifications and refinements of the unit. We have discussed manufacturing hardware based on the Force Dimension designs with hardware manufacturing consultants and a hardware manufacturer and have confirmed that the hardware based on the Force Dimension designs can be manufactured at a cost of approximately $25-$35 per unit, as currently designed. Thus, we believe that this device may retail for under $100, bringing it within reach to a large number of consumers. Of course, the final manufacturing and retail price will be dependent on the final device design and specifications we choose to market and sell.

We anticipate that all hardware will be manufactured and sold by third parties such as Sony, Microsoft, Logitech, Interact, Kensington, etc., under licensing agreements with us. No such licensing agreements, however, has been entered into with such companies to date. It is our intent to encourage a number of manufacturers to embrace and license the technology and, thereby, preemptively establish ourselves as the de facto haptics standard in the industry.

SOFTWARE

We anticipate that software titles will be published in one of two forms: (i) those that may be played with traditional mice, joysticks, gamepads, etc., as well as our 3D/6D haptics controllers to enhance the game play; or those that may be played only with our devices (initially reserved for selected titles in which transcendent game play and experiential dimensions are delivered). Software platform compatibility will conform to the hardware compatibility discussed above.

We anticipate that our computer touch software will be licensed to third party publishers. We anticipate two broad types of licenses. The first category is one in which we license the haptics technology to a publisher so that their development team can add the sense of touch into a game. In this type of license, we will provide our computer touch software and within it, the interface to the applicable hardware. In many cases, we will aid in the development of the game. The second category of games is one in which we are the primary developer, where we take on the creation of the game. These games are still licensed to a publisher, as the publisher's name and distribution channels are utilized for sales, but we anticipate that it will receive a higher royalty on these games given the higher level of control and involvement.

We anticipate that all games developed will be published by 3rd party publishers, and will be distributed through their distribution channels. As described above, we will either aid another developer in incorporating haptics into the game, or we will act as the game developer. To achieve the introductory library of games, we anticipate employing a two-pronged development strategy wherein we will: (i) support third party publishers by providing developmental API/toolsets (the programming interface used by programmers to create programs) our resident experts to assist their developer teams and, in selected cases, an advance on all or a portion of the development funding; and (ii) serve as the developer of record, and advance the development funding, for the respective publishers of the three initial haptics-only titles.

We have started to approach game publishers, such as Nintendo, Nickelodeon, Eidos, HIP Interactive, Electronic Arts, and Jaleco. Each of these companies have asked us to return for follow up meetings when we have a more mass marketable haptics device. We are continuing to make contacts with other publishers currently as well. Our goal is to enter into several Letters of Intent with game publishers, stating their interest in creating games using our technology, and then to approach hardware manufacturers to license our hardware technology. We have also approached game console manufacturers. To date, we have had initial meetings with Nintendo and Microsoft, and hope to have follow up meetings shortly.

In addition, we are continuing to develop and refine our haptics technologies for gaming use by producing further demonstrations and sample programs. Novint has been and is continuing to develop software used to demonstrate basic, fundamental gameplay incorporating haptics technology. For example, Novint has developed software that demonstrate what it would feel like to throw a basketball, catch a baseball, swordplay, etc. in virtual reality. This software may form the basis of Novint's gaming software and is used to prove the concept of using haptics technology for video game play to game publishers.

COMPETITION

In the past 8 years we believe that there have been approximately a dozen companies involved in haptics hardware and/or software development. Most of these companies are hardware developers. We have been focusing our efforts on software development, and we believe that will maintain our lead in the field in software. With respect to hardware, our ability to acquire exclusive rights to release a mass market 3D haptics enabled device (targeted to be under $100 to consumers) would be a significant event in the field of haptics, and would give us a strong competitive advantage in our licensing strategy as it would be the first to market with a number of strategic partnerships. We believe that none of our potential hardware competitors have any experience with a mass market 3D haptics enabled device. 3D haptics hardware devices available now retail for approximately $900 to $14,000.

o SensAble Technologies (www.sensable.com) is a haptics hardware and software developer. Their first product was the Phantom haptics interface, which remains today the premier high-end 3D hardware device on the market. Their primary application focus is their computer aided design product called Freeform, which they are selling to Product Designers. We had a reseller agreement with SensAble as developers of new applications, enabling increased sales of their Phantom hardware. We have performed software development contracts with SensAble. We are currently able to purchase the Phantom hardware product on a purchase order basis from SensAble as we determine whether to include that product in our sales.

o Immersion Corporation (www.immersion.com) is primarily a 2D haptics (a Haptic computer interaction in which forces are mechanically displayed to a user in 2 directions of movement; examples are force feedback joysticks and force feedback mice) hardware company. Immersion is a public company, which has acquired other haptics device companies. Over the past 3 years they have acquired Cybernet, Haptech and Virtual Technologies. Immersion also purchased HT Medical, which is now called Immersion Medical.

o Reach In Technologies (www.reachin.se) is a Swedish based haptics software company focused on developing medical and oil/gas applications. They have not been aggressive in their growth and their markets, and we believe that they will not emerge as a competitor.

o MPB (www.mpb-technologies.ca/space/p_freedom6s.html) is a Canadian based haptics hardware company that has developed an interesting 3D haptics hardware prototype, the Freedom 6.

o Microsoft has been an active player in haptics technology. In 1995 they acquired Exos, one of the early developers of 2D and 3D haptics (a haptic computer interaction in which forces are mechanically displayed to a user in 3 directions of movement) devices. Since that time, they have released joysticks with force feedback capabilities (computer interface that has force feedback capabilities has the ability to give a user a sense of virtual touch in a computer application in the same way that a computer monitor allows people to see what is in a computer application and is accomplished through a mechanical device that the user holds on to, which has motors that turn on in varying degrees to give the user the sense of touch based on a computer simulation or application), and it is anticipated that the Xbox will continue to advance this technology for gaming. Microsoft's haptics products are two dimensional, which is significantly different from our 3D technology.

o Force Dimension (www.forcedimension.com), in Switzerland, has unveiled their haptics hardware device, the Delta. They are utilizing our e-Touch software as a software platform to develop applications for their high-end devices.

o FCS Robotics (www.fcs-cs.com/robotics/) developed a large workspace haptics device called the HapticMaster. This is another high-end device that can be used with e-Touch.

o Logitech sells haptics mice, wheels, and joysticks that they licensed from Immersion and that are primarily used for gaming. Logitech's haptics products are two-dimensional.

o Essential Reality (www.essentialreality.com) recently released the P5 Glove which has 6 directions of movement tracking (3D position sensing and rotation sensing) similar to our prototype device, but has no force feedback. The force feedback is a significant competitive advantage over their hardware.

INTELLECTUAL PROPERTIES

PATENTS.

We own the following issued and pending patent applications:

1. Human-Computer Interface Including Efficient Three-Dimensional Controls. U.S. Patent 6,727,924 issued 4/27/2004. Claims a technology that allows efficient and intuitive interaction in a three-dimensional world with familiar two-dimensional controls. This patent application describes an intuitive type of haptics control object that allows developers to create toolbars and other common types of interface objects. These toolbars are easily accessible and greatly improve user-interface issues related to problems associated with depth perception of a 3D cursor. This patent was assigned by Tom Anderson to Novint on February 13, 2004, recorded with the USPTO February 23, 2004.

2. Coordinating Haptics with Visual Images in a Human-Computer Interface. U.S. Patent Application pending. PCT and foreign counterparts also filed. Claims a method for efficiently generating haptics models for use with existing images, without requiring the cost of generating a three dimensional model. The claimed method can effectively add a haptics dimension to the large volume of existing visual content. Assigned by Jake Jones to Novint dated September 26, 2001, recorded with USPTO December 7, 2001.

3. Human-Computer Interfaces Incorporating Haptics. U.S. Provisional Patent Application. Provides an early priority date for several later utility patent applications. This provisional patent application describes a number of haptics techniques particularly applicable to computer games.

4. Human-Computer Interfaces Incorporating Haptics. U.S. Patent Application pending. PCT counterpart also filed. Claims a number of methods and apparatuses related to communication with a user, with specific application to computer games. Examples are drawn from a variety of games, each of which has been implemented to utilize 3 dimensional positional input devices with force feedback.

5. Force Frames in Animation, US Patent application pending. Claims methods for utilizing haptics in computer animation. Assigned by Tom Anderson to Novint on February 13, 2004, recorded with USPTO February 23, 2004.

6. Human-Computer Interface Including Efficient Three-Dimensional Controls. Continuation application of U.S. Patent 6,727,924, 10/831,682 filed 4/22/2004. Claims a technology that allows efficient and intuitive interaction in a three-dimensional world with familiar two-dimensional controls. This patent application describes an intuitive type of haptics control object that allows developers to create toolbars and other common types of interface objects. These toolbars are easily accessible and greatly improve user-interface issues related to problems associated with depth perception of a 3D cursor. Assigned by Tom Anderson to Novint on February 13, 2004, recorded with USPTO February 23, 2004.

7. Human-Computer Interface Incorporating Personal and Application Domains. U.S. Patent 6.724.400 issued 4/20/2004. Claims variations on the user interface. Human-computer interface incorporating personal and application domains. Assigned by Tom Anderson to Novint on February 13, 2004, recorded with USPTO February 23, 2004.

COPYRIGHTS.

We own copyrights in application software and application development tools, including:

1. e-Touch, copyright 2000, 2001, 2002, 2003 Novint Technologies, Inc.

2. e-Touch sono software

TRADEMARKS.

We own the following trademarks:

1. NOVINT, on the Federal Principal Register, number 2512087. Branding for multiple products and services.

2. Novint logo, common law trademark. Branding for multiple products and services.

3. E-TOUCH, application for federal Principal Register, 76/061,390. Intended branding for the haptics software products.

4. e-Touch logo, application for federal Principal Register, 78/037,119. Intended branding for the haptics software products.

5. TOUCHCITY, common law trademark. Intended branding for Internet exploitation of the haptics technology.

6. FEEL THE FUTURE, common law trademark. Intended branding to associate with haptics products and services.

DOMAIN NAMES.

We own 145 domain names related to our branding strategy.

LICENSE AGREEMENTS

SANDIA LICENSE - Our intellectual properties are based on intellectual property licensed from Sandia. The Sandia license is a 12 year exclusive license on haptics human-computer interface technology entered into on April 11, 2000. Novint is required to pay a 1.5% royalty fee in connection with any income earned based upon the Sandia License. The license is subject to certain minimum royalties earned to Sandia of $30,000 per year. Sandia has the right to reduce our rights granted pursuant to the Sandia license (e.g., make rights non-exclusive) if we breach the provisions of the Sandia license or fail to meet the $30,000 per year minimum royalties set forth in the Sandia license. Failure to comply with such terms of the Sandia license may result in a material negative impact on our business and revenues. The license includes rights to existing software, issued and pending U.S. patents, and rights to additional patents submitted based on the Sandia work. Our license with Sandia also uses cross-licenses for future developments to establish a continuing research relationship between us and Sandia.

MANHATTAN SCIENTIFICS - We are parties to a License and Royalty Agreement with Manhattan Scientifics dated May 16, 2001, one of our shareholders. We had a prior license agreement with Manhattan Scientifics that provided the initial funding of our development of a web browser and content creation tools to which Manhattan Scientifics had an exclusive license from us for specific internet fields of use. No royalties ever became due under the original agreement by either party and no marketable technologies were ever developed. Under our current agreement with Manhattan Scientifics we granted Manhattan Scientifics an exclusive sub license of our haptics technology, within a specified field of use for "teneo" and other technologies. Under the agreement, Manhattan Scientifics granted to us, a license to use the "teneo" technology that relates to dental training interfaces and oil and gas visualization applications. Manhattan Scientifics also assigned back to us the internet fields of use that were the subject of the first (prior) agreement. No royalties have been paid by either party pursuant to this license to date. No marketable technologies have yet been developed under this agreement The agreement provides that we would pay to Manhattan Scientifics 5% of the net revenues we derive from the use or sale of the "Teneo" technology. In addition, the agreement provides that Manhattan Scientifics will pay to us 5% of the net revenues they derive the use of sale of the technology that is the subject of the sub license granted to them. No such revenues have been derived by either party and accordingly, no royalty payments are due or owing by either party. The term of the license granted under the current agreement is intended to be perpetual. In connection with our agreements with Manhattan Scientifics, Manhattan Scientifics has received an aggregate of 4,067,200 shares of Novint common stock, and Novint has received an aggregate of 1,000,000 shares of Manhattan Scientifics' common stock.

PATENTS FROM THE SANDIA LICENSE:

1. Multidimensional Display Controller. U.S. Patent 6,208,349 issued 3/27/2001. Claims a control technology allowing intuitive control of multidimensional displays. This patent application was submitted based on the usage of a two handed interface, where the user's second hand can be used to manipulate the environment and navigation within the environment while allowing the user's first hand to interact directly through a haptics device.

2. Multidimensional Navigational Controller, U.S. Patent Application pending. Claims a control technology allowing intuitive navigation through multidimensional spaces. This patent application describes a variety of navigation techniques and control objects that utilize haptics. Navigation in a virtual environment is a significant problem. Sandia did a study examining the benefits of haptically controlled navigation and the results were statistically significant that users were better able to navigate through three separate environments with haptics feedback compared with mouse-based interactions.

3. Human Computer Interfaces. U.S. Provisional Patent Application. Provides an early priority date for several later utility patent applications. This provisional patent application describes 34 additional potentially patentable concepts.

4. Human-computer Interface. U.S. Patent Application allowed. Claims a haptics technology that allows intuitive interaction with boundaries between interface domains. This patent application describes a specific type of haptics object that enables transitions between separate domains by breaking through it.

5. Human-Computer Interface Incorporating Personal and Application Domains. U.S. Patent 6,724,400 issued 4/20/2004. Claims a user interface that provides consistent, intuitive control interface to any application. This patent application describes mechanisms for the concept of a personal space. This is a valuable and core component of e-Touch, and allows users to customize their own personal space while intuitively allowing interaction with a variety of applications or virtual environments.

6. Human-Computer Interface Incorporating Personal and Application Domains. U.S. Patent Application pending. Continuation of the previous issued patent, claims variations on the user interface.

7. Human-Computer Interface Including Haptically Controlled Interactions. U.S. Patent Application pending. Claims an interface technique that allows haptics control of common interface operations. This patent application describes several scrolling and zooming techniques based around haptics interaction.

COPYRIGHTS FROM THE SANDIA LICENSE.

1. Flight v.9 alpha, copyright Sandia National Laboratories 2000. Haptics software developed at Sandia that implements early versions of many important haptics developments. Flight was the predecessor to e-Touch.

TENEO LICENSE - We license: (i) Virtual Reality Dental Training System Software; and (ii) Voxel Notepad Software, from Teneo Computing, Inc., a company acquired by one of our shareholders, Manhattan Scientifics. There are currently no patents covering either the Virtual Reality Dental Training System Software or the Voxel Notepad Software. We believe that the Harvard School of Dentistry filed or will file a patent covering the Virtual Reality Dental Training System Software or the Voxel Notepad Software. In addition to Teneo's current license, Teneo had an exclusive right to get a license for any patents issued to Harvard School of Dentistry for the Virtual Reality Dental Training System Software or the Voxel Notepad Software. Novint, however, decided to let this exclusive right lapse and currently have no plans to pursue such a license.

MANHATTAN SCIENTIFICS LICENSE - On June 24, 2000, we granted an exclusive sub license of our haptics technology to Manhattan Scientifics, one of our shareholders, within a specified Field of Use. We are entitled to a 5% royalty on net revenues derived from such license. No royalties have been paid pursuant to this license to date and no marketable technologies have been developed under this license agreement.

FORCE DIMENSION LICENSE - We have acquired an exclusive sublicense to a hardware patent and were assigned a pending patent from Force Dimension, discussed above under "Company History and Technology Development." This sublicense and patent allows us to develop a new low-cost three-dimensional haptics enabled interaction device that works with our existing e-Touch software. We have received the initial prototype and a second, updated prototype in accordance with the terms of our agreement.

PATENTS FROM FORCE DIMENSION LICENSE:

European Patent Office Application Serial No. 03016030.3, filed July 15, 2003 entitled "Parallel Kinematics Mechanism." Abstract: The present invention relates in general to movement transmission, and for example, to a device or assembly for transmitting a movement using a parallel kinematics mechanism, to a haptic device or system or a force-reflecting control interface, such as a hand controller for computers, game consoles, simulators or other systems, and to a movement transmission device for a parallel kinematics manipulator or a parallel kinematics measuring system. This Patent is pending. The Company is not aware that the patent is issued or that there are any proceedings in place at the EPO concerning the Patent. The pending Patent is assigned to the Company under our agreement with Force Dimension.

US Patent No. 4,976,582 entitled: "Device for the movement and positioning of an element in space" This Patent is issued. Abstract: The device comprises a base element (1) and a movable element (8). Three control arms (4) are rigidly mounted at their first extremity (15) on three shafts (2) which may be rotated. The three assemblies each formed by a shaft (2) and an arm (4) are the movable parts of three actuators (13) of which the fixed parts (3) are integral with the base element. The other extremity (16) of each control arm is made integral with the movable element through two linking bars (5a, 5b) hingedly mounted on the one hand to the second extremity (16) of the control arm and, on the other hand, to the movable element. The Company has a license to use this Patent under our agreement with Force Dimension.

Also includes: Canada Patent No. 1,298,806, Japan Patent No. 1,761,286, Switzerland Patent No. 672089-4 and Europe Patent No. 0250470. These Patents are all issued and are sublicensed to the Company under our agreement with Force Dimension.

GOVERNMENTAL REGULATION

We are not aware of any specific government regulations governing our services.

RESEARCH AND DEVELOPMENT

Research and development expenses for the quarter ended March 31, 2005 and the year ended December 31, 2004 were $411,175 and $737,837, respectively. In Fiscal Year 2003 we spent approximately $10,925 on development costs and in Fiscal Year 2002 approximately $79,454.

EMPLOYEES

As of the date of this filing, we currently have 11 full time employees, 5 consultants and 1 part time employee.

We have an employment agreement with our CEO, Tom Anderson. Under such agreement, he is entitled to an annual base salary of $150,000 per year and cash bonus to be determined by Novint, is subject to confidentiality provisions and is entitled to a severance of one year base salary if he is terminated by Novint without cause.

We also have an employment agreement with our CTO, Walter Aviles. Under such agreement, he was originally granted options to purchase 400,000 shares of Novint's common stock, but options to purchase 200,000 shares were cancelled, he is entitled to an annual base salary of $155,000 per year and cash bonus to be determined by Novint, is subject to confidentiality provisions and is entitled to a severance of two months base salary if he is terminated by Novint without cause.

Recruiting efforts will continue as we bring our products to market.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of us should be read in conjunction with the financial statements and related notes thereto included in this prospectus. The following discussion contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein.

OVERVIEW

We were initially incorporated in the State of New Mexico as Novint Technologies, Inc. in April 1999. On February 26, 2002, we changed our state of incorporation to Delaware by merging into Novint Technologies, Inc., a Delaware corporation. We have no subsidiaries and operate our business under Novint Technologies, Inc. We are a haptics technology company (haptics refers to your sense of touch). We develop, market and sell applications and technologies that allow people to use their sense of touch to interact with computers.

To date, we have derived the majority of our revenues developing professional applications for our customers. We have completed a number of contracts with companies such as Aramco, Lockheed Martin, Chrysler, Chevron, Sandia National Laboratories, and Woods Hole Oceanographic Institute.

While we are continuing to expand on our professional applications for our customers, we are also currently preparing to leverage our computer touch technology to exploit opportunities in the consumer console and PC interactive computer games market. Using our haptics technology, games and applications will have the crucial missing "third sense" to human computer interaction. Users will be able to directly and intuitively feel the shape, texture, and physical properties of virtual objects using our computer touch software.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

High-quality financial statements require rigorous application of accounting policies. Our policies are discussed in our audited financial statements for the year ended December 31, 2004, and are considered by management to be critical for an understanding of our financial statements because their application places the most significant demands on management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. We review the accounting policies we use in reporting our financial results on a regular basis. As part of such review, we assess how changes in our business processes and products may affect how we account for transactions. We have not changed our critical accounting policies or practices during 2004 or through July 29, 2005. However, we are evaluating how improvements in processes and other changes in haptics technology and our emerging video games business may impact revenue recognition policies in the future.

REVENUE AND COST RECOGNITION - We recognize revenue from the sale of software products under the provisions of SOP 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9. SOP 97-2 generally requires that revenue recognized from software arrangements be allocated to each element of the arrangement based on the relative vendor specific objective evidence of fair values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation, or training. Under SOP 97-2, if the determination of vendor specific objective evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence does exist or until all elements of the arrangement are delivered.

SOP 97-2 was amended in December 1998 by SOP 98-9, Modification of SOP 97-2 Software Revenue Recognition with Respect to Certain Transactions. SOP 98-9 clarified what constitutes vendor specific objective evidence of fair value and introduced the concept of the "residual method" for allocating revenue to elements in a multiple element arrangement.

Our revenue recognition policy is as follows:

Project revenue consists of programming services provided to unrelated parties under fixed-price contracts. Revenues from fixed price programming contracts are recognized in accordance with Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, and Accounting Research Bulletin (ARB) 45, Long-Term Construction-Type Contracts, using the percentage-of-completion method, measured by the percentage of costs incurred to date compared with the total estimated costs for each contract. Novint accounts for these measurements on the balance sheet under costs and estimated earnings in excess of billings on contracts and billings in excess of costs and estimated earnings on contracts. Provisions for estimated losses on uncompleted contracts are made and recorded in the period in which the loss is identified.

Revenue from product sales relates to the sale of the Phantom haptics interface which is a human-computer user interface (the Phantom). The Phantom allows the user to experience sensory information when using a computer and its handle is the approximate size and shape of a writing instrument. Phantoms are manufactured by an unrelated party and are shipped directly to the customer.

Emerging Issues Task Force (EITF) 00-10, Accounting for Shipping and Handling Fees and Costs, require amounts billed to a customer in a sales transaction related to shipping and handling, if any, to be classified and accounted for as revenues earned for the goods provided, whereas shipping and handling costs incurred by a company are required to be classified as cost of sales. Novint's costs associated with shipping inventory items to Novint's customers are included in Novint's Cost of Goods Sold amount. Novint does not charge a separate or additional fee for shipment to their customers, rather this fee is included in the price and therefore part of Novint's product revenue. No provision for sales returns has been provided in these financial statements, as Novint has never had a sales return.

EITF 01-14, Income Statement Characterization of Reimbursements Received for "Out-of-Pocket" Expenses Incurred, requires reimbursements received for out-of-pocket expenses incurred while providing services to be characterized in the income statement as revenue. Novint's out-of-pocket expenses incurred in connection with their project revenues are recognized in revenues based on a computed overhead rate that is included in their project labor costs to derive a project price.

In accordance with EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, Novint recognizes its product sales on a gross basis. Novint is responsible for fulfillment, including the acceptability of the product ordered. Novint has risks and rewards of ownership such as the risk of loss for collection, delivery or returns. Title passes to the customer upon receipt of the product by the customer. In accordance with the Company's agreement with its customer, further obligation is limited to the terms defined in its warranty.

Novint's customers are provided a warranty from Novint's supplier. This warranty guarantees that the supplier's products shall be free from manufacturing defects. The supplier agrees to provide, free of charge, replacements for any components found to be defective within 1 year of delivery. Novint's customers also have the option of purchasing a Maintenance Renewal, which extends the supplier's warranty coverage for the following year. Novint's supplier handles all administration and actual repairs provided for under the basic and renewal programs, and therefore Novint has not recorded a warranty accrual. To date, Novint's customers have not purchased a Maintenance Renewal.

IMPAIRMENT - In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

ACCOUNTS RECEIVABLE - We utilize the allowance method for accounts receivable valuation, providing for allowances for estimated uncollectible accounts receivable. Our financial instruments that are exposed to concentration of credit risk consist primarily of uninsured cash, cash equivalents and available-for-sale securities held at commercial banks and institutions primarily in the United States and trade receivables from our customers. We routinely assess the financial strength of our customers as part of our consideration of accounts receivable collectibility by performing credit evaluations of customers. Trade receivables are not collateralized. We generally grant credit terms to most customers ranging from 30 to 90 days.

SOFTWARE DEVELOPMENT COSTS - We account for our software development costs in accordance with SFAS 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. This statement requires that, once technological feasibility of a developing product has been established, all subsequent costs incurred in developing that product to a commercially acceptable level be capitalized and amortized ratably over the estimated life of the product, which is 5 years. We have capitalized software development costs in connection with e-touch(TM) beginning in 2000. Amortization is computed on the straight-line basis over the remaining life (five years) of the e-touch(TM) platform.

INTERNAL USE SOFTWARE - We have adopted Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, during 2001, which requires capitalization of certain costs incurred during the development of internal use software. On a quarterly basis, we perform a review of our software expenditures to determine if any should be capitalized.

INTANGIBLES - Effective January 1, 2002, we adopted SFAS 142, Goodwill and Other Intangible Assets. SFAS 142 requires intangible assets to be tested for impairment in accordance with SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which has been superseded by SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. We perform a periodic review of our identified intangible assets to determine if facts and circumstances exist which indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances do exist, we assess the recoverability of identified intangible assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. After an impairment loss is recognized, the adjusted carrying amount shall be its new accounting basis.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities. FIN 46 clarifies the application of ARB 51, Consolidated Financial Statements, for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). FIN 46 or FIN 46(R) should be applied to entities considered to be special-purpose entities (SPEs) no later than the end of the first reporting period ending after December 15, 2003 (as of December 31, 2003 for a calendar-year reporting enterprise). For this purpose, SPEs are entities that would have previously been accounted for under EITF Issue 90-15, Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions, EITF Issue 96-21, Implementation Issues in Accounting for Leasing Transactions involving Special-Purpose Entities, EITF Issue 97-1, Implementation Issues in Accounting for Lease Transactions, including Those involving Special-Purpose Entities, and EITF Topic D-14, Transactions involving Special-Purpose Entities. SPEs within the scope of this transition provision include any entity whose activities are primarily related to securitizations or other forms of asset-backed financings or single-lessee leasing arrangements. FIN 46(R) should be applied to all entities within its scope by the end of the first reporting period that ends after December 15, 2004, for reporting enterprises that are small business issuers (that is, as of December 31, 2004, for calendar-year reporting enterprises). Novint has determined that FIN 46 and FIN 46(R) will not have an impact on its financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued SFAS 123 (revised 2004), Share-Based Payments (Statement 123(R)). This Statement requires that the costs of employee share-based payments be measured at fair value on the awards grant date using an option-pricing model and recognized in the financial statements over the requisite service period. SFAS 123(R) supersedes APB 25, Accounting for Stock Issued to Employees and its related interpretations, and eliminates the alternative to use APB 25's intrinsic value method of accounting, which the Company is currently using. SFAS 123(R) allows for two alternative transition methods. The first method is the modified prospective application whereby compensation cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date will be recognized over the remaining service period. The compensation cost for that portion of awards will be based on the grant-date fair value of those awards as calculated for pro forma disclosures under SFAS 123, as originally issued. All new awards and awards that are modified, repurchased, or cancelled after the adoption date will be accounted for under the provisions of Statement 123(R). The second method is the modified retrospective application, which requires that the Company restate prior period financial statements. The modified retrospective application may be applied either to all prior periods or only to prior interim periods in the year of adoption of this Statement. Novint is currently determining which transition method it will adopt and is evaluating the impact Statement 123(R) will have on its financial position, results of operations, EPS and cash flows when the Statement is adopted. SFAS 123(R) is effective for Novint for the first interim or annual reporting period of the Company's first fiscal year beginning on or after December 15, 2005.

LIQUIDITY AND CAPITAL RESOURCES

Novint closed a funding round in February and May of 2004 in which we raised $3,049,000. We have used a significant portion of the sources of cash to pay off certain liabilities including notes payable, offering costs and salaries. However, if we are successful in developing our gaming technology and video games business, and in developing partnerships with game publishers and hardware manufacturers, we will need to raise approximately another $15 million in funding to execute our current business plan with respect to our video games business. There can be no assurances that we will be able to obtain any additional financing on favorable terms, if at all. Borrowing money may involve pledging some or all of our assets. Raising additional funds by issuing common stock or other types of equity securities would further dilute our existing shareholders.

Since inception, Novint has incurred net operating losses and other equity charges, which have resulted in an accumulated deficit of $5,711,998 at March 31, 2005 and 4,752,221 at December 31, 2004. For the three months ended March 31, 2005 and 2004, Novint had net losses of $952,687 and $606,801, respectively. For the years ended December 31, 2004 and 2003, Novint had net losses totaling $2,439,303 and $990,550, respectively. Since inception, management has raised equity totaling approximately $6.3 million through various private equity transactions and has approximately $622,000 in cash on hand at March 31, 2005 and $1.329 million in cash on hand at December 31, 2004. Without additional equity infusion or long term borrowings, there is substantial doubt as to the Company's ability to continue as a going concern. Management believes they will need additional funding to supplement their cash on hand along with revenues from project and product sales to allow Novint to satisfy its short term obligations and provide enough cash flow for Novint to continue operations. Management has the ability to curtail spending and negotiate or push back payments to third parties, or settle such expenditures in stock in the event they experience cash shortfalls or in the event the next round of funding does not occur or takes significantly longer than anticipated.

RESULTS OF OPERATIONS

QUARTER ENDED MARCH 31, 2005 COMPARED TO THE QUARTER ENDED MARCH 31, 2004.

REVENUES. During the quarter ended March 31, 2005, we had revenues of $115,211 as compared to revenues of $12,856 during the quarter ended March 31, 2004, an increase of approximately 796%. The increase primarily results from additional contract activities during the quarter ended March 31, 2005. During the three months ended March 31, 2004, Novint had four employees working on one contract while, during the three months ended March 31, 2005, the Company had eight employees working on three major contracts. Timing of contracts is not within a specified time period during the year so quarterly comparisons may not validly represent annual activity. In addition, during the quarter ended March 31, 2005, one haptic interface device was sold for $27,000 while no such sales occurred in the first quarter of 2004.

COST OF GOODS SOLD AND GROSS PROFIT (LOSS). Cost of Goods Sold, which consists of materials purchased for resale to customers and the direct labor incurred for delivering on projects, were $59,411 for the quarter ended March 31, 2005, compared to $16,437 for the quarter ended March 31, 2004. Our average gross profit percentage on contract activity was approximately 49.1% for the three months ended March 31, 2005, compared to 44.5% for the three months ended March 31, 2004. The slight increase in gross profit percentage resulted as we gained efficiency in our project design and delivery effort and were better able to meet contract requirements with less labor effort expended.

OPERATING EXPENSES. Operating expenses totaled $1,008,429 for the quarter ended March 31, 2005, compared to $414,212 for the quarter ended March 31, 2004, an increase of approximately $594,217 or 143%. Included in the increase is approximately $400,000 in additional research and development expenditures attributable to our current efforts to develop computer gaming technology. During the quarter ended March 31, 2005, we had 11 full time equivalent employees (FTE's) as compared to 5 FTE's during the quarter ended March 31, 2004. A ratable portion of their salaries and benefits were allocated to general and administrative expenses resulting in approximately $190,000 of additional expense in the first quarter of 2005. Sales and marketing increased by approximately $30,000 in relation to our efforts to market our computer gaming technology. Partially offsetting the increases described above is a decrease in depreciation and amortization expenses as a result of the full amortization of certain licensing agreements.

LOSS FROM OPERATIONS: We had a Loss from Operations of $952,629 for the quarter ended March 31, 2005, compared to a Loss from Operations of $417,793 for the quarter ended March 31, 2004. Our net losses have increased as a result of the increase in our operating expenses as described above.

NET LOSS. We had a net loss of $952,687, or $0.07 per share, for the quarter ended March 31, 2005, compared to $606,801, or $0.06 per share, for the quarter ended March 31, 2004. The increase in loss from operations was partially offset by a $190,000 decrease in interest expense attributable to a pay off of a notes payable in 2004 and decrease of $10,000 for realized losses on marketable equity securities. We believe that net losses will increase substantially in the short term as labor efforts and associated costs are diverted from contracted and revenue-generating activities to research and development activities for computer gaming design and development.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE YEAR ENDED DECEMBER 31, 2003.

REVENUES. During the year ended December 31, 2004, we had revenues of $312,129 as compared to revenues of $497,067 during the year ended December 31, 2003, a decrease of approximately 37%. The decrease primarily relates to one contract reaching completion during 2003 whose revenue in that year was approximately $30,000, and three major contracts having less activity in 2004 resulting in 2003 revenue of approximately $330,000 as compared to approximately $150,000 in 2004. The decrease in contract activity from 2003 to 2004 is attributable to our spending a much larger portion (34%) of our labor effort on research and development activities as opposed to revenue generating contract and product sales activities during this time frame. As explained below, while salary expense incurred during 2004 increased from 2003, a larger portion of these were expended on marketing, research and development and other non-revenue earning activities. We believe these research and development efforts in the computer gaming field, together with our growing experience in haptics technology will allow for a broader customer base and increased volume in contract and product sales.

COST OF GOODS SOLD AND GROSS PROFIT (LOSS). Cost of Goods Sold which consists of materials purchased for resale to customers, and the direct labor incurred for delivering on projects were $253,414 for the year ended December 31, 2004, as compared to $383,701 for the year ended December 31, 2003. Our average gross profit percentage on contract activity was approximately 23% for the year ended December 31, 2004 as compared to 38% for the year ended December 31, 2003. The decrease in gross profit was a result of a small loss on one contract While the loss on the contract was small, the activities associated with the contract comprised approximately 39% of our total project revenue driving our average profit percentage down. Further, consistent with our reallocation of labor to research and development activities, less labor effort was expended in revenue generating activities further resulting in the allocation of labor to cost of goods sold.

OPERATING EXPENSES. Operating expenses totaled $2,309,003 for the year ended December 31, 2004 as compared to $772,222 for the year ended December 31, 2003, an increase of approximately 200%. Included in the operating expenses for 2004 is approximately $93,000 in salary expense recorded in relation to options issued, as compared to $5,000 in 2003. Further, professional fees paid increased by approximately $172,000 during the year ended December 31, 2004 from the year ended December 31, 2003, as a result of fess incurred related to quarterly review of financial statements, legal fees related to contracts and various business activities and outsourcing of our accounting function. Business consultant fees increased by approximately $100,000 for effort expended in relation to developing a long term business plan for the company. In addition, salaries paid to employees and consultants increased from approximately $260,000 during the year ended December 31, 2003 to approximately $585,000 for the year ended December 31, 2004. Of the salaries paid, approximately $340,000 were classified as operating expenses during the year ended December 31, 2004, as compared to only $60,000 included in operating expenses for the year ended December 31, 2003. Business development, and other general and administrative expenses increased by approximately $200,000 commensurate with our business growth and increased activities overall. Marketing increased by approximately $80,000 commensurate with our efforts to begin marketing our computer gaming technology. The Research and development expense increase of approximately $750,000 is attributable to our current efforts to develop computer gaming technology and related accrual for expenses related to the contracts with Force Dimension and Lunar Design. Under these contract we expect to incur additional costs in 2005 for the development of the haptics interface devices and related technologies. Partially offsetting the increases described, depreciation and amortization expenses decreased as a result of the full amortization of certain licensing agreements.

LOSS FROM OPERATIONS: We had a Loss from Operations of $2,250,288 during the year ended December 31, 2004 as compared to a Loss from Operations of $658,856. Our net losses have increased as a result of the increase in our operating expenses as described above.

NET LOSS. We had a net loss of $2,439,303, or $0.19 per share during the year ended December 31, 2004 as compared to a net loss of $990,550, or $0.11 per share for the year ended December 31, 2003. Net losses attributable to common stockholders were $2,540,635, or $0.19 per share for the year ended December 31, 2004, as compared to $1,006,127, or $0.11 per share for the year ended December 31, 2003. Our increase in net losses are essentially attributable to our increases in operating expenses as described above. The realized loss on disposition of securities during the year ended December 31, 2003, was largely offset by the interest expense during the year ended December 31, 2004 attributable to a Notes Payable. We believe that net losses will increase substantially in the short term as labor efforts and associated costs are diverted from contracted and revenue generating activities to research and development activities for computer gaming design and development.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

On October 7, 2003, Meyners + Company, LLC, was dismissed and on the same date Grant Thornton LLP was appointed as Novint's independent certified public Accountant for the Company's 2002 financial statement audit.

Meyners + Company, LLP has not been associated with any of our financial statements subsequent to the fiscal year ended December 31, 2001. The change in independent auditors, effective for the year ended December 31, 2002, was approved by our Board of Directors, and was not due to any disagreement between us and Meyners + Company, LLC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. In addition, there were no disagreements between Meyners and Company, LLC and Novint during the last two fiscal years and through the date of dismissal. Our principal accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.

We have been advised by our independent registered public accounting firm, Grant Thornton LLP, that there are certain material weaknesses in internal controls and procedures related to the financial reporting process at December 31, 2004 and through the date of their opinion. During 2004, as a result of the audit and review of quarterly financial information, Grant Thornton LLP proposed, and Novint recorded, numerous adjusting journal entries and additional disclosures to correct the financial statements. Management agreed with and recorded such adjustments and additional disclosures and has taken the following actions to remedy the material weaknesses. Management has begun to analyze the Company's accounts each month. In addition, Novint's accounts are analyzed on a quarterly basis by an outside CPA who is working closely with the company in the financial reporting area. Each month, management reviews all financial transactions and related categories to ensure items are being classified correctly. Additionally, Novint is now going through quarterly reviews of its financial statements with the outside CPA, who is experienced in preparing financial statements in accordance with GAAP. The consultant has also trained Novint's internal bookkeeper, who maintains our books on a daily basis, in properly recording original entries according to GAAP. Further, Novint is working with the outside CPA to facilitate financial accounting and reporting requirements and information flow, including the development of formal policies and procedures. Although Novint does utilize additional outside consultants to help verify that we are staying informed of issues specifically relating to GAAP and the SEC, we feel that using an outside CPA is an adequate solution for a company our size as a full time CFO on staff would not be adequately utilized at this stage. However, Novint believes that in the near future, a full time CFO will be necessary, and expects to begin a search for a qualified candidate. Grant Thornton LLP considered the above weaknesses in internal controls in planning and performing their audit and in determining the level of substantive audit procedures necessary during the audits of the December 31, 2004 and 2003 financial statements. Because Novint has a limited number of transactions, Grant Thornton LLP was able to perform sufficient procedures to determine that the financial statements are fairly stated, in all material respects, as of and for the years ended December 31, 2004 and 2003. Management believes that, for a company of our size and the fact that we have a small number of transactions, our current procedures and controls are adequate to provide reliable financial reporting and disclosures. As noted above, Novint has hired an outside CPA to assist with the accounting and financial reporting processes and we are in process of implementing the recommendations made by Grant Thornton LLP to improve the design and operating effectiveness of our internal controls. Management expects that these issues will be fully addressed by December 31, 2005. We were not advised by Meyners + Company, LLC of any lack of internal controls necessary for us to develop reliable financial statements.

We have not been advised by either Meyners + Company, LLC or Grant Thornton LLP of any of the following:

(a) any information that has come to the attention of our auditors that has led them to no longer be able to rely on management's representations or that has made them willing to be associated with the financial statements prepared by management;

(b) any need to expand significantly the scope of our auditors' audit or information that has come to our auditors' attention during the two financial years prior to and preceding the change in our independent auditors that, if further investigated, would:

(i) materially impact the fairness or reliability of the previously issued audit report or the financial statements issued or covering that period; or

(ii) cause our auditors to become unwilling to rely on management's representations or that has made them unwilling to be associated with our financial statements, or due to the replacement of Meyners + Company, LLC, or any other reason, our auditors did not so expand the scope of the audit or conduct such further investigation; and

(c) any information that has come to the attention of our auditors that has led them to conclude that such information materially impacts the fairness or reliability of the audit reports or the financial statements issued covering the two financial years prior to and preceding the change in our independent auditors, except as related to the restatement disclosed in the 2002 and 2003 financial statements as they related to 2001 or prior years (including information that, unless resolved, to the satisfaction of such auditors, would prevent it from rendering an unqualified audit report on those financial statements) and due to the replacement of Meyners + Company, LLC or any other reason, any issue has not been resolved to such auditors' satisfaction prior to Meyners + Company, LLC's replacement.

PLAN OF OPERATION

                  PROFESSIONAL APPLICATION DEVELOPMENT SERVICES

We will continue expanding on current projects with Sandia, Aramco, and Lockheed Martin. We will continue to look to develop new contracts through trade shows and through the many Company relationships we have in place. We will continue to work towards expanding our technology and our project work, and license products. Our licensing strategy for our professional application development services is to license a product to a distributor who will handle sales and marketing of the product, reducing our need for direct sales and marketing staff. We believe that we can grow the business in this manner in a much more scalable business model.

                                COMPUTER GAMING

We have approached game publishers, such as Nickelodeon, Eidos, HIP Interactive, Electronic Arts, Jaleco, and others. We are also continuing to make contacts with other publishers. Our goal is to enter into several Letters of Intent with game publishers, stating their interest in creating games using our technology, and then to approach hardware manufacturers to license our hardware technology. We also approached game console manufacturers. We have had an initial meeting with Nintendo and Microsoft, and hope to have follow up meetings shortly. We have not had any follow up meetings to day. Each of the game publishers, however, has requested a follow-up meeting when we have completed an industrial designed engineering model of a working hardware device with a fully described bill of materials for mass market pricing of such device.

For our hardware business, we began to solicit proposals from engineering and design companies who can help us to further our hardware design to a mass market pre-production stage. We have also solicited a proposal and have met with Lunar Design to develop the exterior, aesthetic design of the device.

The expansion of Novint's operations into the interactive computer gaming business is a substantial departure from our current operations and may involve a substantial number of material risks. Please see the section entitled Risk Factors. Additionally, we believe that our operating expenses will increase substantially as we devote more and more or our resources towards developing our computer gaming business. Marketing expenses will increase commensurate with our efforts to begin marketing our computer gaming technology. Research and development expense will increase due to our current efforts to develop computer gaming technology. Business development, and other general and administrative expenses will increase commensurate with our business growth and increased activities overall.

PRODUCT RESEARCH AND DEVELOPMENT

We continue to believe research and development activities are important to our success. We are currently working with Force Dimension in developing a new low-cost three-dimensional haptics enabled interaction device that works with our existing e-Touch software. We plan in Fiscal Year 2005 to complete a marketable prototype of such device and to seek manufacturers that will produce this device.

ACQUISITION OF PLANT AND EQUIPMENT

We do not own any real estate or significant plant or equipment.

DEPENDENCE ON FEW CUSTOMERS

Currently, 100% of our revenues are derived from a few customers. Until and unless we secure customer relationships with substantially more customers or substantially develop other revenue streams, it is likely that we will experience periods during which we will be highly dependent on a limited number of customers. Dependence on a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. During the year ended December 31, 2003, Novint's revenue came from five key customers. During the year ended December 31, 2004, Novint's revenue was derived from four key customers. Following is a listing of customers representing 10% or more of Novint's revenues for the years ended December 31, 2003 and December 31, 2004:


                                    12/31/03               12/31/04
                                    --------               --------
Aramco                              $ 73,552    15%        $ 63,690   20%
Sandia National Laboratories        $149,808    30%        $ 81,145   26%
Lockheed Martin Perry               $ 47,851    10%              --
Deakin University                   $133,196    27%              --
Robarts Research                          --               $ 49,625   16%
University of New Mexico                  --               $ 47,176   15%

For the quarters ended March 31, 2005 and 2004, Novint's revenues were substantially attributable to a government agency headquartered in New Mexico and several government contractors located in the United States. Following is a summary of Novint's customers with sales over 10%, and the percentage of these sales to total sales for the quarters ended March 31, 2005 and 2004:

                                 March 31, 2005       %     March 31, 2004    %
                                 --------------       --    --------------    --
Sandia National Laboratories         $48,545          42     $    --          --
Lockheed Martin Perry                 32,495          28          --          --
Asylum Research                       27,200          24          --          --
Aramco                                    --          --      12,856         100

PERSONNEL

As of the date of this filing, we currently have 11 full time employees, 5 consultants and 1 part time employee. Numerous technically skilled employees along with business development and marketing personnel will be required to bring our computing gaming services and products to market. Recruiting efforts have begun and will continue in the near future. In addition, we will need to hire a qualified chief financial officer. Independent consultants, accountants and attorneys have been retained in the past and will continue to be used extensively in the future.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

We do not own any real estate. During fiscal years 2004 and 2003, and the quarters ended March 31, 2005 and 2004, we rented office space in Albuquerque, New Mexico on a month to month basis at a rate of $800 per month. The address is 9620 San Mateo Blvd. NE, Albuquerque, NM 87113. The condition of the building is clean and in good working order. The rent may be paid either in cash or in Manhattan Scientifics, Inc. common stock (see below), such is stock valued as of the closing date of the day before such payment is made. Common stock was not used to pay rent during 2004 or 2003 or during the quarter ended March 31, 2005.

In June 2000, we entered into a Research and Development contract to provide to Manhattan Scientifics, Inc. (Manhattan), a publicly-traded company located in New York, a license and rights to sublicense haptics technology. Coincident with the contract agreement, we entered into an exchange transaction with Manhattan that was finalized in May 2001, whose terms provided that Manhattan would receive 4,067,200 shares of our stock, and we would receive 1,000,000 shares of Manhattan stock. In addition, we obtained from Manhattan exclusive ownership of the worldwide IP rights and associated obligations of Teneo, a privately owned company previously acquired by Manhattan.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2003, we had a loan outstanding for $100,000 from Murray Kelly, an investor. Novint repaid the $100,000 note in full in March 2004. In conjunction with the issuance of the $100,000 promissory note, Novint issued 150,000 shares of common stock at a fair value of $0.05 per share in lieu of interest. Novint determined the fair value of their common stock to be $0.05 per share as determined by its Board of Directors based on the value of other instruments issued, such as preferred stock, during the prior year. In October 2003, in connection with a repayment extension and in accordance with the original terms of the promissory note, Novint issued an additional 50,000 shares of common stock at a fair value of $0.66 per share. Novint determined the fair value of their common stock to be $0.66 per share as a result of a third party common stock sale. The fair market value of the shares issued in lieu of interest was recorded as interest expense over the term of the note. The fair value of the shares issued total $33,000 as of December 31, 2003. During the year ended December 31, 2003, Novint recorded the remaining interest due of $13,875 as interest expense.

Manhattan Scientifics ("Manhattan") is our main investor with approximately 23.3% ownership in us as of March 25, 2005 (based on the number of shares of our common stock issued and outstanding). During the year ended December 31, 2003, Manhattan issued Manhattan stock to Novint's Chairman, President and Chief Executive Officer as compensation. No repayment is required. In connection with this transaction we recorded $8,250 in compensation expense during the year ended December 31, 2003.

On June 24, 2000, we granted an exclusive sub license of our haptics technology to Manhattan Scientifics, one of our shareholders, within a specified Field of Use. We are entitled to a 5% royalty on net revenues derived from such license. No royalties are due or have been paid pursuant to this license to date. This agreement and its successor agreement is described in more detail under the section of this prospectus entitled "Business of the Company."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

At this time there is no public trading market for our common stock. As of May 31, 2005, we have a total of 14,285,214 shares of our common stock outstanding.

We have 4,000 shares of Preferred Stock outstanding that converts automatically into 447,300 shares of our common stock when our securities become publicly traded.

We have outstanding warrants that were issued in conjunction with a private offering of our common stock. These warrants, if exercised, would permit shareholders to purchase an additional 1,524,500 shares of our common stock. These warrants may be exercised until February 18, 2009 for the February 2004 closing of 1,070,000 warrants and May 5, 2009 for the May 2004 closing of 454,500 warrants, at which time they will expire if not exercised. The price for each share of common stock purchased in accordance with the warrants is $2.00.

In addition, we also have outstanding warrants issued to various service providers. These warrants, if exercised, would permit such service providers to purchase an additional 1,968,400 shares of our common stock. These warrants may be exercised at various times until 2013, at which time they will expire if not exercised. The price for each share of common stock purchased in accordance with the warrants is as follows: 500,000 at $0.50 per share, 868,400 at $1.00 per share, 300,000 at $0.25 and 250,000 at $0.66 per share. Subsequent to the quarter ending March 31, 2005, 250,000 warrants of the 500,000 warrants at $0.50 per share were repriced to $0.25 per share.

We have outstanding options that were issued to our various employees and consultants. These options, if exercised, would permit employees and consultants to purchase an additional 8,169,174 shares of our common stock. The price for each share of common stock purchased in accordance with such options is between $0.01 to $0.66 and the weighted average exercise price is $0.09. We have 5,075,538 shares that are currently vested and exercisable.

Assuming all of the warrants and options are exercised and the preferred stock converted, we will have outstanding 26,344,588 shares of common stock. We issued the remaining shares of outstanding common stock in private transactions in reliance upon exemptions from registration under the Securities Act. Those shares may be sold only if we file a registration statement or if there is an applicable exemption from registration. Rule 144 of the Securities Act of 1933 is currently not available for the resale of our common stock. If Rule 144 was available, as of March 1, 2005 up to approximately 893,126 issued and outstanding shares could be sold pursuant to Rule 144(k) without being subject to the limitations of paragraphs (c), (e), (f) and (h) of Rule 144. In addition, as of March 1, 2005, up to an additional 11,663,688 issued and outstanding shares could be sold pursuant to Rule 144 subject to the limitations of paragraphs (c ), (e), (f) and (h). If all security holders that are eligible to sell under Rule 144 decide to sell their shares once Rule 144 becomes available to them that would put selling pressure on Novint's common stock resulting in a lower price for such stock. Other than the common stock being registered for the selling shareholders in this offering, we have no agreement with any shareholder to register our securities.

HOLDERS

We currently have 105 record holders of our common stock.

DIVIDENDS

We have not paid any cash dividends and we currently intend to retain any future earnings to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

In March 2004, we established the 2004 Stock Incentive Plan ("Plan"). The Plan was approved by our Board of Directors and security holders holding a majority of the shares of our common stock outstanding. The purpose of the Plan is to grant stock and stock options to purchase our common stock to our employees and key consultants. The total amount of shares subject to the Plan is 3,500,000 shares.

The following table sets forth information regarding our compensation plans, including the Plan, and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services.


                      EQUITY COMPENSATION PLAN INFORMATION

                                  Number of securities to       Weighted-average        Number of securities
                                  be issued upon exercise       exercise price of        remaining available
                                  of outstanding options,     outstanding options,       for future issuance
Plan Category                     warrants and rights (1)      warrants and rights         under the Plan
-------------                     -----------------------      -------------------         --------------
Equity Compensation Plans                3,055,000                   $0.66                     445,000
approved by security holders.

Equity Compensation Plans                        0                       0                           0
not approved by security holders.

TOTAL                                    3,055,000 (1)               $0.66                     445,000


(1) The 3,055,000 options are options issued and outstanding under the Company's 2004 Stock Incentive Plan. The Company also has outstanding options and warrants to purchase common stock that were issued outside of the Plan as follows: (i) options to purchase 5,114,174 shares of common stock at a weighted-average exercise price of $0.29; and (ii) warrants to purchase 3,442,900 shares of common stock at a weighted-average exercise price of $1.14.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended December 31, 2004, 2003 and 2002. The following table summarizes all compensation received by our Chief Executive Officer, Chief Technical Officer and Chief Financial Officer in fiscal years 2004, 2003 and 2002, and for the quarter ended March 31, 2005.


                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation                          Long-Term Compensation
                                   -----------------------------  ----------------------------------------------------------
                                                                                     Awards                       Payouts
                                                         Other                       ------                       -------
                                                         Annual   Restricted       Securities
                                                         Compen-     Stock         Underlying           LTIP     All Other
Name and              Fiscal       Salary        Bonus   -sation    Award(s)      Options/SARs         Payouts  Compensation
Principal Position     Year          ($)          ($)       ($)       ($)              (#)               ($)        ($)
------------------     ----          ---          ---       ---       ---              ---               ---        ---
Tom Anderson           Q105        $ 35,000        --        --        --               --                --         --
Chief Executive        2004        $150,000        --        --        --          500,000 Options        --         --
Officer                2003        $ 90,000        --        --        --               --                --         --
                       2002        $ 90,000        --        --        --        3,000,000 Options        --         --

Walter Aviles          Q105        $ 36,000        --        --        --               --                --         --
Chief Technical        2004        $155,000        --        --        --        1,000,000 Options        --         --
Officer                2003        $100,000        --        --        --               --                --         --
                       2002        $100,000        --        --        --        1,100,000 Options        --         --



The following table shows all grants during the quarter ended March 31, 2005 and the fiscal year ended December 31, 2004 of stock options under our stock option plans to the named executive officers.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                               (Individual Grants)

                                   Percent of



                  Number of       Total Options
                  Securities       Granted to
                  Underlying       Employees      Exercise or
                    Option       during Fiscal     Base Price     Expiration
Name              Granted (#)       Year(%)          ($/Sh)         Date
----              -----------       -------          ------         ----
Walt Aviles       1,000,000          34.0%           $0.66          2014
Tom Anderson        500,000          17.0%           $0.66          2014


The following table provides information as to the number and value of unexercised options to purchase our common stock held by the named executive officers at March 31, 2005. During the year ended December 31, 2004, Walt Aviles exercised options for 20,000 shares at an exercise price of $0.01 per share.

    AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

                                                    Value of Unexercised
              Number of Securities Underlying       In-the-Money Options
              Unexercised Options at Fiscal Year-    at Fiscal Year-End ($)
    Name      End (#) Exercisable/Unexercisable    Exercisable/Unexercisable
    ----      ---------------------------------    -------------------------
Tom Anderson         3,000,000 /500,000              $3,000,000 / $500,000
Walt Aviles          1,382,220 / 800,000             $1,382,220 / $800,000


                 LONG-TERM INCENTIVE PLAN AWARDS ("LTIP") TABLE

We do not currently have any LTIP.

COMPENSATION OF DIRECTORS

Directors do not generally receive cash compensation for their services as directors, but are to be reimbursed for expenses incurred in attending board meetings. There is no expressed cap for such expenses and Novint will reimburse all such reasonable expenses incurred by its directors. In 2003, Mr. Edwin Barsis, a current director, and Mr. Scott L. Bach, a former director of Novint, each received 15,152 shares of Novint's common stock for services as directors of Novint.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

We have an employment agreement with our CEO, Tom Anderson. Under such agreement, he is entitled to an annual base salary of $150,000 per year and cash bonus to be determined by Novint, is subject to confidentiality provisions and is entitled to a severance of one year base salary if he is terminated by Novint without cause. This agreement does not provide provisions covering a change in control of Novint. The commencement date of this agreement is March, 2004.

We also have an employment agreement with our CTO, Walter Aviles. Under such agreement, he was originally granted options to purchase 400,000 shares of Novint's common stock, but options to purchase 200,000 shares were cancelled, he is currently entitled to an annual base salary of $155,000 per year and cash bonus to be determined by Novint, is subject to confidentiality provisions and is entitled to a severance of two months base salary if he is terminated by Novint without cause. This agreement does not provide provisions covering a change in control of Novint. The commencement date of this agreement is November 11, 2000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, GRANT THORNTON LLP, AND AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                    CONTENTS

                                                                            Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...................     3

FINANCIAL STATEMENTS

     Balance Sheets.......................................................     4

     Statements of Operations.............................................     5

     Statements of Stockholders' Equity...................................     6

     Statements of Cash Flows.............................................     7

     Notes to Financial Statements........................................     8

                               GRANT THORNTON LLP

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Novint Technologies, Inc.

We have audited the accompanying balance sheets of Novint Technologies, Inc. as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of Novint's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Novint Technologies, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has accumulated deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ Grant Thornton LLP

                                        Albuquerque, New Mexico
                                        March 25, 2005

                            NOVINT TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                                  DECEMBER 31,

                                                            2004          2003
                                                            ----          ----
                                     ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                            $1,329,428   $   32,119
    Restricted cash                                              --      291,254
    Accounts receivable                                      27,150       81,865
    Prepaid expenses and other current assets (Note 3)        7,997       25,247
    Prepaid private placement issuance costs                     --      293,753
    Costs and estimated earnings in excess of
      billings on contracts (Note 4)                          3,271       37,060
                                                         ----------   ----------
        Total current assets                              1,367,846      761,298
                                                         ----------   ----------
SOFTWARE DEVELOPMENT COSTS, NET (Note 5)                         --       16,012
                                                         ----------   ----------
PROPERTY AND EQUIPMENT:
    Office equipment                                         49,076       45,586
    Software                                                  7,246        7,246
    Computer equipment                                      201,747      155,067
                                                         ----------   ----------
                                                            258,069      207,899

    Less: Accumulated depreciation                          170,926      124,146
                                                         ----------   ----------
        Total property and equipment                         87,143       83,753
                                                         ----------   ----------

INTANGIBLE ASSETS, NET (Note 6)                             241,359      111,313
                                                         ----------   ----------

        Total assets                                     $1,696,348   $  972,376
                                                         ==========   ==========


   The accompanying notes are an integral part of these financial statements.


                            NOVINT TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                                  DECEMBER 31,

                                                                                   2004           2003
                                                                                   ----           ----
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable (Note 10)                                                  $   209,751    $    13,891
    Accrued payroll and related liabilities                                         28,367        205,613
    Accrued royalties (Note 10)                                                      30,000         24,143
    Accrued interest                                                                    --         17,753
    Other accrued liabilities                                                        7,753         61,404
    Accrued research and development liabilities (Note 10)                          530,000            --
    Billings in excess of costs and estimated earnings (Note 4)                     59,855             --
    Reserve for contract loss                                                        6,775             --
    Notes payable (Note 7)                                                              --        478,017
                                                                               -----------    -----------
        Total current liabilities                                                  872,501        800,821
                                                                               -----------    -----------
COMMITMENTS AND CONTINGENCIES (Note 10)

CONDITIONALLY REDEEMABLE, CONVERTIBLE
    PREFERRED STOCK (Note 11)
    Series A: aggregate liquidation preference, $100,000, $0.01 par
      value; 4,000 shares authorized, issued and outstanding                       246,720        145,388
                                                                               -----------    -----------
STOCKHOLDERS' EQUITY (Notes 11, 12 and 13):
    Common stock,  authorized 50,000,000 shares, $0.01 par value;
      13,795,814 and 10,028,026 issued as of December 31, 2004 and
      December 31, 2003, respectively                                              137,958        100,280
    Additional paid-in capital                                                   5,942,975      2,147,028
    Accumulated deficit                                                         (4,752,221)    (2,211,586)
    Accumulated other comprehensive loss (Note 3)                                   (4,605)        (4,605)
    Unearned compensation (Note 13)                                               (746,980)        (4,950)
                                                                               -----------    -----------
        Total stockholders' equity                                                 577,127         26,167
                                                                               -----------    -----------
        Total liabilities and stockholders' equity                             $ 1,696,348    $   972,376
                                                                               ===========    ===========

   The accompanying notes are an integral part of these financial statements.


                            NOVINT TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                             Year Ended December 31,

                                                      2004            2003
                                                      ----            ----
REVENUE:
   Project                                       $    167,797    $    361,888
   Product                                            144,332         135,179
                                                 ------------    ------------
     Total revenue                                    312,129         497,067

COST OF GOODS SOLD:
   Project                                            122,729         291,931
   Product                                            130,685          91,770
                                                 ------------    ------------
     Total cost of goods sold                         253,414         383,701
                                                 ------------    ------------
GROSS MARGIN                                           58,715         113,366
                                                 ------------    ------------
COSTS AND EXPENSES
   Research and development                           737,873          10,925
   General and administrative (Note 8)              1,329,003         481,396
   Sales and marketing                                 87,336           9,971
   Depreciation and amortization                      154,791         269,930
                                                 ------------    ------------
     Total costs and expenses                       2,309,003         772,222
                                                 ------------    ------------
     Loss from operations                          (2,250,288)       (658,856)
                                                 ------------    ------------
OTHER EXPENSES:
   Realized loss on sale of securities                     --         239,040
   Interest expense                                   189,015          92,654
                                                 ------------    ------------
     Total other expenses                             189,015         331,694
                                                 ------------    ------------
   Loss before income taxes                        (2,439,303)       (990,550)

INCOME TAX EXPENSE                                         --              --
                                                 ------------    ------------
   Net loss                                        (2,439,303)       (990,550)

PREFERRED STOCK ACCRETION                            (101,332)        (15,577)
                                                 ------------    ------------
   Net loss available to common stockholders     $ (2,540,635)   $ (1,006,127)
                                                 ============    ============
OTHER COMPREHENSIVE LOSS:
   Change in unrealized loss on securities                 --         (10,416)
                                                 ------------    ------------
   Comprehensive loss                            $ (2,540,635)   $ (1,016,543)
                                                 ============    ============

NET LOSS PER SHARE, BASIC AND DILUTED:
   Net loss available to common stockholders     $      (0.19)   $      (0.11)
                                                 ============    ============
   Weighted-average common shares outstanding,
     basic and diluted                             13,111,533       9,465,313
                                                 ============    ============

   The accompanying notes are an integral part of these financial statements.


                            NOVINT TECHNOLOGIES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                             YEAR ENDED DECEMBER 31,


                                                             Conditionally Redeemable,
                                                            Convertible Preferred Stock          Common Stock        Additional
                                                             -------------------------   -------------------------     Paid-in
                                                                Shares        Amount       Shares         Amount       Capital
                                                                ------        ------       ------         ------       -------
Balances, December 31, 2002                                        4,000   $   129,811     9,244,834   $    92,448   $ 1,380,703

Common stock issued to consultants for services                       --            --       209,092         2,091       135,909
Common stock issued for Board of Directors services                   --            --        30,304           303        19,697
Common stock issued for cash                                          --            --       378,788         3,788       246,212
Common stock issued for interest                                      --            --        50,000           500        32,500
Common stock issued upon exercise of options for cash                 --            --       115,008         1,150            --
Options issued to consultants for services                            --            --            --            --        55,776
Warrants issued in private placement transaction                      --            --            --            --        85,007
Warrants issued in connection with notes payable                      --            --            --            --       182,974
Executive compensation paid by shareholder                            --            --            --            --         8,250
Amortization of unearned compensation                                 --            --            --            --            --
Change in unrealized holding loss on investments                      --            --            --            --            --
Reclassification of realized loss on investments                      --            --            --            --            --
Preferred stock accretion                                             --        15,577            --            --            --
Net loss                                                              --            --            --            --            --
                                                             -----------   -----------   -----------   -----------   -----------
Balances, December 31, 2003                                        4,000   $   145,388    10,028,026   $   100,280   $ 2,147,028

Common stock issued to consultants for services                       --            --       320,000         3,200       316,800
Common stock issued for cash                                          --            --       378,788         3,788       246,212
Common stock and warrants issued in private
    placement transaction, net of issuance costs                      --            --     3,049,000        30,490     2,324,661
Options issued to employees for future services                       --            --            --            --       861,900
Options issued to consultants for future services                     --            --            --            --        73,574
Cancelled options for employees                                       --            --            --            --       (27,200)
Common stock issued upon exercise of options for services             --            --        20,000           200            --
Amortization of unearned compensation                                 --            --            --            --            --
Preferred stock accretion                                             --       101,332            --            --            --
Net loss                                                              --            --            --            --            --
                                                             -----------   -----------   -----------   -----------   -----------
Balances, December 31, 2004                                        4,000   $   246,720    13,795,814   $   137,958   $ 5,942,975
                                                             ===========   ===========   ===========   ===========   ===========


                                                                           Accumulated
                                                              Retained        Other
                                                              Earnings    Comprehensive    Unearned
                                                             (Deficit)        Loss       Compensation       Total
                                                             ---------        ----       ------------       -----
Balances, December 31, 2002                                 $(1,205,459)   $  (233,229)   $   (10,300)   $    24,163

Common stock issued to consultants for services                      --             --             --        138,000
Common stock issued for Board of Directors services                  --             --             --         20,000
Common stock issued for cash                                         --             --             --        250,000
Common stock issued for interest                                     --             --             --         33,000
Common stock issued upon exercise of options for cash                --             --             --          1,150
Options issued to consultants for services                           --             --             --         55,776
Warrants issued in private placement transaction                     --             --             --         85,007
Warrants issued in connection with notes payable                     --             --             --        182,974
Executive compensation paid by shareholder                           --             --             --          8,250
Amortization of unearned compensation                                --             --          5,350          5,350
Change in unrealized holding loss on investments                     --        (10,416)            --        (10,416)
Reclassification of realized loss on investments                     --        239,040             --        239,040
Preferred stock accretion                                       (15,577)            --             --        (15,577)
Net loss                                                       (990,550)            --             --       (990,550)
                                                            -----------    -----------    -----------    -----------
Balances, December 31, 2003                                 $(2,211,586)   $    (4,605)   $    (4,950)   $    26,167

Common stock issued to consultants for services                      --             --             --        320,000
Common stock issued for cash                                         --             --             --        250,000
Common stock and warrants issued in private
    placement transaction, net of issuance costs                     --             --             --      2,355,151
Options issued to employees for future services                      --             --       (861,900)            --
Options issued to consultants for future services                    --             --             --         73,574
Cancelled options for employees                                      --             --         27,200             --
Common stock issued upon exercise of options for services            --             --             --            200
Amortization of unearned compensation                                --             --         92,670         92,670
Preferred stock accretion                                      (101,332)            --             --       (101,332)
Net loss                                                     (2,439,303)            --             --     (2,439,303)
                                                            -----------    -----------    -----------    -----------
Balances, December 31, 2004                                 $(4,752,221)   $    (4,605)   $  (746,980)   $   577,127
                                                            ===========    ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.


                            NOVINT TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                             Year Ended December 31,

                                                                                        2004           2003
                                                                                        ----           ----
Cash flows from operating activities:
    Net loss                                                                        $(2,439,303)   $  (990,550)
    Adjustments to reconcile net loss to net cash used in
      operating activities-
       Depreciation and amortization                                                    154,791        269,930
       Common stock issued for services                                                 320,000        158,000
       Common stock issued for interest                                                      --         33,000
       Options issued to consultants for services                                        73,573         55,776
       Amortization of warrants issued in connection with notes payable                 121,983         60,991
       Executive compensation paid by shareholder                                            --          8,250
        Amortization of unearned compensation                                            92,670          5,350
        Services paid with marketable equity securities                                      --         16,600
        Realized loss on disposition of securities                                           --        239,040
        Changes in operating assets and liabilities:
          Accounts receivable                                                            54,715        (81,615)
          Prepaid expenses                                                               17,250        (19,125)
          Accounts payable                                                              195,860         (5,454)
          Accrued liabilities                                                           287,207         14,480
         Costs and estimated earnings in excess of billings
             on contracts, net                                                           33,789         48,680
         Reserve for contract loss                                                        6,775             --
         Billings in excess of costs and estimated earnings
             on contracts, net                                                           59,855        (22,024)
                                                                                    -----------    -----------
            Net cash used by operating activities                                    (1,020,835)      (208,671)
                                                                                    -----------    -----------
Cash flows from investing activities:
    Intangible expenditures                                                            (222,046)        (2,864)
    Property and equipment acquisitions                                                 (50,169)       (12,316)
    Restricted cash                                                                     291,254       (291,254)
                                                                                    -----------    -----------
            Net cash provided (used) by investing activities                             19,039       (306,434)
                                                                                    -----------    -----------
Cash flows from financing activities:
    Proceeds from exercise of options                                                       200          1,150
    Proceeds from issuance of common stock                                            3,299,000        250,000
    Cash expenditures for private placement issuance fees                              (400,095)      (208,746)
    Proceeds from notes payable                                                              --        500,000
    Repayment of notes payable                                                         (600,000)            --
                                                                                    -----------    -----------
            Net cash provided by financing activities                                 2,299,105        542,404
                                                                                    -----------    -----------
Net increase in cash and cash equivalents                                             1,297,309         27,299

Cash and cash equivalents at beginning of period                                         32,119          4,820
                                                                                    -----------    -----------
Cash and cash equivalents at end of period                                          $ 1,329,428    $    32,119
                                                                                    ===========    ===========
Supplemental information:
    Non-cash: Issuance and modification of warrants for private placement fees      $   620,028    $    85,007
                                                                                    ===========    ===========
    Non-cash: Issuance of warrants in connection with debt                          $        --    $   182,974
                                                                                    ===========    ===========
    Interest paid                                                                   $    61,600    $        --
                                                                                    ===========    ===========
    Services paid with marketable equity securities                                 $        --    $    16,600
                                                                                    ===========    ===========
    Fair value accretion on conditionally redeemable, convertible preferred stock   $   101,332    $    15,577
                                                                                    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 1 - NATURE OF BUSINESS

Novint Technologies, Inc. was originally incorporated in the State of New Mexico in April 1999. On February 26, 2002, Novint changed their state of incorporation to Delaware by merging with Novint Technologies, Inc. (Novint), a Delaware corporation. This merger was accounted for as a reorganization of Novint. Novint is currently engaged in the development and sale of haptics products and equipment, including installation services and support, to production and manufacturing companies in the United States. e-Touch(TM) is a software program designed to utilize haptics (the sense of touch) equipment, using sight and sound to enable 3D interaction for the user of a computer. Novint's efforts are primarily concentrated on the development and marketing of e-Touch(TM) applications. Novint plans to expand into the consumer interactive computer game market, which is a substantial departure from their current business of offering product development services and limited sales of Haptic technology. Novint's operations are based in New Mexico with sales primarily to private entities and quasi-governmental agencies in the United States.

Since inception, Novint has incurred net operating losses and other equity charges which have resulted in an accumulated deficit of $4,782,221 at December 31, 2004. For the years ended December 31, 2004 and 2003, Novint had net losses totaling $2,469,303 and $990,550, respectively. Since inception, management has raised equity totaling approximately $6.3 million through various private equity transactions and has approximately $1.329 million in cash on hand at December 31, 2004. During 2004, Novint closed a funding round in which they raised $3,049,000 (see Note 12). Novint has used a significant portion of the sources of cash to pay off certain liabilities including notes payable that were outstanding at December 31, 2003, offering costs and salaries. However, if Novint is successful in developing their gaming technology and video games business, and in developing partnerships with game publishers and hardware manufacturers, they will need to raise another $15 million in funding to execute their current business plan with respect to their video gaming business. There can be no assurances that they will be able to obtain any additional funding on favorable terms, if at all. Borrowing money may involve pledging some or all of Novint's assets. Raising additional funds by issuing common stock or other types of equity securities would further dilute the existing shareholders. Without additional equity infusion or long term borrowings, there is substantial doubt the Company's ability to continue as a going concern. Management believes they will need additional funding to supplement their cash on hand along with revenues from project and product sales to allow Novint to satisfy its short term obligations and provide enough cash flow for Novint to continue operations. Management has the ability to curtail spending and negotiate or push back payments to third parties, or settle such expenditures in stock in the event they experience cash shortfalls or in the event the next round of funding does not occur or takes significantly longer than anticipated. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Novint as a going concern.

In March 2004, the Board of Directors authorized Novint to file a registration statement with the Securities and Exchange Commission for an initial public offering of Novint's common stock.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 1 - NATURE OF BUSINESS (CONTINUED)

In February 2004, Novint completed a private placement raising gross proceeds of $2,140,000 in exchange for 2,140,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 1,070,000 shares of common stock with an exercise price of $2.00 per share. In May 2004, Novint finalized the private placement raising additional gross proceeds of $909,000 in exchange for 909,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 454,500 shares of common stock with an exercise price of $2.00 per share. After cash fees incurred in connection with this placement, net cash proceeds to Novint were $2,440,159 (see Note 12).

On January 31, 2004, Novint entered into a stock purchase agreement with a private investor. In connection with this agreement, Novint issued 378,788 shares of its common stock for $0.66 per share and received gross proceeds of $250,000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the fair value of Novint's common stock and the fair value of options and warrants to purchase common stock.

                            Cash and Cash Equivalents

Novint considers all highly liquid investments purchased with original maturities of three months or less at the date of purchase to be cash equivalents.

                                 Restricted Cash

In contemplation of Novint's private placement as discussed in Note 1, a loan of $500,000 was provided to Novint in November 2003 for use solely with private placement expenses and a hardware licensing agreement with a third party. As of December 31, 2003, Novint had approximately $291,000 in cash on hand restricted for use to close the private placement and payment of milestones pursuant to the licensing agreement. Such restrictions expired with the completion of the offering and with the repayment of the loan in 2004.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                          Marketable Equity Securities

Novint classifies marketable equity securities as available-for-sale. Available-for-sale investments are recorded at fair value determined based on quoted market prices with unrealized gains and losses excluded from earnings and reported as a separate component of other comprehensive loss in the accompanying statements of operations. Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Fair market values are based on quoted market prices. Realized gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method. Due to the immaterial amount of the marketable equity securities held by Novint at December 31, 2004 and 2003, they have been reported as prepaid expenses and other current assets in the accompanying balance sheets.

                Accounts Receivable/Concentration of Credit Risk

Novint utilizes the allowance method for accounts receivable valuation, providing for allowances for estimated uncollectible accounts receivable. At December 31, 2004 and 2003, management believes all receivables are collectible; therefore, no allowances have been provided. Novint's financial instruments that are exposed to concentration of credit risk consist primarily of uninsured cash, cash equivalents held at commercial banks and institutions primarily in the United States, available-for-sale securities and trade receivables from Novint's customers. At December 31, 2004, Novint had cash with a financial institution of which $1,210,390 is not insured by the Federal Deposit Insurance Corporation
(FDIC).

For the years ended December 31, 2004 and 2003, Novint's revenues were substantially attributable to a government agency headquartered in New Mexico and several government contractors located in the United States. Following is a summary of Novint's customers with sales over 10%, and the percentage of these sales to total sales for the years ended December 31:

                                  2004        %         2003         %
                                  ----       ---        ----        ---
Aramco                         $ 63,690         20   $ 73,552         15
Sandia National Laboratories     81,145         26    149,808         30
Lockheed Martin Perry                --         --     47,851         10
Deakin University                    --         --    133,196         27
Robarts Research                 49,625         16         --         --
University of New Mexico         47,176         15         --         --


Novint routinely assesses the financial strength of its customers as part of its consideration of accounts receivable collectibility by performing credit evaluations of customers. Trade receivables are not collateralized. Novint generally grants credit terms to most customers ranging from 30 to 90 days. As of December 31, 2004 and 2003, Novint's trade receivables were substantially due from government contractors located in the United States.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                       Fair Value of Financial Instruments

Novint's financial instruments, including cash and cash equivalents, accounts receivable, accrued liabilities, accounts payable and notes payable are carried at historical cost, which approximates their fair value because of the short-term maturities or repayment terms of these instruments. Marketable equity securities are carried at fair value.

                                Advertising Costs

Novint did not incur advertising expense in 2004 and 2003.

                           Software Development Costs

Novint accounts for its software development costs in accordance with Statement of Financial Accounting Standards (SFAS) Number 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. This statement requires that, once technological feasibility of a developing product has been established, all subsequent costs incurred in developing that product to a commercially acceptable level be capitalized and amortized ratably over the estimated life of the product, which is generally 5 years. Novint has capitalized software development costs in connection with e-touch(TM) beginning in 2000. Amortization is computed on the straight-line basis over the remaining life (5 years) of the e-touch(TM) platform. As of December 31, 2004 and 2003, Novint's capitalized software development costs, net of amortization, totaled zero and $16,012, respectively. Novint has determined that research and development software related costs incurred during 2004 and 2003 are not capitalizable as the technological feasibility of such products has not yet been established. Accordingly, such costs have been expensed as research and development expenses in the period incurred.

                             Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on a straight-line depreciation method over the estimated useful lives of the assets, which range from 3 to 5 years for software and computer equipment, and 5 years for office equipment. Repairs and maintenance costs are expensed as incurred. Novint follows Statement of Position
(SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, which requires capitalization of certain costs incurred during the development of internal use software. Through December 31, 2004, capitalizable costs incurred have not been significant for any development projects. Accordingly, Novint has charged all costs to research and development expense in the periods incurred.

                                Intangible Assets

Intangible assets, which consist of licensing agreements and patents, are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic life of the assets, which range between 3 and 12 years. For the years ended December 31, 2004 and 2003, Novint recognized amortization expense of approximately $92,000 and $214,500, respectively, related to intangible assets.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Novint follows the provisions of SFAS 142, Goodwill and Other Intangible Assets. SFAS 142 requires intangible assets to be tested for impairment in accordance with SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which has been superseded by SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Novint performs a periodic review of its identified intangible assets to determine if facts and circumstances exist which indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, Novint assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over the remaining lives against the respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. After an impairment loss is recognized, the adjusted carrying amount shall be its new accounting basis. No impairment loss was recorded in 2004 or 2003. Annual amortization of intangible assets remaining at December 31, 2004, are as follows:

Year Ended December 31,
        2005                         $     75,000
        2006                               75,000
        2007                               75,000
        2008                                5,000
        2009                                5,000
        2010 and after                      6,359
                                     ------------
        Total                        $    241,359
                                     ============

     Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, Novint reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment loss was recorded in 2004 or 2003.

                          Revenue and Cost Recognition

Novint recognizes revenue from the sale of software products under the provisions of SOP 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9. SOP 97-2 generally requires that revenue recognized from software arrangements be allocated to each element of the arrangement based on the relative vendor specific objective evidence of fair values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation or training. Under SOP 97-2, if the determination of vendor specific objective evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence does exist or until all elements of the arrangement are delivered.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SOP 97-2 was amended in December 1998 by SOP 98-9, Modification of SOP 97-2 Software Revenue Recognition with Respect to Certain Transactions. SOP 98-9 clarified what constitutes vendor specific objective evidence of fair value and introduced the concept of the "residual method" for allocating revenue to elements in a multiple element arrangement.

Novint's revenue recognition policy is as follows:

Project revenue consists of programming services provided to unrelated parties under fixed-price contracts. Revenues from fixed price programming contracts are recognized in accordance with SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, and Accounting Research Bulletin (ARB) 45, Long-Term Construction-Type Contracts, using the percentage-of-completion method, measured by the percentage of costs incurred to date compared with the total estimated costs for each contract. Novint accounts for these measurements in the accompanying balance sheets under costs and estimated earnings in excess of billings on contracts and billings in excess of costs and estimated earnings on contracts. Provisions for estimated losses on uncompleted contracts are made and recorded in the period in which the loss is identified.

Revenue from product sales relates to the sale of the Phantom haptics interface, which is a human-computer user interface (the Phantom). The Phantom allows the user to experience sensory information when using a computer and its handle and is the approximate size and shape of a writing instrument. Phantoms are manufactured by an unrelated party and are shipped directly to the customer.

Emerging Issues Task Force (EITF) 00-10, Accounting for Shipping and Handling Fees and Costs, require amounts billed to a customer in a sales transaction related to shipping and handling, if any, to be classified and accounted for as revenues earned for the goods provided whereas shipping and handling costs incurred by a company are required to be classified as cost of sales. Novint's costs associated with shipping inventory items to Novint's customers are included in Novint's Cost of Goods Sold. Novint does not charge a separate or additional fee for shipment to their customers, rather this fee is included in the price and, therefore, part of Novint's product revenue. No provision for sales returns has been provided in these financial statements as Novint has never had a sales return.

EITF 01-14, Income Statement Characterization of Reimbursements Received for "Out-of-Pocket" Expenses Incurred, requires reimbursements received for out-of-pocket expenses incurred while providing services to be characterized in the statements of operations as revenue. Novint's out-of-pocket expenses incurred in connection with their project revenues are recognized in revenues based on a computed overhead rate that is included in their project labor costs to derive a project price.

In accordance with EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, Novint recognizes its product sales on a gross basis. Novint is responsible for fulfillment, including the acceptability of the product ordered. Novint has risks and rewards of ownership such as the risk of loss for collection, delivery or returns. Title passes to the customer upon receipt of the product by the customer. In accordance with the Company's agreement with its customer, further obligation is limited to the terms defined in its warranty.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Novint's customers are provided a warranty from Novint's supplier. This warranty guarantees that the supplier's products shall be free from manufacturing defects. The supplier agrees to provide, free of charge, replacements for any components found to be defective within 1 year of delivery. Novint's customers also have the option of purchasing a Maintenance Renewal, which extends the supplier's warranty coverage for the following year. Novint's supplier handles all administration and actual repairs provided for under the basic and renewal programs and, therefore, Novint has not recorded a warranty accrual. To date, Novint's customers have not purchased a Maintenance Renewal.

                                  Income Taxes

In accordance with SFAS 109, Accounting for Income Taxes, Novint accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                              Loss Per Common Share

The FASB issued SFAS 128, Earnings Per Share, which is effective for periods ending after December 15, 1997. SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing loss to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future. As of December 31, 2004 and 2003, Novint had a total of 9,891,338 and 6,292,838 potentially dilutive securities, respectively.

                               Stock Option Plans

Novint applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for the recognition and measurement of its fixed plan stock options. As such, unearned compensation is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price and is amortized over the service period. As of December 31, 2004 and 2003, amortization of unearned compensation approximates $93,000 and $5,000, respectively.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SFAS 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As permitted by SFAS 123, Novint has elected to continue to apply the intrinsic value-based method of accounting described above and has adopted the disclosure-only requirements of SFAS l23. In accordance with the provisions of SFAS 148, Accounting for Stock-Based Compensation--Transition and Disclosure, Novint has disclosed the effect on net income and earnings per share if the fair value based method had been applied to all outstanding and unvested awards in each period. The following table illustrates the effect on net loss to common stockholders if Novint had applied the fair value recognition provisions of SFAS 123 to all stock-based employee compensation for the years ended December 31. Net loss per share has been calculated after the accretion of the preferred stock:

                                                                     2004           2003
                                                                     ----           ----
Net loss available to common stockholders, as reported           $(2,540,635)   $(1,006,127)
Add:  Stock-based employee compensation  expense  included
in reported net loss                                                  92,670          5,350
Deduct:  Stock-based employee  compensation expense determined
under fair value based method for all awards                        (175,516)      (151,942)
                                                                 -----------    -----------
Pro forma net loss available to common stockholders              $(2,623,481)   $(1,152,719)
                                                                 ===========    ===========

Net loss available to common stockholders per share,
  basic and diluted:
   As reported                                                   $     (0.19)   $     (0.11)
   Pro forma                                                     $     (0.20)   $     (0.12)


In calculating the fair value of options for the above pro forma disclosure the following were used for stock options issued during 2004: fair market value of $1.00 per share, risk free rates ranging from 1.73% to 3.27%, volatility of the options ranging from 79% to 91%, estimated lives of 2 to 3 years and exercise prices of $0.66 per share. There were no options granted to employees during 2003.

                            Research and Development

Research and development costs are expensed as incurred and amounted to $737,873 and $10,925 for the years ended December 31, 2004 and 2003, respectively. Research and development costs primarily relate to costs incurred for development of haptics interface gaming technology prior to the technological feasibility of such technology.

                        Recent Accounting Pronouncements

Novint has adopted accounting pronouncements issued before December 31, 2004, that are applicable to the Company.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the Financial Accounting Standards Board issued SFAS 123 (revised 2004), Share-Based Payments (Statement 123(R)). This Statement requires that the costs of employee share-based payments be measured at fair value on the awards grant date using an option-pricing model and recognized in the financial statements over the requisite service period. SFAS 123(R) supersedes APB 25, Accounting for Stock Issued to Employees and its related interpretations, and eliminates the alternative to use APB 25's intrinsic value method of accounting, which the Company is currently using. SFAS 123(R) allows for two alternative transition methods. The first method is the modified prospective application whereby compensation cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date will be recognized over the remaining service period. The compensation cost for that portion of awards will be based on the grant-date fair value of those awards as calculated for pro forma disclosures under SFAS 123, as originally issued. All new awards and awards that are modified, repurchased, or cancelled after the adoption date will be accounted for under the provisions of Statement 123(R). The second method is the modified retrospective application, which requires that the Company restate prior period financial statements. The modified retrospective application may be applied either to all prior periods or only to prior interim periods in the year of adoption of this Statement. Novint is currently determining which transition method it will adopt and is evaluating the impact Statement 123(R) will have on its financial position, results of operations, EPS and cash flows when the Statement is adopted. SFAS 123(R) is effective for Novint for the first interim or annual reporting period of the Company's first fiscal year that begins on or after December 15, 2005.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities. FIN 46 clarifies the application of ARB 51, Consolidated Financial Statements, for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). FIN 46 or FIN 46(R) should be applied to entities considered to be special-purpose entities (SPEs) no later than the end of the first reporting period ending after December 15, 2003 (as of December 31, 2003 for a calendar-year reporting enterprise). For this purpose, SPEs are entities that would have previously been accounted for under EITF Issue 90-15, Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions, EITF Issue 96-21, Implementation Issues in Accounting for Leasing Transactions involving Special-Purpose Entities, EITF Issue 97-1, Implementation Issues in Accounting for Lease Transactions, including Those involving Special-Purpose Entities, and EITF Topic D-14, Transactions involving Special-Purpose Entities. SPEs within the scope of this transition provision include any entity whose activities are primarily related to securitizations or other forms of asset-backed financings or single-lessee leasing arrangements. FIN 46(R) should be applied to all entities within its scope by the end of the first reporting period that ends after December 15, 2004, for reporting enterprises that are small business issuers (that is, as of December 31, 2004, for calendar-year reporting enterprises). Novint has determined that FIN 46 and FIN 46(R) will not have an impact on its financial condition or results of operations.

                               Reclassifications

Certain reclassifications have been made to the 2003 balances in order to conform to the 2004 presentation.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 3 - MARKETABLE EQUITY SECURITIES

At December 31, 2004 and 2003, Novint held 8,284 shares of Manhattan Scientifics, Inc. (Manhattan) common stock. For the year ended December 31, 2003, services were paid with 415,000 shares of Manhattan marketable equity securities and related to consulting fees, legal fees, commissions and salaries. The fair value of the transactions were attributed to the fair market value of the securities granted at the date of payment for the services rendered. There were no services paid with Manhattan marketable equity securities during the year ended December 31, 2004.

As of December 31, 2004 and 2003, the marketable equity securities had an original cost of $5,102, gross unrealized losses of $4,605 and a fair value of $497. There have been no substantial changes in the fair value of such securities during 2004. Novint's marketable equity securities are carried at fair value and are included in prepaid and other current assets in the accompanying financial statements.

During 2003, Novint recorded realized losses on marketable securities totaling $239,040 due to the payment of services utilizing the marketable equity securities. There were no sales of marketable securities during the years ended December 31, 2004 or 2003.

NOTE 4 - COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS AND BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS ON CONTRACTS

Costs and estimated earnings in excess of billings on contracts consisted of the following at December 31:

                                                              2004       2003
                                                              ----       ----
Costs and estimated earnings incurred on
  uncompleted contracts                                     $  3,271   $ 67,000
Billings on uncompleted contracts                                 --    (29,940)
                                                            --------   --------
Costs and estimated earnings in excess of billings
  on uncompleted contracts                                  $  3,271   $ 37,060
                                                            ========   ========

Billings in excess of costs and estimated earnings on contracts consisted of the following at December 31:

                                                              2004        2003
                                                              ----        ----
Billings on uncompleted contracts                          $(207,690)  $      --
Costs and estimated earnings incurred on
  uncompleted contracts                                      147,835          --
                                                           ---------   ---------
Billings in excess of costs and estimated earnings
  on uncompleted contracts                                 $ (59,855)  $      --
                                                           =========   =========

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 5 - SOFTWARE DEVELOPMENT COSTS

Capitalized software development costs consisted of the following at December 31:

                                                              2004        2003
                                                              ----        ----
Software development costs                                 $ 80,058    $ 80,058
Less accumulated amortization                               (80,058)    (64,046)
                                                           --------    --------
                                                           $     --    $ 16,012
                                                           ========    ========

NOTE 6 - INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:

                                                             2004         2003
                                                             ----         ----

Licensing agreements                                      $ 880,000   $ 665,000
Patent                                                       10,734       3,688
Less accumulated amortization                             (649,375)    (557,375)
                                                          ---------   ---------
                                                          $ 241,359   $ 111,313
                                                          =========   =========

NOTE 7 - NOTES PAYABLE

In October 2002, Novint issued a promissory note of $100,000 with a maturity date of October 2003. During 2003, the maturity date was extended to October 2004. Novint repaid the $100,000 note in full in March 2004. In conjunction with the issuance of the promissory note, Novint issued 150,000 shares of common stock at a fair value of $0.05 per share in lieu of interest. Novint determined the fair value of their common stock to be $0.05 per share as determined by its Board of Directors based on the value of other instruments issued, such as preferred stock, during the prior year. In October 2003, as a result of the repayment extension and in accordance with the original terms of the promissory note, Novint issued an additional 50,000 shares of common stock at a fair value of $0.66 per share. Novint determined the fair value of their common stock to be $0.66 per share as a result of a third party common stock sale. The fair market value of the shares issued in lieu of interest have been recorded as interest expense over the term of the note. The fair value of the shares issued for interest totaled $33,000 as of December 31, 2003. During the year ended December 31, 2003, Novint recorded the remaining fair value totaling $13,875, as interest expense.

In November 2003, Novint issued a promissory note of $500,000, which was secured by all of Novint's assets, with an interest rate of 12% per annum and maturing in May 2004. In conjunction with the issuance of the $500,000 promissory note, Novint issued a warrant for the purchase of 500,000 shares of Novint's common stock at an exercise price of $0.50 per share. Additionally, in consideration for providing the bridge loan, Novint paid interest in the amount of $60,000. The warrant expires in November 2013. Novint calculated the relative fair value of the warrant to be approximately $183,000 using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.31%, volatility of 86%, contractual life of 10 years and a common stock fair market value of $0.66 per share. As these warrants were issued in connection with a note, the value of the warrant was recorded as a debt discount. At December 31, 2003, the unamortized discount totaled approximately $122,000. This amount was charged to interest expense during the year ended December 31, 2004.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 8 - GENERAL AND ADMINISTRATIVE EXPENSES

The table below identifies the significant components of general and administrative expenses as of December 31:

                                                          2004          2003

   Compensation of consultants and employees          $    889,932  $    289,126
   Professional fees                                       292,980       118,851
   Royalties                                                30,000        24,143
   Insurance                                                24,037        17,366
   Other (accounts not greater than 5%)                     92,054        31,910
                                                      ------------  ------------
                                                      $  1,329,003  $    481,396
                                                      ============  ============

NOTE 9 - INCOME TAXES

A reconciliation of income tax expense using the statutory federal and state income tax rate rates is as follows for the years ended December 31:

                                                             2004        2003
                                                             ----        ----
Income tax benefit at statutory rate                      $(829,000)  $(337,000)
State income taxes                                         (117,000)    (47,000)
Increase in valuation allowance                             946,000     384,000
                                                          ---------   ---------
Income tax expense                                        $      --   $      --
                                                          =========   =========


Deferred income taxes reflect the tax consequences on future years for differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Temporary differences giving rise to the current deferred tax asset and liability primarily relate to accrual-to-cash adjustments as Novint follows the accrual basis of accounting for financial reporting but the cash basis for tax purposes. The other major temporary timing differences giving rise to the non-current deferred tax asset are net operating loss carryforwards. The temporary differences giving rise to the non-current deferred tax liability consist of the software costs that have been capitalized for financial reporting purposes but are deductible for tax reporting purposes.

Deferred income taxes reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Deferred tax assets and liabilities are as follows:

                                                         2004           2003
                                                         ----           ----
Net operating loss carryforwards                     $ 1,604,000    $   805,000
Accrual-to-cash adjustment                               324,000         81,000
Capitalized software                                          --        (18,000)
Prepaid private placement
  issuance costs                                              --        114,000
Other                                                      1,000          1,000
Valuation allowance                                   (1,929,000)      (983,000)
                                                     -----------    -----------
                                                     $        --    $        --
                                                     ===========    ===========

As a result of the significant net losses incurred since inception and the likelihood of being able to utilize these losses is not presently determinable, Novint has recorded a valuation allowance to fully reserve its net deferred tax asset.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 9 - INCOME TAXES (CONTINUED)

At December 31, 2004, Novint has available unused state and federal operating loss carryforwards of approximately $4.8 million that may provide future tax benefits, expiring between 2005 and 2009 for state taxes and 2020 through 2024 for federal taxes, as follows:

NOL carryforward expiration:                           Federal         State
                                                       -------         -----
          2005                                       $        --    $     9,000
          2006                                                --        653,000
          2007                                                --        218,000
          2008                                                --        257,000
          2009                                                --        803,000
          Thereafter                                   2,654,000        267,000
                                                     -----------    -----------
                                                     $ 2,654,000    $ 2,207,000
                                                     ===========    ===========

NOTE 10 - COMMITMENTS AND CONTINGENCIES

From time to time, in the normal course of business, Novint is subject to routine litigation incidental to their business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of Novint.

Novint has a month-to-month operating lease of $800 per month for office space. The monthly rent shall be paid in either cash or Manhattan common stock in an amount of shares calculated based on the closing price of Manhattan stock on the previous trading day. Novint has no further relationship with the Lessor beyond the lease agreement. Rent expense totaled $11,200 and $4,200 for the years ended December 31, 2004 and 2003, respectively.

In connection with the private placement (Note 1), Novint committed to issue 304,900 warrants for an overallotment agreement with a consulting group for private placement services. The warrants will have an exercise price of $1.00 per share and will have a six-month term. The date of issue will be coincident with the date of Novint's initial public offering. As Novint is currently undergoing initial public offering procedures and does not know of their initial public offering date, these warrants are not outstanding as of December 31, 2004.

Novint has a licensing agreement with Sandia National Laboratories (Sandia), which initially developed Flight, the precursor to e-TouchTM (the technology) and employed Novint's founder. The licensing agreement provides Novint the right to utilize the technology exclusively for a period of 12 years and non-exclusively in perpetuity and places certain restrictions on its use as well as requires Novint to pay 1.5 percent royalty fees to Sandia in connection with any income earned based upon the technology. Additionally, Novint is obligated to pay to Sandia on a semi-annual basis annual minimum earned royalties of $6,000 in 2001, $14,000 in 2002, $24,000 in 2003, and $30,000 from 2004 through
2011. As of December 31, 2004 and 2003, Novint had accrued $30,000 and $24,000, respectively, in royalty fees owed to Sandia under the royalty agreement.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Sandia agreement also allows for sub-licensure of the technology to others, which was provided to Manhattan, one of Novint's shareholders, under an agreement dated June 24, 2000. This agreement was superseded by the Final License and Royalty Agreement dated May 16, 2001, through which Manhattan acquired all of the shares of Teneo. Manhattan then entered into an agreement with Novint concerning Teneo's intellectual property. The agreement between Novint and Manhattan, also dated May 16, 2001, grants an exclusive right to all of the intellectual property previously held by Teneo and grants Manhattan an exclusive right to all Novint intellectual property within a particular Field of Use. Under this agreement, Novint is entitled to a 5% royalty on net revenues derived from such sublicense. Any previous agreements granting Novint intellectual property to Manhattan were superseded. As of December 31, 2004, the Company had not earned or received royalties associated with this agreement.

On September 13, 2000, Novint entered into a non-exclusive reseller agreement with SensAble Technologies, Inc., a haptics hardware and software developer, whereby SensAble manufactured Novint's haptics device called the Phantom and then drop-shipped on Novint's behalf to Novint's customers. The agreement expired in 2004. During the years ended December 31, 2004 and 2003, Novint purchased hardware from SensAble totaling $126,591 and $92,125, respectively. No amounts were owed to SensAble Technologies, Inc. as of December 31, 2004 or 2003.

Novint has an agreement with Lunar Design, a product design firm, to design and develop their Haptics game controller. The work is estimated to take a total of 9 months. Estimated costs will range between $542,000 and $634,000, which will be billed on a time and materials basis. Lunar Design has agreed to accept payment in the form of cash, promissory note, or Novint common stock. As of December 31, 2004, Novint had made cash payments to Lunar Design for incurred costs of approximately $253,000 under this agreement. At December 31, 2004, Novint had accounts payable due to Lunar Design of approximately $176,000. Such costs have been expensed as research and development expenses.

On January 5, 2004, Novint entered into an exclusive Intellectual Property License Agreement ("Agreement") with Force Dimension, a company in the Haptics hardware technologies and products field. The Agreement provides Novint with a sublicense to a hardware patent and an assignment of a pending patent from Force Dimension. The Agreement, in turn, provides Force Dimension a security interest and a general lien in the assigned patent as well as an irrevocable, exclusive license in the patent that has been assigned to Novint.

During 2004, Novint paid Force Dimension a license fee in the amount of $15,000. In addition, as of December 31, 2004, Novint has accrued research and development costs for a milestone payment in the amount of $50,000 which was due upon or before Novint's receipt of the Second Deliverable. The Second Deliverable was received by Novint on December 30, 2004. In addition, Novint has accrued for a milestone payment in the amount of $205,000 which is due within 120 days after Novint's receipt of the Second Deliverable, or April 30, 2005; Novint has accrued for a license fee in the amount of $200,000 which is due on or before July 5, 2005; and, Novint has also accrued research and development costs for certain technical support services through December 31, 2004. Novint is required to pay for $150,000 on or before January 5, 2006 for all technical support services rendered by Force Dimension to Novint in such time period. As of December 31, 2004, Novint had paid $15,000 to Force Dimension under this agreement and has accrued research and development costs totaling $530,000 related to the agreement.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Novint has determined that the estimated life of the license associated with this agreement is 3 years. The Agreement requires that Novint pay up to $15 million to Force Dimension, including the amounts above, on a per unit of Licensed Product basis for license fees and royalties and a percentage of product sales after the product becomes technologically feasible. In addition, Novint is entitled to 5% license fees, royalties for any licensed products sold related to the sublicense granted to Force Dimension by Novint. Novint has not recorded any fees related to such arrangement. This Agreement shall terminate upon Novint's payment in total of $15 million to Force Dimension and payment in full of any other obligations arising pursuant to the terms and conditions of this Agreement.

NOTE 11 - STOCKHOLDERS' EQUITY

              Conditionally Redeemable, Convertible Preferred Stock

On April 20, 2000, in connection with the license agreement with Sandia, Novint issued all 4,000 authorized shares of Series A conditionally redeemable, convertible preferred stock at $0.25 per share. The preferred stock is convertible into fully paid and nonassessable common stock as follows: at the holder's option based on the conversion price in effect on the conversion date or automatically upon the closing of an initial public offering, which would result in 447,300 shares of common stock. The conversion price is to be (i) the subscription price ($100,000 when expressed as an aggregate amount, or $0.25 per share when expressed on a per-share basis) divided by (ii) the conversion price in effect on the conversion date. Additionally, Novint is obligated to redeem the preferred shares, if there is no public offering (initial public offering or "IPO") or initial sale within 10 years from the issue date. If there is no IPO, Novint shall repurchase the number of shares of preferred stock as the holders thereof may from time to time request but in any 12-month period, not more than 10% of the largest number of shares of preferred stock that have ever been outstanding at an amount per share equal to the redemption price. The redemption price is the greater of (a) the subscription price, and (b) that portion of the fair market value of Novint, as determined in good faith by the Board of Directors, corresponding to the number of shares of common stock to which the shares of preferred stock to be redeemed would convert according to the conversion provisions.

Accordingly, Novint is accreting the fair value of the common stock conversion to retained earnings over the 10-year life of the preferred stock. If an IPO occurs, Novint will recognize an additional charge to retained earnings of the converted shares at the fair value as compared to the IPO price. The unaccreted fair value of the preferred stock totaled $246,720 and $145,388 at December 31, 2004 and 2003, respectively. The fair value of the stock at December 31, 2004 and 2003 was estimated to be $1.00 and $0.66, respectively.

Upon conversion, the preferred stock will be reclassified to common stock outstanding. The holders of the issued and outstanding shares of preferred stock shall have no voting rights. In all respects regarding dividends or distributions of any kind to holders of common stock, holders of preferred stock shall have the rights, privileges and share in all respects as if such holders had converted the preferred stock to the number of shares of common stock corresponding to their conversion provisions. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of Novint, the holders of the preferred stock shall be entitled to be paid the subscription price of all outstanding shares of preferred stock, in cash or in property or both, at the election of the Board of Directors, taken at its fair value as determined by the Board of Directors, prior to any distribution to the holders of common stock.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

                                  Common Stock

Novint is authorized to issue a maximum of 50,000,000 shares of common stock with a par value of $0.01 per share. As of December 31, 2004 and 2003, Novint had 13,795,814 and 10,028,026 shares issued and outstanding, respectively.

                                  Stock Options

In March 2004, the Board of Directors approved the adoption of the 2004 Stock Incentive Plan. A total of 3,500,000 shares of common stock have been reserved for issuance under this plan. Novint has issued options to purchase shares of common stock to employees and various consultants for payment of services.

Option activity during the years ended December 31, 2004 and 2003, is summarized in the following table:


                                      Shares Under                    Weighted-Average
                                         Option     Price per Share   Exercise Price
                                         ------     ---------------   --------------
Options outstanding at 12/31/02         5,073,424    $0.01 - $0.05    $         0.05
Granted                                    87,122    $0.50 - $0.66    $         0.64
Exercised                                (115,008)   $        0.01    $         0.01
Canceled                                       --               --    $           --

Options outstanding at 12/31/03         5,045,538    $0.01 - $0.66    $         0.06
Granted                                 2,985,000    $        0.66    $         0.66
Exercised                                 (20,000)   $        0.01    $         0.01
Canceled                                  (80,000)   $        0.50    $           --

Options outstanding at 12/31/04         7,930,538    $0.01 - $0.66    $         0.28

Exercisable at 12/31/03                 4,539,288    $0.01 - $0.66    $         0.06
Exercisable at 12/31/04                 5,050,538    $0.01 - $0.66    $         0.06


                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

The following summarizes certain information regarding outstanding options at December 31, 2004:


                             Outstanding                        Exercisable
             ------------------------------------------  ----------------------------
                                            Weighted
                                            Average
                                            Remaining                     Weighted
Exercise                 Weighted-Average  Contractual                     Average
 Price        Number     Exercise Price    Life (years)    Number      Exercise Price
 -----        ------     --------------    ------------    ------      --------------
$    0.01      338,416      $    0.01           2.80       338,416        $    0.01
$    0.05    4,600,000      $    0.05           7.46     4,600,000        $    0.05
$    0.50       11,364      $    0.50           8.26        11,364        $    0.50
$    0.66    2,980,758      $    0.66           8.77       100,758        $    0.66
---------    ---------      ---------      ---------     ---------        ---------
Total        7,930,538      $    0.28           8.12     5,050,538        $    0.06
=========    =========      =========      =========     =========        =========


NOTE 12 - EQUITY TRANSACTIONS

On January 31, 2004, Novint entered into a stock purchase agreement with a private investor. In connection with this agreement, Novint issued 378,788 shares of its common stock at $0.66 per share and received gross proceeds of $250,000. The share price was based on a prior agreement with this investor.

On February 25, 2004, Novint issued 10,000 shares of common stock at $1.00 per share to a consultant for services performed. Novint recognized $10,000 in consulting expense related to this issuance.

On April 1, 2004, Novint committed to issue 250,000 shares of common stock at $1.00 per share to a consultant for future services. Vesting terms are as follows: 50,000 shares per quarter as long as the consultant is still providing services to Novint, up to a total of 250,000 shares, beginning April 1, 2004. As of December 31, 2004, 150,000 of the shares have vested, and Novint has recognized $150,000 in consulting expense related to this issuance.

On April 8, 2004, Novint issued 20,000 shares of its common stock in connection with option exercises at $0.01 per share.

On July 7, 2004, Novint committed to issue 10,000 shares of common stock at $1.00 per share to an employee for future services. The stock vests on July 7, 2005. Because the stock is for future services and has not yet vested, and was issued at fair value, Novint has not recognized any compensation related to this issuance as of December 31, 2004.

In October 2004, Novint issued 160,000 shares of common stock at $1.00 per share to consultants for services performed. Novint recognized $160,000 in consulting expense related to this issuance.

In September 2003, Novint sold 378,788 shares of its common stock at a fair value of $0.66 per share to an investor for $250,000.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 12 - EQUITY TRANSACTIONS (CONTINUED)

In October 2003, Novint issued a total of 30,304 shares of its common stock at a fair value of $0.66 per share to two members of the Board of Directors. The Company recorded a charge of $20,000, based on the fair market value of the shares, when these shares were issued. Novint had determined the fair value of their common stock to be $0.66 per share as a result of a third party sale.

In October 2003, as consideration for granting a one year repayment extension on the October 2002 $100,000 note, the Company issued an additional 50,000 shares of its common stock to the note holder at a fair value of $0.66 per share. Novint had determined the fair value of their common stock to be $0.66 per share as a result of a third party sale. The fair market value of the shares will be recorded as interest expense over the term of the note. The fair value of the shares issued totaled $33,000.

During 2003, Novint issued an aggregate of 209,092 shares of its common stock at a fair value of $0.66 per share to various consultants for services rendered. Novint recorded a charge of $138,000, based on the fair market values of the shares, when these shares were issued. Novint had determined the fair value of their common stock to be $0.66 per share as a result of a third party sale.

During 2003, Novint issued an aggregate of 115,008 shares of its common stock in connection with option exercises at $0.01 per share.

                                Private Placement

A private placement offering was completed in February 2004 for $2,140,000. In connection with this offering, Novint issued 2,140,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 1,070,000 shares of common stock at an exercise price of $2.00 per share. The fair value of such warrants totaled approximately $660,200 based on the Black-Scholes model. Assumptions were risk-free rate of 2.65%, volatility of 91%, estimated life of 5 years and stock price of $1.00. Novint received net cash proceeds of $1,589,718.

A second closing of the private placement offering was completed in May 2004 for $909,000. In connection with this offering, Novint issued 909,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 454,500 shares of common stock at an exercise price of $2.00 per share. The fair value of such warrants totaled approximately $303,000 based on the Black-Scholes model. Assumptions were risk-free rate of 3.96%, volatility of 100%, estimated life of 5 years and stock price of $1.00. Novint received net cash proceeds of $850,440.

Total warrants to purchase 1,524,500 shares of common stock (1,070,000 in February 2004 and 454,500 in May 2004) were issued in connection with the private placement offering at an exercise price of $2. Should these warrants be exercised for cash, the Company would receive $3,049,000 of proceeds.

Novint issued 400,000 warrants for legal fees related to the placement (see Note
13). The fair value of such warrants totaled approximately $363,000 through December 31, 2004. Novint issued 1,018,400 warrants for consulting services related to the private placement (see Note 13). The fair value of such warrants totaled approximately $342,000 through December 31, 2004.

NOTE 13 - OPTIONS AND WARRANTS

                                     Options

On February 18, 2004, Novint granted 1,205,000 options at an exercise price of $0.66 per share, which vest ratably over 5 years, to purchase common stock to various employees. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $409,700 was recorded at the measurement date and will be amortized over the vesting period. For the year ending December 31, 2004, $63,750 was recognized as compensation.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 13 - OPTIONS AND WARRANTS (CONTINUED)

On February 18, 2004, Novint granted to a consultant for future services 125,000 options to purchase common stock at an exercise price of $0.66 per share. The options have a 5-year annual vesting provision. Novint calculated the value of the options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.05%, volatility of 91%, estimated life of 10 years and a fair market value of $1.00 per share. The vesting schedule is prorated over the reporting period, and approximately $22,000 was recorded as consultant expense during the year ended December 31, 2004.

On June 10, 2004, Novint granted 25,000 options to purchase common stock at an exercise price of $0.66 per share to a former Board of Director providing consulting services for services. These options immediately vest. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years and a fair market value of $1.00 per share. Approximately $23,000 was recorded as consultant expense during the year ended December 31, 2004.

On June 10, 2004, Novint granted 50,000 options to a consultant and 250,000 options to a Board Member to purchase common stock at an exercise price of $0.66 per share for future consulting services. The options have a 5-year annual vesting provision. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years and a fair market value of $1.00 per share. The vesting schedules are prorated over the reporting period, and approximately $28,000 was recorded as consultant expense during the year ended December 31, 2004.

On June 10, 2004, Novint granted 500,000 options to purchase common stock to an employee at an exercise price of $0.66 per share with a 5-year annual vesting provision. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $170,000 was recorded at the measurement date and will be amortized over the service period. For the year ended December 31, 2004, $19,833 was recognized as compensation.

On July 20, 2004, Novint granted 50,000 options to purchase common stock to an employee at an exercise price of $0.66 per share with a 5-year annual vesting provision. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $17,000 was recorded at the measurement date and will be amortized over the vesting period. For the year ended December 31, 2004, $1,417 was recognized as compensation.

On August 9, 2004, Novint granted 50,000 options to purchase common stock to an employee at an exercise price of $0.66 per share with a 5-year annual vesting provision. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $17,000 was recorded at the measurement date and will be amortized over the vesting period. For the year ended December 31, 2004, $1,417 was recognized as compensation.

On August 9, 2004, Novint cancelled 80,000 options to purchase common stock previously granted on February 18, 2004 to an employee at an exercise price of $0.66 per share with a 5-year annual vesting provision. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $27,200 had been recorded at the measurement date and was reversed at September 30, 2004.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 13 - OPTIONS AND WARRANTS (CONTINUED)

On November 22, 2004, Novint granted 230,000 options to purchase common stock to employees at an exercise price of $0.66 per share with a 5-year annual vesting provision. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $78,000 was recorded at the measurement date and will be amortized ratably over the vesting period. For the year ended December 31, 2004, $1,303 was recognized as compensation.

On December 13, 2004, Novint granted 500,000 options to purchase common stock to an employee at an exercise price of $0.66 per share with a 5-year annual vesting provision. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $170,000 was recorded at the measurement date and will be amortized ratably over the vesting period. No compensation expense has been recognized during 2004 related to these options.

During 2003, the Company issued 87,122 options to consultants that immediately vest. Expense recorded in connection with these options totaled approximately $50,000 for the year ended December 31, 2003. The following assumptions were used in calculating the fair value of these options: risk free rates ranging from 4.92% to 5.06%, volatility of 86%, contractual term of 10 years, exercise prices from $0.50 to $0.66 per share, and fair market value of $0.66 per share.

During the year ended December 31, 2004 and 2003, Novint recognized compensation of $4,950 and $5,350, respectively, of deferred compensation related to options issued to employees in prior years.

                                    Warrants

Issuance of Warrants

A summary of the status of the total number of warrants as of December 31, 2004, and 2003, respectively, and changes during the years then ended is presented in the table below:

                                                 2004                         2003
                                                        Wtd Avg                       Wtd Avg
                                          Shares        Ex Price        Shares        Ex Price
                                          ------        --------        ------        --------
Outstanding at beginning of year          800,000       $    0.41            --      $      --
Granted                                 2,642,900            1.37       800,000           0.41
Exercised                                      --              --            --             --
Forfeited                                      --              --            --             --
                                        ---------                     ---------
Outstanding at end of year              3,442,900                       800,000
                                        =========                     =========
Exercisable at end of year              2,888,000                       800,000
                                        =========                     =========
Weighted average fair value
of warrants granted                          0.56            1.14          0.71           0.41


A summary of outstanding warrants as of December 31, 2004, detailing the range of exercise prices, the weighted-average exercise price, the weighted-average remaining contractual life, the amount of warrants currently exercisable and the weighted-average exercise price of warrants currently exercisable is as follows:


                                          Warrants Outstanding                                   Warrants Exercisable
                       ---------------------------------------------------------        ------------------------------------
                          Number          Weighted-Average           Weighted-             Number               Weighted-
Range of               Outstanding           Remaining               Average            Exercisable             Average
Exercise Prices        at 12/31/04        Contractual Life        Exercise Price         at 12/31/04          Exercise Price
---------------        -----------        ----------------        --------------         -----------          --------------
$0.00 to $0.25               300,000         8.67 Years           $         0.25               300,000        $         0.25
$0.26 to $0.50               500,000         8.85                           0.50               500,000                  0.50
$0.51 to $1.00             1,118,400         5.49                           1.00               563,500                  0.50
$1.01 to $2.00             1,524,500         4.19                           2.00             1,524,500                  2.00
                      --------------                                                    --------------
$0.25 to $2.00             3,442,900                                                         2,888,000
                      ==============                                                    ==============


In September 2003, Novint issued 300,000 warrants to an attorney for services rendered in connection with a private placement at an exercise price of $0.66 per share. These warrants were originally valued at approximately $170,000. These warrants vested 50% upon issuance in September 2003 and 50% in September 2004, provided that the holder continued to provide services in connection with the private placement on such vesting date. Novint recorded approximately $85,000 as prepaid issuance costs as of December 31, 2003 related to these warrants. In March 2004, Novint modified the exercise price from $0.66 per share to $0.50 per share to compensate the attorney fairly for their services. As the terms of the original Warrant agreement do not specifically address how such modifications should be treated, Novint recorded an additional approximately $95,000 at the time of the modification, which represented the difference in the fair value of the modification. The following assumptions were used in March 2004 in calculating the fair value difference of this warrant modification under the Black-Scholes model: risk free rate of 3.75%, volatility of 91%, contractual term of 10 years, exercise price of $0.50 per share, and fair market value of $1.00 per share. As of December 31, 2004, Novint further modified the exercise price from $0.50 per share to $0.25 per share to compensate the attorney fairly for their services. The following assumptions were used at December 31, 2004 in calculating the fair value difference of this warrant modification under the Black-Scholes model: risk free rate of 4.24%, volatility of 81%, contractual term of 10 years, exercise price of $0.25 per share, and fair market value of $1.00 per share. Novint recorded an additional $14,000 at the time of the second modification which represented the difference in the fair value of the modification. In addition, Novint granted the attorney an additional

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 13 - OPTIONS AND WARRANTS (CONTINUED)

100,000 warrants with an exercise price of $1.00 per share, as part of the continued compensation package earned by the firm in assisting the Company in the private placement. The following assumptions were used at December 31, 2004 in calculating the fair value of this warrant under the Black-Scholes model: risk free rate of 4.24%, volatility of 81%, contractual term of 10 years, exercise price of $1.00 per share, and fair market value of $1.00 per share. The fair value of the 100,000 warrants was approximately $84,000 at December 31, 2004. The fair value of the warrants issued to the attorney for work related to the private placement totaled approximately $363,000.

In November 2003, the Company issued 500,000 warrants in connection with a loan at an exercise price of $0.50 per share. The warrants vested immediately. The Company calculated the value of the warrant to be $183,000 using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.31%, volatility of 86%, contractual term of 10 years, and a common stock fair market value of $0.66 per share. As these warrants were issued in connection with a note, the value of the warrant was recorded as a debt discount, and the amount amortized to interest expense in 2003 was $61,000.

In March 2004, Novint issued 200,000 warrants to a consulting group for services rendered in connection with the private placement at an exercise price of $1.00 per share. The warrants vested immediately and have a life of 5 years. The fair market value of the warrants totaled approximately $142,000. Novint calculated the warrant expense using the Black-Scholes model based on the following assumptions: a risk-free rate of 2.39%, volatility of 91%, estimated life of 5 years and a fair market value of $1.00 per share. The warrants were issued as part of the compensation package earned by the firm in assisting the company in the private placement.

In April 2004, Novint issued 263,500 warrants to a consulting group for services rendered in connection with a private placement at an exercise price of $1.00 per share. The warrants vested immediately and have a life of 5 years. The fair market value of the warrants totaled approximately $200,000. Novint calculated the warrant expense using the Black-Scholes model based on the following assumptions: a risk-free rate of 3.49%, volatility of 100%, estimated life of 5 years and a fair market value of $1.00 per share. The warrants were issued as part of the compensation package earned by the firm in assisting the company in the private placement.

In May 2004, Novint issued 250,000 warrants to a consultant for services to be rendered in connection with its marketing strategy. The warrants will have an exercise price of $0.66 per share and will vest at a rate of 10,000 shares for each $1,000,000 in contract revenue associated with the consultant's efforts. As no associated revenue had been earned for the 12 months ended December 31, 2004, related to this consultant's efforts, no impact is reflected on the accompanying financial statements.

During the year ended December 31, 2004, Novint committed to issue 304,900 warrants in connection with an overallotment agreement with a consulting group for private placement services. The warrants will have an exercise price of $1.00 per share and will have a six-month term. The date of issue will be coincident with the date of Novint's initial public offering. As Novint is currently undergoing initial public offering procedures and does not know of their initial public offering date, these warrants are not outstanding as of December 31, 2004.

NOTE 14 - RELATED PARTIES

As of December 31, 2003, Novint had a loan outstanding for $100,000 from an investor. This loan was repaid in March 2004.

Manhattan is Novint's main investor with approximately 17% ownership in Novint as of December 31, 2004, based on issued and outstanding common stock. During the year ended December 31, 2004, Manhattan provided consulting services to Novint in relation to their long-term strategic planning. During the year ended December 31, 2004, Novint had paid $40,000 for these services.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 14 - RELATED PARTIES (CONTINUED)

On February 25, 2004, Novint issued 10,000 shares of common stock at $1.00 per share to a former board member for consulting services performed. Novint recognized $10,000 in consulting expense based on the fair market value of the shares when these shares were issued.

In March 2004, Normandie New Mexico Corporation, which is owned by Manhattan's Chief Executive Officer (CEO), who is also a member of Novint's Board of Directors, entered into an agreement with Novint to provide consulting services in relation to business development and marketing support. Fees per the agreement are $6,250 per month. For the year ended December 31, 2004, Novint had paid $62,500 for these services.

On April 1, 2004, Novint committed to issue 250,000 shares of common stock at $1.00 per share to Manhattan's Chief Operating Officer (COO) for future consulting services. Vesting terms are as follows: 50,000 shares per quarter as long as the COO is still providing services to Novint, up to a total of 250,000 shares, beginning April 1, 2004. As of the year ended December 31, 2004, 150,000 shares vested, and Novint recognized $150,000 in consulting expense related to this issuance.

On June 10, 2004, Novint granted 250,000 options to purchase common stock to Manhattan's CEO for future consulting services at an exercise price of $0.66 per share. The options have a 5-year annual vesting provision. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years and a fair market value of $1.00 per share. The vesting schedule is prorated over the reporting period, and approximately $24,000 was recorded as consultant expense during the year ended December 31, 2004 (see Note 13).

On June 10, 2004, Novint granted 25,000 options to purchase common stock to a former member of the Board of Directors for consulting services at an exercise price of $0.66 per share. These options immediately vest. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years and a fair market value of $1.00 per share. Approximately $23,000 was recorded as consultant expense during the year ended December 31, 2004 (see Note
13).

During the years ended December 31, 2004 and 2003, Novint developed professional applications for Sandia. Novint recognized approximately $81,000 and $154,000 in revenues from Sandia during the years ended December 31, 2004 and 2003.

On November 30, 2004, Novint established an Advisory Board who will provide assistance and consultation to the company management on matters for which the Advisory Board members possess special knowledge, expertise and experience. Novint will appoint up to 10 Advisory Board members who shall receive either 10,000 shares of Novint stock or 10,000 options to purchase Novint stock at the Advisory Board member's preference. As of December 31, 2004, no amounts have been issued to such Advisory Board members.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE 15 - SUBSEQUENT EVENTS

In January 2005, Novint granted 75,000 options to an employee and 10,000 to an advisory board member; and in March 2005, Novint granted 100,000 options to an employee and 10,000 to an advisory board member to purchase common stock at an exercise price of $0.66 per share. The advisory board member options have semi-annual vesting schedules, beginning six months after issuance over 2 years. The employee options have annual vesting periods over 5 years. These options will have intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share.

The registrant hereby presents its unaudited but reviewed financials statements for the quarter ended March 31, 2005.

                                    CONTENTS

                                                                            Page

     FINANCIAL STATEMENTS

     Balance Sheets.......................................................     4

     Statements of Operations.............................................     5

     Statements of Stockholders'Equity. ..................................     6

     Statements of Cash Flows.............................................     7

     Notes to Financial Statements........................................     8


                            Novint Technologies, Inc.

                                 BALANCE SHEETS


                                                                                    March 31, 2005  December 31, 2004
                                                                                    --------------  -----------------
                          ASSETS                                                      (UNAUDITED)       (AUDITED)
CURRENT ASSETS:
      Cash and cash equivalents                                                       $   622,028      $ 1,329,428
      Prepaid expenses and other current assets                                             4,247            7,997
      Accounts receivable                                                                  27,930           27,150
      Costs and estimated earnings in excess of billings on contracts                      37,291            3,271
                                                                                      -----------      -----------
                 Total current assets                                                     691,496        1,367,846
                                                                                      -----------      -----------
PROPERTY AND EQUIPMENT:
      Computer equipment                                                                  205,336          201,747
      Office equipment                                                                     48,841           49,076
      Software                                                                              7,246            7,246
                                                                                      -----------      -----------
                                                                                          261,423          258,069
      Less: Accumulated depreciation                                                      182,327          170,926
                                                                                      -----------      -----------
                 Total property and equipment                                              79,096           87,143
                                                                                      -----------      -----------

INTANGIBLE ASSETS, NET                                                                    222,817          241,359
                                                                                      -----------      -----------

                 Total assets                                                         $   993,409      $ 1,696,348
                                                                                      ===========      ===========

  LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
      Accounts payable                                                                $    13,052      $   209,751
      Accrued payroll related liabilities                                                  28,340           28,367
      Accrued royalties                                                                    37,500           30,000
      Other accrued liabilities                                                           107,400            7,753
      Accrued research and development liabilities                                        675,038          530,000
      Billings in excess of costs and estimated earnings                                    9,750           59,855
      Reserve for contract loss                                                             3,619            6,775
      Note payable (Note 8)                                                               123,222               --
                                                                                      -----------      -----------
                 Total current liabilities                                                997,921          872,501
                                                                                      -----------      -----------

COMMITMENTS AND CONTINGENCIES (Note 8)

CONDITIONALLY REDEEMABLE, CONVERTIBLE
      PREFERRED STOCK
      Series A: aggregate liquidation preference, $100,000, $0.01 par
             value; 4,000 shares authorized, issued and outstanding                       253,810          246,720
                                                                                      -----------      -----------

STOCKHOLDERS' (DEFICIT) EQUITY (Note 9):
      Common stock, authorized 50,000,000 shares, $0.01 par value;
             13,855,814 and 13,795,814 issued and outstanding as of
             March 31, 2005 and December 31, 2004, respectively                           138,558          137,958
      Additional paid-in capital                                                        6,075,826        5,942,975
      Accumulated deficit                                                              (5,711,998)      (4,752,221)
      Accumulated other comprehensive loss                                                 (4,605)          (4,605)
      Unearned compensation                                                              (756,103)        (746,980)
                                                                                      -----------      -----------
                 Total stockholders' (deficit) equity                                    (258,322)         577,127
                                                                                      -----------      -----------

                 Total liabilities and stockholders' equity                           $   993,409      $ 1,696,348
                                                                                      ===========      ===========


   The accompanying notes are an integral part of these financial statements.


                            Novint Technologies, Inc.

                            STATEMENTS OF OPERATIONS

                                                                 (UNAUDITED)
                                                         Three Months Ended March 31,
                                                            2005              2004
                                                            ----              ----
REVENUE:
        Project                                         $     87,281      $     12,856
        Product                                               27,930                --
                                                        ------------      ------------
              Total revenue                                  115,211            12,856

COST OF GOODS SOLD:
        Project                                               39,758            16,437
        Product                                               19,653                --
                                                        ------------      ------------
              Total cost of goods sold                        59,411            16,437

GROSS MARGIN                                                  55,800            (3,581)
                                                        ------------      ------------

COSTS AND EXPENSES:
        General and administrative                           513,053           280,142
        Research and development                             411,175            40,303
        Sales and marketing                                   54,258            25,792
        Depreciation and amortization                         29,943            67,975
                                                        ------------      ------------
              Total costs and expenses                     1,008,429           414,212
                                                        ------------      ------------
              Loss from operations                          (952,629)         (417,793)
                                                        ------------      ------------

OTHER EXPENSES:
        Interest expense                                          58           189,008
                                                        ------------      ------------
              Total other expenses                                58           189,008
                                                        ------------      ------------
        Loss before income taxes                            (952,687)         (606,801)

INCOME TAX EXPENSE                                                --                --
                                                        ------------      ------------
        Net loss                                            (952,687)         (606,801)
                                                        ------------      ------------
PREFERRED STOCK ACCRETION                                     (7,090)          (81,228)
                                                        ------------      ------------
        Net loss available to common stockholders           (959,777)         (688,029)
                                                        ------------      ------------

OTHER COMPREHENSIVE LOSS:
        Change in unrealized loss on securities                   --                --
                                                        ------------      ------------
        Comprehensive loss                              $   (959,777)     $   (688,029)
                                                        ============      ============
NET LOSS PER SHARE, BASIC AND DILUTED:
        Net loss available to common stockholders       $      (0.07)     $      (0.06)
                                                        ============      ============
        Weighted-average common shares outstanding,
              basic and diluted                           13,287,544        11,354,107
                                                        ============      ============


   The accompanying notes are an integral part of these financial statements.


                            Novint Technologies, Inc.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

    Quarter ended March 31, 2005 (Unaudited) and Year ended December 31, 2004

                                                      Conditionally Redeemable,
                                                     Convertible Preferred Stock                                      Additional
                                                     ---------------------------             Common Stock              Paid-in
                                                       Shares           Amount          Shares          Amount         Capital
                                                     -----------     -----------     -----------     -----------     -----------
Balances, December 31, 2003                                4,000     $   145,388      10,028,026     $   100,280     $ 2,147,028


Common stock issued to consultants for services               --              --         320,000           3,200         316,800
Common stock issued for cash                                  --              --         378,788           3,788         246,212
Common stock and warrants issued in private
     placement transaction, net of issuance costs             --              --       3,049,000          30,490       2,324,661
Options issued to employees for future services               --              --              --              --         861,900
Options issued to consultants for future services             --              --              --              --          73,574
Cancelled options for employees                               --              --              --              --         (27,200)
Common stock issued upon exercise of options
     for services                                             --              --          20,000             200              --
Amortization of unearned compensation                         --              --              --              --              --
Preferred stock accretion                                     --         101,332              --              --              --
Net loss                                                      --              --              --              --              --
                                                     -----------     -----------     -----------     -----------     -----------

Balances, December 31, 2004                                4,000     $   246,720      13,795,814     $   137,958     $ 5,942,975

Common stock issued to consultants for services               --              --          60,000             600          59,400
Options issued to employees for future services               --              --              --              --          59,500
Options issued to consultants for future services             --              --              --              --          13,951
Amortization of unearned compensation                         --              --              --              --              --
Preferred stock accretion                                     --           7,090              --              --              --
Net loss                                                      --              --              --              --              --
                                                     -----------     -----------     -----------     -----------     -----------

Balances, March 31, 2005                                   4,000     $   253,810      13,855,814     $   138,558     $ 6,075,826
                                                     ===========     ===========     ===========     ===========     ===========

(TABLE CONTINUED)
                                                                      Accumulated
                                                      Retained           Other
                                                      Earnings        Comprehensive     Unearned
                                                      (Deficit)           Loss         Compensation        Total
                                                     -----------      -----------      -----------      -----------
Balances, December 31, 2003                          $(2,211,586)     $    (4,605)     $    (4,950)     $    26,167


Common stock issued to consultants for services               --               --               --          320,000
Common stock issued for cash                                  --               --               --          250,000
Common stock and warrants issued in private
     placement transaction, net of issuance costs             --               --               --        2,355,151
Options issued to employees for future services               --               --         (861,900)              --
Options issued to consultants for future services             --               --               --           73,574
Cancelled options for employees                               --               --           27,200               --
Common stock issued upon exercise of options
     for services                                             --               --               --              200
Amortization of unearned compensation                         --               --           92,670           92,670
Preferred stock accretion                               (101,332)              --               --         (101,332)
Net loss                                              (2,439,303)              --               --       (2,439,303)
                                                     -----------      -----------      -----------      -----------

Balances, December 31, 2004                          $(4,752,221)     $    (4,605)     $  (746,980)     $   577,127

Common stock issued to consultants for services               --               --               --           60,000
Options issued to employees for future services               --               --          (59,500)              --
Options issued to consultants for future services             --               --               --           13,951
Amortization of unearned compensation                         --               --           50,377           50,377
Preferred stock accretion                                 (7,090)              --               --           (7,090)
Net loss                                                (952,687)              --               --         (952,687)
                                                     -----------      -----------      -----------      -----------

Balances, March 31, 2005                             $(5,711,998)     $    (4,605)     $  (756,103)     $  (258,322)
                                                     ===========      ===========      ===========      ===========


   The accompanying notes are an integral part of these financial statements.


                            Novint Technologies, Inc.

                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                                                                           Three Months Ended March 31,
                                                                                               2005             2004
                                                                                           -----------      -----------
Cash flows from operating activities:
      Net loss                                                                             $  (952,687)     $  (606,801)
      Adjustments to reconcile net loss to net cash used in
           operating activities
               Depreciation and amortization                                                    29,943           67,975
               Common stock issued for services by consultants                                  60,000           10,000
              Options issued to consultants for services                                        13,951               --
              Amortization of warrants issued in connection with notes payable                      --          121,983
               Amortization of unearned compensation                                            50,377           11,778
               Reserve for contract loss                                                        (3,156)              --
               Changes in operating assets and liabilities:
                   Accounts receivable                                                            (780)          52,444
                   Prepaid expenses                                                              3,750          318,503
                   Inventory                                                                        --          (10,500)
                   Accounts payable                                                           (196,699)          21,024
                   Accrued liabilities                                                         367,880         (152,605)
                   Accrued royalties                                                             7,500          (16,643)
                  Costs and estimated earnings in excess of billings
                    on contracts, net                                                          (50,105)              --
                  Billings in excess of costs and estimated earnings
                    on contracts, net                                                          (34,020)         (12,856)
                                                                                           -----------      -----------
                        Net cash used by operating activities                                 (704,046)        (195,698)
                                                                                           -----------      -----------

Cash flows from investing activities:
      Restricted cash                                                                               --          291,254
      Property and equipment acquisitions                                                       (3,354)         (23,631)
                                                                                           -----------      -----------
                        Net cash (used) providedds by investing activities                      (3,354)         267,623
                                                                                           -----------      -----------

Cash flows from financing activities:
      Proceeds from issuance of common stock                                                        --        2,140,000
      Cash expenditures for private placement issuance fees                                         --         (332,275)
      Repayment of notes payable                                                                    --         (600,000)
                                                                                           -----------      -----------
                        Net cash provided by financing activities                                   --        1,207,725
                                                                                           -----------      -----------

Net decrease in cash and cash equivalents                                                     (707,400)       1,279,650

Cash and cash equivalents at beginning of period                                             1,329,428           32,119
                                                                                           -----------      -----------

Cash and cash equivalents at end of period                                                 $   622,028      $ 1,311,769
                                                                                           ===========      ===========

Supplemental information:
      Non-cash: Issuance and modification of warrants for private placement fees           $        --      $   239,632
                                                                                           ===========      ===========
      Fair value of accretion on conditionally redeemable, convertible preferred stock     $     7,090      $    81,228
                                                                                           ===========      ===========
      Research and development paid with note payable                                      $   123,222      $        --
                                                                                           ===========      ===========
      Interest paid                                                                        $        --      $    60,000
                                                                                           ===========      ===========


   The accompanying notes are an integral part of these financial statements.

NOTE 1 - PRESENTATION OF UNAUDITED FINANCIAL STATEMENTS

The accompanying interim financial data is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. Novint Technologies, Inc. (Novint or the Company) has prepared the financial statements included herein in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) have been condensed or omitted pursuant to such rules and regulations although Novint believes that the disclosures included herein are adequate to make the information presented not misleading.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The organization and business of Novint, accounting policies followed by Novint and other information are contained in the notes to Novint's financial statements filed as part of the Company's audited financial statements for the year ended December 31, 2004, as included in this registration statement. The unaudited quarterly statements included in this registration statement should be read in conjunction with the financial statements as of and for the years ended December 31, 2004 and 2003. In the opinion of management, the accompanying interim financial statements reflect all adjustments necessary for the fair presentation of the financial position, results of operations and cash flows for the interim periods presented. Adjustments, if any, are reflected in the current-quarter balances. The results of operations for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the year ending December 31, 2005.

NOTE 2 - NATURE OF BUSINESS

Novint was originally incorporated in the State of New Mexico in April 1999. On February 26, 2002, Novint changed its state of incorporation to Delaware by merging with Novint Technologies, Inc., a Delaware corporation. This merger was accounted for as a reorganization of Novint. Novint currently is engaged in the development and sale of haptics products and equipment, including installation services and support, to production and manufacturing companies in the United States. e-Touch(TM) is a software program designed to utilize haptics (the sense of touch) equipment, using sight and sound to enable 3D interaction for the user of a computer. Novint's efforts primarily are concentrated on the development and marketing of e-Touch(TM) applications. Novint plans to expand into the consumer interactive computer gaming market, which is a substantial departure from its current business of offering product development services and limited sales of haptic technology. Novint's operations are based in New Mexico with sales primarily to private entities and quasi-governmental agencies in the United States.

Since inception, Novint has incurred net operating losses and other equity charges, which have resulted in an accumulated deficit of $5,711,998 at March 31, 2005 and $4,752,221 at December 31, 2004. For the quarters ended March 31, 2005 and 2004, Novint had a net loss of $952,687 and $606,801, respectively. Since inception, management has raised equity totaling approximately $6.3 million through various private equity transactions and has approximately $622,000 and $1,329,000 in cash on hand at March 31, 2005 and December 31, 2004, respectively.

NOTE 2 - NATURE OF BUSINESS (continued)

During 2004, Novint closed a private placement in which Novint raised $3,049,000. Novint has used a significant portion of the sources of cash to pay off certain liabilities including notes payable that were outstanding at December 31, 2003, offering costs, research and development costs and salaries.

If Novint is successful in developing its gaming technology and video games business, and in developing partnerships with game publishers and hardware manufacturers, it will need to raise another $15 million in funding to execute its current business plan with respect to its video gaming business. There can be no assurances that Novint will be able to obtain any additional funding on favorable terms, if at all. Borrowing money may involve pledging some or all of Novint's assets. Raising additional funds by issuing common stock or other types of equity securities would further dilute the existing shareholders. Without additional equity infusion or long-term borrowings, there is substantial doubt of the Company's ability to continue as a going concern. Management believes it will need additional funding to supplement its cash on hand along with revenues from project and product sales to allow Novint to satisfy its short-term obligations and provide enough cash flow for Novint to continue operations. Management has the ability to curtail spending and negotiate or push back payments to third parties or settle such expenditures in stock in the event it experiences cash shortfalls or in the event the next round of funding does not occur or takes significantly longer than anticipated. The accompanying interim financial statements have been prepared in conformity with US GAAP, which contemplate continuation of Novint as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable/Concentration of Credit Risk

Novint utilizes the allowance method for accounts receivable valuation, providing for allowances for estimated uncollectible accounts receivable. Novint routinely assesses the financial strength of its customers as part of its consideration of accounts receivable collectibility by performing credit evaluations of customers. Trade receivables are not collateralized. Novint generally grants credit terms to most customers ranging from 30 to 90 days. As of March 31, 2005 and December 31, 2004, Novint's trade receivables were substantially due from government contractors located in the United States. At March 31, 2005 and December 31, 2004, management believes all receivables are collectible; therefore, no allowances have been provided.

Novint's financial instruments that are exposed to concentration of credit risk consist primarily of uninsured cash, cash equivalents held at commercial banks and institutions primarily in the United States, available-for-sale securities and trade receivables from Novint's customers. At March 31, 2005, Novint had cash with a financial institution of which $532,045 is not insured by the Federal Deposit Insurance Corporation (FDIC).

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

For the quarters ended March 31, 2005 and 2004, Novint's revenues were substantially attributable to a government agency headquartered in New Mexico and several government contractors located in the United States. Following is a summary of Novint's customers with sales over 10%, and the percentage of these sales to total sales for the quarters ended March 31, 2005 and 2004:

                                 March 31, 2005     %    March 31, 2004     %
                                 --------------     --   --------------     --
Sandia National Laboratories         $48,545        42     $    --          --
Lockheed Martin Perry                 32,495        28          --          --
Asylum Research                       27,200        24          --          --
Aramco                                    --        --      12,856         100

Loss per Common Share

Statement of Financial Accounting Standards No. 128, Earnings Per Share, (SFAS
128) provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing loss to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future. As of March 31, 2005 and 2004, the Company had a total of 10,226,338 and 7,822,838, respectively, in potentially dilutive securities.

Stock Option Plans

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) and related interpretations in accounting for the recognition and measurement of its fixed-plan stock options. As such, unearned compensation is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price and is amortized over the service period. For the quarter ended March 31, 2005 and for the year ended December 31, 2004, amortization of unearned compensation approximates $50,000 and $93,000, respectively.

SFAS 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As permitted by SFAS 123, Novint has elected to continue to apply the intrinsic value-based method of accounting described above and has adopted the disclosure-only requirements of SFAS l23. In accordance with the provisions of SFAS 148, Accounting for Stock-Based Compensation--Transition and Disclosure, Novint has disclosed the effect on net income and earnings per share if the fair value-based method had been applied to all outstanding and unvested awards in each period. The following table illustrates the effect on net loss to common stockholders if Novint had applied the fair value-recognition provisions of SFAS 123 to all stock-based employee compensation for the quarters ended March 31, 2005 and 2004. Net loss per share has been calculated after the accretion of the preferred stock:

                                               March 31,       March 31,
                                                 2005             2004

Net loss available to common stockholders     $ (959,777)    $  (688,029)
Add: Stock-based employee compensation
expense included in reported net income           50,377         11,778
Deduct: Total stock-based employee
compensation expense determined under
fair value-based method for all awards           (78,575)       (30,202)
                                              ----------     ----------
Pro forma net loss                            $ (987,975)    $ (706,453)
                                              ==========     ==========
Loss per share, basic and diluted:
   As reported                                $    (0.07)    $    (0.06)
   Pro forma                                  $    (0.07)    $    (0.06)

In calculating the fair value of options for the above pro forma disclosure, the following assumptions were used for stock options issued during the first quarter of 2005 and 2004: fair market value of $1.00 per share, risk-free rates ranged from 1.73% to 3.66%, volatility of the options ranged from 73% to 91%, estimated lives of 2 to 3 years and exercise prices ranged from $0.50 to $0.66 per share.

Research and Development

Research and development costs are expensed as incurred and amounted to $411,175 and $40,303 for the quarters ended March 31, 2005 and 2004, respectively.

Recent Accounting Pronouncements

Novint has adopted all accounting pronouncements issued before December 31, 2004, which are applicable to the Company.

In May 2005, Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 154, Accounting Changes and Error Corrections, (SFAS 154). This Statement replaces APB Opinion No. 20, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 differentiates between retrospective application and restatement. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. SFAS 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase of the effective date of this Statement.

In December 2004, the FASB issued SFAS 123 (revised 2004), Share-Based Payments (SFAS 123(R)). This Statement requires that the costs of employee share-based payments be measured at fair value on the award's grant date using an option-pricing model and recognized in the financial statements over the requisite service period. SFAS 123(R) supersedes APB 25, Accounting for Stock Issued to Employees, and its related interpretations, and eliminates the alternative to use APB 25's intrinsic value-method of accounting, which the Company currently is using. SFAS 123(R) allows for two alternative transition methods. The first method is the modified prospective application whereby compensation cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date will be recognized over the remaining service period. The compensation cost for that portion of awards will be based on the grant-date fair value of those awards as calculated for pro forma disclosures under SFAS 123, as originally issued. All new awards and awards that are modified, repurchased or cancelled after the adoption date will be accounted for under the provisions of SFAS 123(R). The second method is the modified retrospective application, which requires that the Company restate prior-period financial statements. The modified retrospective application may be applied either to all prior periods or only to prior interim periods in the year of adoption of this Statement. Novint currently is determining which transition method it will adopt and is evaluating the impact SFAS 123(R) will have on its financial position, results of operations, EPS and cash flows when the Statement is adopted. SFAS 123(R) is effective for Novint for the first interim or annual reporting period of the Company's first fiscal year that begins on or after December 15, 2005.

In December 2004, the FASB issued SFAS 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29. This Statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Statement also revises the definition of an exchange and added additional scope exceptions. SFAS 153 is effective prospectively for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted. Novint is in the process of determining what impact, if any, the adoption of the provisions of SFAS 153 will have on its financial condition or results of operations.

NOTE 4 - COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS AND BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS ON CONTRACTS

Costs and estimated earnings in excess of billings on contracts consisted of the following at:

                                               March 31,   December 31,
                                                 2005          2004
                                                 ----          ----
Costs and estimated earnings incurred on
uncompleted contracts                        $     37,291  $     3,271
Billings on uncompleted contracts                      --           --
                                             ------------  -----------
Costs and estimated earnings in excess
of billings on uncompleted contracts         $     37,291  $     3,271
                                             ============  ===========

Billings in excess of costs and estimated earnings on contracts consisted of the following at:

                                               March 31,   December 31,
                                                 2005          2004
                                                 ----          ----
Billings on uncompleted contracts            $   (207,690) $  (207,690)
Costs and estimated earnings incurred on
uncompleted contracts                             197,940      147,835
                                             ------------  -----------
Billings in excess of costs and
estimated earnings on uncompleted contracts  $     (9,750) $   (59,855)
                                             ============  ===========

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consisted of the following at:

                                               March 31,   December 31,
                                                 2005          2004
                                                 ----          ----
Licensing agreements                         $    880,000  $   880,000
Patent                                             10,734       10,734
Less accumulated amortization                    (667,917)    (649,375)
                                             ------------  -----------
                                             $    222,817  $   241,359
                                             ============  ===========
NOTE 6 - INCOME TAXES

Deferred income taxes reflect the tax consequences on future years for differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Temporary differences giving rise to the current deferred tax asset and liability primarily relate to accrual-to-cash adjustments as Novint follows the accrual basis of accounting for financial reporting but the cash basis for tax purposes. For example, temporary differences giving rise to the current deferred tax asset include the accrual for billings in excess of estimated costs and accounts payable, which are recorded for financial reporting purposes but not currently deductible for tax reporting. Temporary differences giving rise to the non-current deferred tax asset include accrued payroll not paid and contribution carryover, which are deductible for financial reporting purposes but not currently deductible for tax reporting. The other major temporary timing differences giving rise to the non-current deferred tax asset is the net operating loss carryforward. The temporary differences giving rise to the current deferred tax liability consist of the accounts receivable, prepaid expenses and estimated costs and estimated earnings in excess of billings that are accrued for financial reporting purposes but are not currently includible for tax reporting purposes. The temporary differences giving rise to the non-current deferred tax liability consist of the software costs that have been capitalized for financial reporting purposes but are deductible for tax-reporting purposes.

As a result of the significant net losses incurred during 2004 and in prior years along with potential statutory limitations on the ability to recognize these losses, the Company recorded a valuation allowance to fully reserve its net deferred tax asset.

NOTE 7 - GENERAL AND ADMINISTRATIVE EXPENSE BREAKOUT

The breakout by major category (categories greater than 5% of the March 31, 2004, total general and administrative expense balance) are listed below for the respective quarters ended March 31:

                                                 2005          2004
                                                 ----          ----
Consultant and employee compensation         $    378,888  $   100,310
Professional Fees                                  93,233      136,401
Insurance                                          19,531        2,023
Remaining (accounts not greater than 5%)           21,401       41,408
                                             ------------  -----------
                                             $    513,053  $   280,142
                                             ============  ===========

NOTE 8 - COMMITMENTS AND CONTINGENCIES

From time to time, in the normal course of business, Novint is subject to routine litigation incidental to its business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of Novint.

In connection with a private placement closed in 2004, Novint committed to issue 304,900 warrants for an overallotment agreement with a consulting group for private placement services. The warrants will have an exercise price of $1.00 per share and will have a six-month term. The date of issue will be coincident with the date of Novint's IPO. As Novint currently is undergoing IPO procedures and does not know of its IPO date, these warrants are not deemed outstanding as of March 31, 2005.

Novint has a licensing agreement with Sandia National Laboratories (Sandia), which initially developed Flight, the precursor to e-TouchTM (the technology) and employed Novint's founder. The licensing agreement provides Novint the right to utilize the technology exclusively for a period of 12 years and non-exclusively in perpetuity and places certain restrictions on its use as well as requires Novint to pay a 1.5 percent royalty fees to Sandia in connection with any income earned based upon the technology. Additionally, Novint is obligated to pay to Sandia on a semi-annual basis annual minimum earned royalties of $6,000 in 2001, $14,000 in 2002, $24,000 in 2003 and $30,000 from
2004 through 2011. As of March 31, 2005 and December 31, 2004, Novint had accrued $37,500 and $30,000, respectively, in royalty fees owed to Sandia under the royalty agreement.

The Sandia agreement also allows for sublicensure of the technology to others, which was provided to Manhattan Scientifics, Inc. (Manhattan), one of Novint's shareholders, under an agreement dated June 24, 2000. This agreement was superseded by the Final License and Royalty Agreement dated May 16, 2001, through which, Manhattan acquired all of the shares of Teneo. Manhattan then entered into an agreement with Novint concerning Teneo's intellectual property. The agreement between Novint and Manhattan, also dated May 16, 2001, grants an exclusive right to all of the intellectual property previously held by Teneo and grants Manhattan an exclusive right to all Novint intellectual property within a particular Field of Use.

Under this agreement, Novint is entitled to a 5% royalty on net revenues derived from such sublicense. Any previous agreements granting Novint intellectual property to Manhattan were superseded. From the date of the agreement through March 31, 2005, the Company had not earned or received royalties associated with this agreement.

Novint has an agreement with Lunar Design, a product design firm, to design and develop its haptics game controller. The current statement of work outlines the delivery of a final prototype in August 2005 as well as provides for additional projects as agreed to by the parties through 2006. In additional Lunar Design will provide support for the Company's manufacturing partner for design problems or other trade-offs encountered in creating the manufacturing prototype. Estimated project costs for the prototype will range between approximately $542,000 and $634,000 and will be billed on a time-and-materials basis. Lunar Design has agreed to accept payment in the form of cash, promissory note or Novint common stock. As of March 31, 2005, Novint had made payments to Lunar Design for incurred costs of approximately $253,000 under this agreement. At March 31, 2005 and December 31, 2004, Novint had recorded accruals in the accompanying balance sheets due to Lunar Design of approximately $290,000 and $176,000, respectively. Such costs have been expensed as research and development expenses. On March 22, 2005, Lunar further agreed to accept a Promissory Note for amounts due for costs incurred after January 1, 2005, and a promissory note in the amount of $123,222 was executed for the costs incurred during January 2005.

NOTE 8 - COMMITMENTS AND CONTINGENCIES (continued)

The terms of the promissory note include payment due and payable one year from issuance, or March 22, 2006, in part or in whole in cash during the time prior to maturity date. If the promissory note is not paid in full at maturity date, any remaining balance may be converted into shares of the Company's common stock. This amount is reflected in accompanying balance sheets as notes payable.

On January 5, 2004, Novint entered into an exclusive Intellectual Property License Agreement (Agreement) with Force Dimension, a company in the haptics hardware technologies and products field. The Agreement provides Novint with a sublicense to a hardware patent and an assignment of a pending patent from Force Dimension. The Agreement, in turn, provides Force Dimension a security interest and a general lien in the assigned patent as well as an irrevocable, exclusive license in the patent that has been assigned to Novint. During the quarter ended March 31, 2005, Novint paid $40,000 to Force Dimension, representing a portion of the $50,000 milestone payment due to Force Dimension upon or before Novint's receipt of the Second Deliverable as described in the agreement. In addition, Novint had a remaining accrued liability recorded of $10,000 for the balance of the milestone payment due to Force Dimension. The Second Deliverable was received by Novint on December 30, 2004.

In addition, at December 31, 2004, Novint accrued for a milestone payment in the amount of $205,000, which is due within 120 days after Novint's receipt of the Second Deliverable, or April 30, 2005. Novint also has accrued for a license fee in the amount of $200,000, which is due on or before July 5, 2005, and certain technical support services. Novint is required to pay $150,000 on or before January 5, 2006, for all technical support services rendered by Force Dimension to Novint in such time period. As of March 31, 2005, Novint had paid $55,000 to Force Dimension under this Agreement and had accrued $508,750 related to the

Agreement. Novint has determined that the estimated life of the license associated with this Agreement is 3 years.

The Agreement requires Novint to pay up to $15 million to Force Dimension, including the amounts above, on a per unit of Licensed Product basis for license fees, royalties and a percentage of product sales after the product becomes technologically feasible. In addition, Novint is entitled to 5% license fees/royalties for any licensed products sold related to the sublicense granted to Force Dimension by Novint. Novint has not recorded any fees related to such arrangement. This Agreement shall terminate upon Novint's payment in total of $15,000,000 to Force Dimension and payment in full of any other obligations arising pursuant to the terms and conditions of this Agreement.

NOTE 9 - STOCKHOLDERS' EQUITY

Conditionally Redeemable, Convertible Preferred Stock

On April 20, 2000, in connection with the license agreement with Sandia, Novint issued all 4,000 authorized shares of Series A conditionally redeemable, convertible preferred stock at $0.25 per share. The preferred stock is convertible into fully paid and nonassessable common stock as follows: at the holder's option based on the conversion price in effect on the conversion date or automatically upon the closing of an IPO, which would result in 447,300 shares of common stock. The conversion price shall be (i) the subscription price ($100,000 when expressed as an aggregate amount or $0.25 per share when expressed on a per-share basis) divided by (ii) the conversion price in effect on the conversion date. Additionally, Novint is obligated to redeem the preferred shares, if there is no IPO or initial sale within 10 years from the issue date.

NOTE 9 - STOCKHOLDERS' EQUITY (continued)

If there is no IPO, Novint shall repurchase the number of shares of preferred stock as the holders thereof may from time to time request but in any 12-month period, not more than 10% of the largest number of shares of preferred stock that have ever been outstanding at an amount per share equal to the redemption price. The redemption price is the greater of (a) the subscription price, and
(b) that portion of the fair market value of Novint, as determined in good faith by the Board of Directors, corresponding to the number of shares of common stock to which the shares of preferred stock to be redeemed would convert according to the conversion provisions.

Accordingly, Novint is accreting the fair value of the common stock conversion to retained earnings over the 10-year life of the preferred stock. If an IPO occurs, Novint will recognize an additional charge to retained earnings of the converted shares at the fair value as compared to the IPO price. The unaccreted fair value of the preferred stock totaled $253,810 and $246,720 at March 31, 2005 and December 31, 2004, respectively. The fair value of the stock at March 31, 2005 and December 31, 2004, was estimated to be $1.00.

Upon conversion, the preferred stock will be reclassified to common stock outstanding. The holders of the issued and outstanding shares of preferred stock shall have no voting rights. In all respects regarding dividends or distributions of any kind to holders of common stock, holders of preferred stock shall have the rights, privileges and share in all respects as if such holders had converted the preferred stock to the number of shares of common stock corresponding to their conversion provisions. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of Novint, the holders of the preferred stock shall be entitled to be paid the subscription price of all outstanding shares of preferred stock, in cash or in property or both, at the election of the Board of Directors, taken at its fair value as determined by the Board of Directors prior to any distribution to the holders of common stock.

Common Stock

Novint is authorized to issue a maximum of 50,000,000 shares of common stock with a par value of $0.01 per share. As of March 31, 2005 and December 31, 2004, Novint had 13,855,814 and 13,795,814 shares issued and outstanding, respectively.

Stock Options

In March 2004, the Board of Directors approved the adoption of the 2004 Stock Incentive Plan. A total of 3,500,000 shares of common stock have been reserved for issuance under this plan. Novint has issued options to purchase shares of common stock to employees and various consultants for payment of services.

Option activity during the three months ended March 31, 2005 and the year ended December 31, 2004, is summarized in the following table:


                                   Shares                          Weighted-Average
                                Under Option     Price per Share    Exercise Price
                                ------------     ---------------    --------------
Options outstanding at 12/31/04     7,930,538     $0.01 - $0.66     $        0.28
Granted                               185,000     $        0.66     $        0.66
Exercised                                  --                --     $          --
Canceled                                   --                --     $          --
                                -------------     -------------     -------------
Options outstanding at 3/31/05      8,115,538     $0.01 - $0.66     $        0.29

Exercisable at 12/31/04             5,050,538     $0.01 - $0.66     $        0.06
Exercisable at 3/31/05              5,320,538     $0.01 - $0.66     $        0.09



The following summarizes certain information regarding outstanding options at March 31, 2005:

                         Outstanding                        Exercisable
              ------------------------------------   ------------------------
                                        Weighted
                                        Average
                            Weighted-   Remaining                    Weighted
                            Average    Contractual                   Average
Exercise                    Exercise      Life                       Exercise
Price         Number         Price       (years)      Number          Price
-----         ------         -----       -------      ------          -----
$   0.01       338,416      $   0.01        2.80       338,416      $   0.01
$   0.05     4,600,000      $   0.05        7.46     4,600,000      $   0.05
$   0.50        11,364      $   0.50        8.26        11,364      $   0.50
$   0.66     3,165,758      $   0.66        8.77       350,758      $   0.66
--------     ---------      --------    --------     ---------      --------
Total        8,115,538      $   0.29        8.14     5,050,538      $   0.09

NOTE 10 - EQUITY TRANSACTIONS

On April 1, 2004, Novint committed to issue 250,000 shares of common stock at $1.00 per share to a consultant for future services. Vesting terms are as follows: 50,000 shares per quarter as long as the consultant is still providing services to Novint, up to a total of 250,000 shares, beginning April 1, 2004. As of March 31, 2005, 200,000 of the shares have vested. Novint recognized $50,000 in consultant expense during the quarter ending March 31, 2005, and has recognized a cumulative total of $200,000 related to this issuance.

NOTE 10 - EQUITY TRANSACTIONS (continued)

In March 2005, Novint issued 10,000 shares of common stock to an advisory board member. Fair value of the common stock issued was calculated based on a fair market value of Novint's common stock of $1.00 per share and represents the fair value of the services of the advisory board member. Consulting expense of $10,000 was recorded in Novint's operations for the three months ended March 31, 2005.

NOTE 11 - OPTIONS AND WARRANTS

Options

During the quarters ended March 31, 2005 and 2004, respectively, Novint recognized compensation of $33,235 and $4,950, respectively, of deferred compensation related to options issued to employees in prior years.

On February 18, 2004, Novint granted to a consultant for future services 125,000 options to purchase common stock at an exercise price of $0.66 per share. The options have a 5-year annual vesting provision. Options granted to consultants are valued each reporting period to determine the amount to be recorded as consultant expense in the respective period. At March 31, 2005, Novint calculated the value of the options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.5%, volatility of 73%, estimated life of 9 years and a fair market value of $1.00 per share. At March 31, 2004, Novint calculated the initial value of the options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.05%, volatility of 91%, estimated life of 10 years and a fair market value of $1.00 per share. The vesting schedule is prorated over the reporting period, and approximately $4,500 and $0, respectively, was recorded as consultant expense during the quarters ended March 31, 2005 and March 31, 2004.

On June 10, 2004, Novint granted 50,000 options to a consultant and 250,000 options to a Board Member to purchase common stock at an exercise price of $0.66 per share for future consulting services. The options have a 5-year annual vesting provision. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years and a fair market value of $1.00 per share. The vesting schedules are prorated over the reporting period, and approximately $11,500 was recorded as consultant expense during the three months ended March 31, 2005. No consultant expense was recognized during first quarter of 2004.

On December 13, 2004, Novint granted 500,000 options to purchase common stock to an employee at an exercise price of $0.66 per share with a 5-year annual vesting provision. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $170,000 was recorded at the measurement date and will be amortized ratably over the vesting period. For the three months ended March 31, 2005, $8,500 was recognized as compensation.

In January 2005, Novint granted 75,000 options to an employee at an exercise price of $0.66 per share. These options have annual vesting periods over 5 years. Unearned compensation of $25,500 was recorded at the measurement date and will be amortized ratably over the vesting period. For the three months ended March 31, 2005, $1,275 was recognized as compensation.

NOTE 11 - OPTIONS AND WARRANTS (continued)

In January 2005, Novint granted 10,000 options to an advisory board member. Expense recorded in connection with these options totaled approximately $300 for the three months ended March 31, 2005. These options have a semi-annual vesting period over 4 years. The following assumptions were used in calculating the fair value of these options: risk-free rate of 4.24%, volatility of 73%, contractual term of 10 years, exercise price of $0.66 per share and fair market value of $1.00 per share.

In March 2005, Novint granted 100,000 options to an employee at an exercise price of $0.66 per share. These options have annual vesting periods over 5 years. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $34,000 was recorded at the measurement date and will be amortized ratably over the vesting period. For the three months ended March 31, 2005, $7,367 was recognized as compensation.

Warrants

A summary of the status of the total number of warrants as of March 31, 2005 and December 31, 2004, respectively, and changes during the periods then ended is presented in the tables below:

                                        March 31, 2005           December 31, 2004
                                   ------------------------   -----------------------
                                                  Wtd Avg                   Wtd Avg
                                     Shares       Ex Price     Shares       Ex Price
                                     ------       --------     ------       --------
Outstanding at beginning of year    3,442,900    $    1.14      800,000    $     0.41
Granted                                    --           --    2,642,900          1.37
Exercised                                 (--)          --          (--)           --
Forfeited                                 (--)          --          (--)           --
Outstanding at end of year          3,442,900                 3,442,900
                                   ==========                 ==========
Exercisable at end of year          2,888,000                 2,888,000
                                   ==========    ==========   ==========
Weighted average fair value
    of warrants granted            $     0.56    $     1.14       $0.56    $     1.14


A summary of outstanding warrants as of March 31, 2005, the range of exercise prices, the weighted-average exercise price, the weighted-average remaining contractual life, the amount of warrants currently exercisable and the weighted-average exercise price of warrants currently exercisable is as follows:


                                      Warrants Outstanding                   Warrants Exercisable
                     -----------------------------------------------   ---------------------------------
                        Number       Weighted-Average     Weighted-      Number             Weighted-
Range of              Outstanding       Remaining          Average     Exercisable           Average
Exercise Prices      at 3/31/2005    Contractual Life  Exercise Price  at 3/31/2005       Exercise Price
---------------      ------------    ----------------  --------------  ------------       --------------
$0.00 to $0.25          300,000         8.42 Years       $   0.25         300,000          $   0.25
$0.26 to $0.50          500,000         8.53                 0.50         500,000              0.50
$0.51 to $1.00        1,118,400         4.16                 1.00         563,500              0.50
$1.01 to $2.00        1,524,500         3.87                 2.00       1,524,500              2.00
                      ---------                                         ---------
$0.25 to $2.00        3,442,900                                         2,888,000
                      =========                                         =========


NOTE 11 - OPTIONS AND WARRANTS (continued)

In May 2004, Novint issued 250,000 warrants to a consultant for services to be rendered in connection with its marketing strategy. The warrants will have an exercise price of $1.00 per share and will vest at a rate of 10,000 shares for each $1,000,000 in contract revenue associated with the consultant's efforts. As no associated revenue related to this consultant's efforts had been earned for the three months ended March 31, 2005 or the year ended December 31, 2004, no impact is reflected in the accompanying financial statements.

During the year ended December 31, 2004, Novint committed to issue 304,900 warrants in connection with an overallotment agreement with a consulting group for private placement services. The warrants will have an exercise price of $1.00 per share and will have a six-month term. The date of issue will be coincident with the date of Novint's IPO. As Novint currently is undergoing IPO procedures and does not know of its IPO date, these warrants are not deemed outstanding as of March 31, 2005.

NOTE 12 - RELATED PARTIES

In March 2004, Normandie New Mexico Corporation, which is owned by Manhattan's Chief Executive Officer (CEO), who is also a member of Novint's Board of Directors, entered into an agreement with Novint to provide consulting services in relation to business development and marketing support. Fees per the agreement are $6,250 per month. For the three months ended March 31, 2005 and the year ended December 31, 2004, Novint had paid $18,750 and $62,500, respectively, for these services.

On April 1, 2004, Novint committed to issue 250,000 shares of common stock at $1.00 per share to Manhattan's Chief Operating Officer (COO) for future consulting services. Vesting terms are as follows: 50,000 shares per quarter as long as the COO is still providing services to Novint, up to a total of 250,000 shares, beginning April 1, 2004. As of the quarter ended March 31, 2005, 200,000 shares vested, and Novint recognized $50,000 in consulting expense for a cumulative total of $200,000 to date related to this issuance.

On June 10, 2004, Novint granted 250,000 options to purchase common stock to Manhattan's CEO for future consulting services at an exercise price of $0.66 per share. The options have a 5-year annual vesting provision. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years and a fair market value of $1.00 per share. The vesting schedule is prorated over the reporting period, and approximately $9,700 and $24,000, respectively, was recorded as consultant expense during the three months ended March 31, 2005 and the year ended December 31, 2004.

On November 30, 2004, Novint established an Advisory Board who will provide assistance and consultation to the Company management on matters for which the Advisory Board members possess special knowledge, expertise and experience. Novint will appoint up to 10 Advisory Board members who shall receive either 10,000 shares of Novint stock or 10,000 options to purchase Novint stock at the Advisory Board member's preference. As of March 31, 2005, 20,000 options were issued to these Advisory Board members. As of December 31, 2004, no amounts had been issued to such Advisory Board members.

NOTE 13 - SUBSEQUENT EVENT

In May 2005, the Company granted 28,636 non-qualified options to purchase Company stock to certain board members and consultants at an exercise price of $.66 per share. The Company also issued 10,000 shares of common stock to an employee for services rendered during the second quarter of 2005.

In May 2005, the Company issued 117,400 shares of common stock to certain consultants in exchange for services rendered during the first quarter of 2005. The fair value of the services was $117,400 and is included in accrued liabilities for the quarter ended March 31, 2005. The Company also granted an additional 32,000 shares of common stock to consultants in exchange for services rendered during the second quarter of 2005. Of these shares granted, 30,000 shares reflected payment in lieu of cash for a royalty payment accrued as of December 31, 2004. The Company further granted 25,000 options to purchase Company stock to an employee for services rendered during the second quarter of 2005.

In May 2005, the Company modified the exercise price of 250,000 warrants issued in November 2003 from $.50 per share to $.25 per share.

As of May 2005, the Company was authorized to issue 35,000 shares of common stock or grants of non-statutory stock options (at the election of the grantee) to certain consultants and advisory board members for future services according to the terms of the agreement at an exercise price of $.66 per share. In addition, the Company was authorized to issue 152,450 additional shares of its stock to its private placement memorandum investors. The Board also authorized the Company to grant 50,000 warrants to purchase Company stock to a consultant in exchange for services to be rendered during 2005. The warrants will have an exercise price of $0.25 per share and will vest immediately.

On May 10, 2005, the Company amended its contract with Force Dimension, Inc. to provide for the payment of a milestone payment in the amount of $50,000 with the contract amendment's effective date, a license fee in the amount of $50,000 within 30 days of Novint's IPO, a support and license fee in the amount of $455,000 no later than January 5, 2006, for all technical and support services rendered to the Company during such time period, and issuance of 250,000 shares of Novint's stock within 30 days of the contract amendment's effective date.

In May 2005, the Board authorized the Company to issue and execute additional promissory notes to Lunar Design, Inc., in the same form and content as the March 22, 2005, convertible promissory note (see Note 8), not to exceed an additional $400,000 in the aggregate, in consideration of the performance of professional services by Lunar Design.

                           REPORTS TO SECURITY HOLDERS

We will be filing annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we will file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and directors, or significant shareholders. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting us or from the SEC as mentioned above. Our Internet site is at http://www.novint.com. Information provided on our website, however, is not part of the prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

We will be subject to the informational requirements of the Securities Exchange Act of 1934 and will file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                            NOVINT TECHNOLOGIES, INC.

                                   PROSPECTUS

                        9,124,655 SHARES OF COMMON STOCK

                                    ___, 2005

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of we since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Eighth of the registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of the registrant's directors.

The registrant's Certificate of Incorporation requires it, to the extent and in the manner provided by the General Corporation Law, to indemnify the registrant's officers directors, employees and agents.

The registrant's Bylaws provide that it will, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, indemnify its directors, officers and employees against all claims and actions against any such person by reason of the fact that the person is or was an officer, director or employee of the registrant. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under the registrant's Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. The registrant's Bylaws permit it to indemnify its employees and agents to the fullest extent permitted by the General Corporation Law.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

                                     AMOUNT


SEC Filing Fee........................................      $  170,293*
Blue Sky Fees and Expenses............................          10,000*
Legal Fees............................................         100,000*
Accounting Fees and Expenses..........................         100,000*
Miscellaneous.........................................          30,000*
                                                            -----------
         Total........................................      $  241,679*

----------------
o    Estimated.
o ** Previously paid.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In May 2001, we entered into an exchange transaction with Manhattan Scientifics whose terms provided that Manhattan Scientifics would receive 4,067,200 shares of our stock, and we would receive 1,000,000 shares of Manhattan stock. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. The investor was an Accredited Investor as defined in the Securities Act who took its shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information and due to the investor's status as Accredited, we deem the investor sophisticated for the purposes of Section 4(2) of the Act. On June 6, 2001, we issued 200,000 shares of common stock to consultant For CEO's Only as compensation for advisory and strategic positioning services. Novint determined that the value of the services provided was approximately $500,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. The investor is an Accredited Investor as defined in the Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information and due to the investor's status as Accredited, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

On June 8, 2001, we sold and issued 40,000 shares of common stock to consultants Spencer Stuart Capital US, Spencer Stuart Capital International and Spencer Stuart Management for $2.50 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. All of the investors were Accredited Investors as defined in the Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investors were permitted access to our management for the purpose of acquiring investment information and due to the investors' status as Accredited, we deem the investors sophisticated for the purposes of Section 4(2) of the Act.

On July 6, 2001, we issued 75,000 shares of common stock to Doug Harless, a former employee, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $187,500. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. Mr. Harless who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as a former employee and his dealings with development companies generally, we deem the investor sophisticated for the purposes of
Section 4(2) of the Act.

On July 6, 2001, we issued options to purchase 2,225 shares of common stock with an exercise price of $0.01 per share to Jake Jones, a former employee, as compensation for providing services to Novint. This option remains unexercised. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. Mr. Jones took his option for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of this option. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as a former employee and his dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

On July 25, 2001, we issued options to purchase 55,000 shares of common stock with an exercise price of $0.01 per share to Ed Barsis and Peter Mattern, consultants of Novint, as compensation for providing services to Novint. These options were exercised in December 2001. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options and shares. Both Mr. Barsis and Mr. Mattern took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the issuance of the warrants or the purchase of our shares. All certificates for our shares contain a restrictive legend. The investors were permitted access to our management for the purpose of acquiring investment information. Due to the investors' consulting relationship to Novint and their dealings with development companies generally, we deem the investors sophisticated for the purposes of Section 4(2) of the Act.

On October 1, 2001, we issued options to purchase 5,000 shares of common stock with an exercise price of $0.01 per share to Francis Bogsany, a former employee, as compensation for providing services to Novint. This option remains unexercised. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. Francis Bogsany took his options for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the purchase of our shares. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as a former employee and her dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

On October 24, 2001, we issued 100,000 shares of common stock to John Ranta, a former employee, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $250,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. Mr. Ranta took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as a former employee and his dealings with development companies generally, we deem the investor sophisticated for the purposes of
Section 4(2) of the Act.

On October 30, 2001, we issued 3,800 shares of common stock to Frank Gao, a former employee, as partial compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $9,500. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. Mr. Gao who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as a former employee and his dealings with development companies generally, we deem the investor sophisticated for the purposes of
Section 4(2) of the Act.

On November 1, 2001, we issued options to purchase 13,236 shares of common stock with an exercise price of $0.01 per share to Richard Aviles, Walt Aviles and Nick Brown, our employees, as compensation for providing services to Novint. These options remain unexercised. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. All of the employees took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of the options. The investors were permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as employees and their dealings with development companies generally, we deem the investors sophisticated for the purposes of Section 4(2) of the Act.

On November 1, 2001, we issued 164 shares of common stock to Gage Breckenridge, a former employee, as partial compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $8. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. Mr. Breckenridge took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as a former employee and his dealings with development companies generally, we deem the investor sophisticated for the purposes of
Section 4(2) of the Act.

On January 15, 2002, we issued options to purchase 1,000 shares of common stock with an exercise price of $0.01 per share to Bill Anderson, our employee, as compensation for providing services to Novint. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. Mr. Anderson took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as an employee and his dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

In June 2002, we issued 4,600,000 options to Tom Anderson, Richard Aviles, Walt Aviles and Nick Brown, all employees of Novint, with vesting terms ranging from under 1 year to 1.5 years with an exercise price of $0.05. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. They all took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of the options or the purchase of our shares upon their exercise. All certificates for our shares contain a restrictive legend. The investors were permitted access to our management for the purpose of acquiring investment information. Due to the investors' status as employees and their dealings with development companies generally, we deem the investors sophisticated for the purposes of Section 4(2) of the Act.

In December 2002, we issued an aggregate of 42,727 shares of its common stock in connection with option exercises at $0.01 per share. The recipients of the shares were Walt Aviles, Ed Barris and Peter Mattern. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. All of the persons exercising options took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend. At the time of the issuance of the underlying options, we deemed all such investors sophisticated for purposes of
Section 4(2) of the Act and had not factual basis upon which to change our determination at the time of exercise.

In October 2002, we signed a one year promissory note for $100,000. In conjunction with this note, we issued to 150,000 shares of common stock to the note holder in lieu of interest. The recipient of the shares was Murray Kelly. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The investor took the shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Based upon written and oral representations of the investor, and the investor's general dealings with development companies, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

In November 2002, we issued a total of 40,000 shares of our common stock to Sandia as repayment of its 2001 and 2002 royalty dues in the amount of $20,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. Sandia is an Accredited Investors as defined in the Act who took its shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information and due to the investor's status as Accredited, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

During 2003, we issued options to purchase an aggregate of 87,122 shares of our common stock with exercise price of ranging from $0.50 to $0.66 per share to Lem Hunter and Arthurine Breckenridge, our employee and consultant as partial compensation for providing services to Novint. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. Both Mr. Hunter and Mr. Breckenridge took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the options or the purchase of our shares upon exercise. All certificates for our shares contain a restrictive legend. The investors were permitted access to our management for the purpose of acquiring investment information. Due to the investors' status as employees and consultants and their dealings with development companies generally, we deem the investors sophisticated for the purposes of Section 4(2) of the Act.

In January 2003, we issued 3,788 shares of common stock to Tim Butler, a consultant, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $189. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for issuance of these shares. Mr. Butler who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as a consultant and his dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

On May 19, 2003, we issued 3,030 shares of our common stock to Jackson Kelly and Nikki Kelly, two former consultants, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $151. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. All of the investors were Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend. The investors were permitted access to our management for the purpose of acquiring investment information. Due to the investors' status as a former consultants and their dealings with development companies generally, we deem the investors sophisticated for the purposes of
Section 4(2) of the Act.

On August 31, 2003, we issued warrants to purchase 300,000 shares of common stock to Richardson & Patel, a law firm for services rendered in connection with a private placement at an exercise price of $0.50 per share. Of the total number issued, 150,000 warrants are immediately vested with the remaining warrants vesting on the first anniversary of the date of the agreement. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these warrants. The law firm is an Accredited Investor as defined in the Securities Act who took the option for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the option. The investor was permitted access to our management for the purpose of acquiring investment information and due to the investor's status as Accredited, we deem the investor sophisticated for the purposes of
Section 4(2) of the Act.

On September 30, 2003, we issued 22,727 shares of our common stock to Gerald Grafe, a consultant, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $15,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. Mr. Grafe who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as a consultant and his dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

On September 30, 2003, we issued 37,879 shares of our common stock to Richardson & Patel, LLP, a law firm, as compensation for providing legal services to Novint. Novint determined that the value of the services provided was approximately $25,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. All of the investors were Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information and due to the investor's status as Accredited, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

On October 1, 2003, we issued an aggregate of 71,972 shares of our common stock to Scott Bach, Ed Barsis, Mike Cadigan and Allan Hisey, directors and consultants, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $47,501. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. All of the service providers took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investors were permitted access to our management for the purpose of acquiring investment information. Due to the investors' status as directors and consultants and their dealings with development companies generally, we deem the investors sophisticated for the purposes of Section 4(2) of the Act.

On October 9, 2003, as consideration for granting a one year repayment extension on the October 2002 $100,000 note, we issued an additional 50,000 shares of our common stock to the note holder. The recipient of the shares was Murray Kelly. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. The note holder who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On November 15, 2003, we issued 100,000 shares of our common stock to Bob Kramer, a consultant, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $66,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. Mr. Kramer took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor's status as a consultant and his dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

In November 2003, we issued 500,000 warrants in connection with a loan at an exercise price of $0.50 per share. The recipient of the warrants was Hunter World Markets, Inc. The warrants vested immediately. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. The warrant holder was an Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the warrant. During 2003, we issued an aggregate of 115,008 shares of its common stock in connection with option exercises at $0.01 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Act for the issuance of these shares. All of the warrant holders took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information and due to the investor's status as Accredited, we deem the investor sophisticated for the purposes of Section 4(2) of the Act.

In September 2003, we sold 378,788 shares of our unregistered restricted common stock to an individual accredited investor. The recipient of the shares was Jan Arnette. The per share sale price was $0.66 per share. This investor received a right to purchase another 378,788 shares of our unregistered restricted common stock at an exercise price of $0.66 per share which was exercised in January 2004. As a result, another 378,788 shares of our unregistered restricted common stock were issued pursuant to the exercise of such right. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. The investor took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Based upon written and oral representations of the investor, and the investor's general dealings with development companies, we deem the investor sophisticated for the purposes of
Section 4(2) of the Act.

On February 19, 2004 we completed an initial closing of a financing transaction in which we sold 2,140,000 shares of our common stock to select institutional and individual Accredited Investors, in order to raise a total of $2,140,000. On May 5, 2004, we completed the final closing of this financing transaction in which we sold an additional 909,000 shares of our common stock to select institutional and individual accredited investors, in order to raise an additional $909,000. The per share offering price was $1.00 per share. The investors also received warrants to purchase an aggregate of 1,524,500 shares of common stock at an exercise price of $2.00 per share. The placement agent for this private placement received fees in the amount of $304,680. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under such Act for the issuance of these shares. The investors were permitted access to our management for the purpose of acquiring investment information and due to the investors' status as Accredited, we deem the investors sophisticated for the purposes of
Section 4(2) of the Act.

In February, 2004, we issued options to purchase 1,205,000 shares of common stock to various employees with an exercise price of $0.66 per share. The recipients of the options were Richard Aviles, Walt Aviles and Nick Brown. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. The warrant holder is an Accredited Investor as defined in the Securities Act who took the warrant for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the warrant. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investors' status as a consultants and their dealings with development companies generally, we deem the investors sophisticated for the purposes of Section 4(2) of the Act.

In March, 2004, we issued a warrant to purchase 200,000 shares of our common stock to a consultant as compensation for providing services to Novint with an exercise price of $1.00 per share. The recipient of the warrant was Corporate Advisors Group. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. The warrant holder is an Accredited Investor as defined in the Securities Act who took the warrant for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the warrant. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investors' status as a consultants and their dealings with development companies generally, we deem the investors sophisticated for the purposes of Section 4(2) of the Act.

In April 2004 we committed to issue 250,000 shares of common stock at $1.00 per share to a consultant for future services. The recipient of the shares was Jack Harrod. Vesting terms are as follows: 50,000 shares per quarter as long as the consultant is still providing services to Novint, up to a total of 250,000 shares, beginning April 1, 2004. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. The shareholder took the shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The shareholder was permitted access to our management for the purpose of acquiring investment information. Due to the shareholder's status as a consultant and his dealings with development companies generally, we deem the shareholder sophisticated for the purposes of Section 4(2) of the Act.

In June 2004, Novint granted 500,000 options at an exercise price of $0.66 per share, with a 5-year annual vesting provision, to purchase common stock to an employee . The recipient of the Warrant was Tom Anderson. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. The shareholder took the options for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the options. The shareholder was permitted access to our management for the purpose of acquiring investment information. Due to the shareholder's status as an employee and his dealings with development companies generally, we deem the shareholder sophisticated for the purposes of Section 4(2) of the Act.

In July 2004 we committed to issue 10,000 shares of common stock at $1.00 per share to an employee for future services. The recipient of the shares was Scott Bach. The shares will vest on July 7, 2005. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. The shareholder took the shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The shareholder was permitted access to our management for the purpose of acquiring investment information. Due to the shareholder's status as an employee and his dealings with development companies generally, we deem the shareholder sophisticated for the purposes of Section 4(2) of the Act.

In July 2004 we granted 50,000 options at an exercise price of $0.66 per share, with a 5-year annual vesting provision, to purchase common stock to an employee. The recipient of the options was Annette Radcliff. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. The shareholder took the options for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the options. The shareholder was permitted access to our management for the purpose of acquiring investment information. Due to the shareholder's status as an employee and his dealings with development companies generally, we deem the shareholder sophisticated for the purposes of Section 4(2) of the Act.

In August 2004 we granted 50,000 options at an exercise price of $0.66 per share, with a 5-year annual vesting provision, to purchase common stock to an employee. The recipient of the options was Mark Benak. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. The shareholder took the options for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the options. The shareholder was permitted access to our management for the purpose of acquiring investment information. Due to the shareholder's status as an employee and his dealings with development companies generally, we deem the shareholder sophisticated for the purposes of Section 4(2) of the Act.

In October 2004 we issued 160,000 shares of common stock at $1.00 per share to consultants for services. The recipients of the share were Dean Danielson and Neill Krull. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. The shareholders took the shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The shareholders were permitted access to our management for the purpose of acquiring investment information. Due to the shareholders' status as consultants and their dealings with development companies generally, we deem the shareholders sophisticated for the purposes of Section 4(2) of the Act.

In November 2004 we granted 230,000 options at an exercise price of $.66 per share, with a 5-year annual vesting provision, to purchase common stock to employees. The recipients of the options were George Lancaster, Daryl Lee and Marc Midura. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. The shareholders took the options for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the options. The shareholders were permitted access to our management for the purpose of acquiring investment information. Due to the shareholders' status as an employees and their dealings with development companies generally, we deem the shareholders sophisticated for the purposes of Section 4(2) of the Act.

In December 2004 we granted 500,000 options to purchase shares of common stock at $.66 per share to an employee. The recipient of the options was Antonia Chappell. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these shares. The shareholder took the shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The shareholder was permitted access to our management for the purpose of acquiring investment information. Due to the shareholder's status as an employee and her dealings with development companies generally, we deem the shareholder sophisticated for the purposes of Section 4(2) of the Act.

In January 2005, we granted 75,000 options to purchase common stock at $0.66 per share to an employee and 10,000 options to purchase common stock at $0.66 per share to an advisory board member for consulting services. The recipients of the options were Bill Anderson and Eric Hansen. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. The shareholders took the options for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the options. The shareholders were permitted access to our management for the purpose of acquiring investment information. Due to the shareholders' status as employees and consultants and their dealings with development companies generally, we deem the shareholders sophisticated for the purposes of Section 4(2) of the Act.

In March 2005, we granted 100,000 options to purchase common stock at $0.66 per share to an employee and 10,000 options to purchase common stock at $0.66 per share to an advisory board member for consulting services. The recipients of the options were Jonathan Miller and Peter Thomas. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. The shareholders took the options for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the options. The shareholders were permitted access to our management for the purpose of acquiring investment information. Due to the shareholders' status as employees and consultants and their dealings with development companies generally, we deem the shareholders sophisticated for the purposes of Section 4(2) of the Act.

In March 2005, we issued a warrant to purchase 100,000 shares of our common stock to our legal counsel, Richardson & Patel, LLP as part of a fee agreement for providing legal services to Novint with an exercise price of $1.00 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 (the "Act") for the issuance of these options. The warrant holder is an Accredited Investor as defined in the Securities Act who took the warrant for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the warrant. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investors' status as a consultants and their dealings with development companies generally, we deem the investors sophisticated for the

ITEM 27. EXHIBITS.

Number                Description
---------------- -------------------------------------------------------------
3.1**            Articles of Incorporation
---------------- -------------------------------------------------------------
3.2**            Bylaws
---------------- -------------------------------------------------------------
3.3**            Articles of Merger
---------------- -------------------------------------------------------------
3.4**            Certificate of Merger
---------------- -------------------------------------------------------------
4.1**            Articles of Incorporation (See Exhibit 3.1)
---------------- -------------------------------------------------------------
5                Opinion regarding legality from Richardson & Patel LLP
---------------- -------------------------------------------------------------
10.1**           License Agreement with Sandia; Amendments
---------------- -------------------------------------------------------------
10.2**           Lease for 9620 San Mateo
---------------- -------------------------------------------------------------
10.3**           Employment Agreement with Tom Anderson
---------------- -------------------------------------------------------------
10.4**           Employment Agreement with Walter Aviles
---------------- -------------------------------------------------------------
10.5**           2004 Incentive Stock Plan
---------------- -------------------------------------------------------------
10.6**           Shareholders Agreement
---------------- -------------------------------------------------------------
10.7**           Lock Up Agreement
---------------- -------------------------------------------------------------
10.8*            Miscellaneous Technical Services Agreement between Aramco
                  Services Company and Novint Technologies, Inc.
---------------- -------------------------------------------------------------
10.9*            Contract Addendum between Aramco Services Company and Novint
                  Technologies, Inc.
---------------- -------------------------------------------------------------
10.10*           Amendment to Contract between Aramco Services Company and
                  Novint Technologies, Inc.
---------------- -------------------------------------------------------------
10.11*           Amendment to Contract between Aramco Services Company and
                  Novint Technologies, Inc.
---------------- -------------------------------------------------------------
10.12#           Statement of Work between Chevron Corporation and Novint
                  Technologies, Inc.
---------------- -------------------------------------------------------------
10.13#           Purchase Order from DaimlerChrylser Corporation
---------------- -------------------------------------------------------------
10.14#           Purchase Order # 94059 from LockheedMartin Corporation
---------------- -------------------------------------------------------------
10.15#           Purchase Order # 96996 from LockheedMartin Corporation
---------------- -------------------------------------------------------------
10.16#           Purchase Order # 97860 from LockheedMartin Corporation
---------------- -------------------------------------------------------------
10.17#           Purchase Order # Q50601685 from LockheedMartin Corporation
---------------- -------------------------------------------------------------
10.18#           Purchase Order # QQ060592 from LockheedMartin Corporation
---------------- -------------------------------------------------------------
10.19#           Purchase Order # Q50608809 from LockheedMartin Corporation
---------------- -------------------------------------------------------------
10.20#           Purchase Order #24232 from Sandia National Laboratories
---------------- -------------------------------------------------------------
10.21#           Purchase Order #27467 from Sandia National Laboratories
---------------- -------------------------------------------------------------
10.22#           Purchase Order #117339 from Sandia National Laboratories
---------------- -------------------------------------------------------------
10.23#           Purchase Order #250810 from Sandia National Laboratories
---------------- -------------------------------------------------------------
10.24#           Undersea Exploration Modeling Agreement between Woods Hole
                 Oceanographic Institute and Novint Technologies, Inc.
---------------- -------------------------------------------------------------
10.25#           Purchase Order for Lunar Design, Inc. dated April 7, 2005
---------------- -------------------------------------------------------------
10.26#           Sublicense Agreement between Manhattan Scientifics and Novint
                 Technologies, Inc.
---------------- -------------------------------------------------------------
10.27#           License and Royalty Agreement between Manhattan Scientifics and Novint Technologies, Inc.
---------------- -------------------------------------------------------------
10.28#           Research Development and License Agreement between Manhattan
                 Scientifics and Novint Technologies, Inc.
---------------- -------------------------------------------------------------
10.29#           Intellectual Property License Agreement with Force Dimension
                 LLC
10.30            Purchase Order with Lockheed Martin dated April 1, 2005
10.31            Purchase Order with Lockheed Martin dated April 4, 2005
10.32            Purchase Order with Lockheed Martin dated April 21, 2005
10.33            Purchase Order with Deakin University dated April 6, 2004
10.34            Purchase Order with Robarts Research dated September 24, 2004
10.35            Purchase Order with University of New Mexico dated March 16,
                  2004
10.36            Amendment to Agreement with Force Dimension Dated May 5, 2005
---------------- -------------------------------------------------------------
23.1             Consent of Grant Thornton, filed herewith.
---------------- -------------------------------------------------------------
23.2             Consent of Richardson & Patel LLP (See Exhibit 5)
---------------- -------------------------------------------------------------

* Confidential Treatment Requested. Portions of the Exhibit have been omitted. Omitted information has been submitted to the Securities and Exchange Commission.

** Previously filed May 17, 2004.
#  Previously filed April 8, 2005.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albuquerque, State of New Mexico on August 9, 2005.

                            NOVINT TECHNOLOGIES, INC.

                            By:/s/ Tom Anderson
                               -------------------------------------
                               Tom Anderson, Chief Executive Officer
                               and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

         Name                      Title                         Date
         ----                      -----                         ----


/s/ Tom Anderson           Chief Executive Officer,
---------------------      Chief Financial Officer and
Tom Anderson               Director                         August 9, 2005



/s/ Ed Barsis              Director                         August 9, 2005
---------------------
Ed Barsis


/s/ Marvin Maslow          Director                         August 9, 2005
---------------------
Marvin Maslow